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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-143451

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated January 11, 2010

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 3, 2009)

$125,000,000

KKR Financial Holdings LLC

        % Convertible Senior Notes due 2017

         We are offering $125,000,000 principal amount of our      % Convertible Senior Notes due 2017, which we refer to as the notes. Interest on the notes will be payable on July 15 and January 15 of each year, beginning July 15, 2010. The notes will mature on January 15, 2017. We will issue the notes only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

         Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the stated maturity date of the notes. Upon conversion, we may choose to deliver cash, our common shares or a combination of cash and our common shares, as described herein.

         The initial conversion rate for each $1,000 principal amount of notes will be        of our common shares. This is equivalent to an initial conversion price of approximately $          per common share. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see "Description of Notes—Conversion Rate Adjustments" herein.

         We may not redeem the notes prior to the stated maturity date, except to the extent necessary to preserve the status of any real estate investment trust ("REIT") subsidiary of ours as a REIT. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We may elect to terminate your conversion rights effective at any time on or after January 15, 2013 if the closing sale price of our common shares for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide notice of our election to terminate your conversion rights exceeds 150% of the conversion price in effect on each such trading day. If we call notes for redemption or terminate your conversion rights, any holder who converts its notes prior to the close of business on the business day immediately preceding the redemption date or termination date, as applicable, may be entitled to receive a make-whole premium in the form of an increase in the applicable conversion rate as described herein.

         Following the occurrence of a fundamental change, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest.

         The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. The notes will be effectively subordinated to our secured indebtedness and to all liabilities and preferred equity of all of our subsidiaries.

         We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system. Our common shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "KFN." On January 8, 2010, the last reported sales price for our common shares on the NYSE was $6.75 per share.

         Investing in the notes or our common shares involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$
  (1)
  Plus accrued interest from January     , 2010, if settlement occurs after that date

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

         The underwriters will have the option to purchase up to an additional $18,750,000 in principal amount of notes within 30 days of the date of this prospectus supplement solely to cover overallotments.

         We will deliver the notes in New York, New York on or about January     , 2010.

Joint-Bookrunners

BofA Merrill Lynch	Citi	J.P. Morgan

Co-Manager

KKR Capital Markets LLC

The date of this prospectus supplement is January     , 2010.

        Unless otherwise expressly stated or the context otherwise requires, the terms "we," "our company," "us" and "our" and similar terms refer, as of dates and for periods on and after May 4, 2007, to KKR Financial Holdings LLC and its subsidiaries and, as of dates and for periods prior to May 4, 2007, to our predecessor, KKR Financial Corp., and its subsidiaries; "Manager" means KKR Financial Advisors LLC; "KKR" means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); "management agreement" means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager; "operating agreement" means the amended and restated operating agreement of KKR Financial Holdings LLC; "common shares" and "preferred shares" mean common shares and preferred shares, respectively, representing limited liability company interests in KKR Financial Holdings LLC; references to "our shares" (and similar references) mean common shares and preferred shares of KKR Financial Holdings LLC; and references to "$" and "dollars" mean U.S. dollars.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference" below.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation by Reference."

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may be used only where it is legal to sell the notes offered hereby. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate as of any date other than the date of this prospectus supplement. Also, you should not assume that there has been no change in the affairs of our company since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), of which this prospectus supplement is a part, with respect to the securities to be sold pursuant to this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the securities to be sold pursuant to this prospectus supplement, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in the prospectus, this prospectus supplement and in the documents incorporated and deemed to be incorporated by reference herein or in any free writing prospectus as to the contents of any contract or other document do not purport to be complete and, where that contract or document is an exhibit to the registration statement or an exhibit to a document incorporated or deemed to be incorporated by reference in the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of the registration statement, including the exhibits, and the other documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees.

S-ii

Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and file periodic reports, proxy statements and other information with the SEC.

S-iii

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

 KKR Financial Holdings LLC

        We are a specialty finance company that uses leverage with the objective of generating competitive risk-adjusted returns. We invest in financial assets consisting primarily of below investment grade corporate debt, including senior secured and unsecured loans, mezzanine loans, high yield corporate bonds, distressed and stressed debt securities, marketable and non-marketable equity securities and credit default and total rate of return swaps. The majority of our investments are in senior secured loans of large capitalization companies. The corporate loans we invest in are generally referred to as syndicated bank loans, or leveraged loans, and are purchased via assignment or participation in either the primary or secondary market. The majority of our corporate debt investments are held in collateralized loan obligation ("CLO") transactions that are structured as on-balance sheet securitizations and are used as long term financing for these investments. The senior secured notes issued by the CLO transactions are generally owned by unaffiliated third party investors and we own the majority of the mezzanine and subordinated notes in the CLO transactions.

Recent Developments

Amendment to credit agreement

        On January 11, 2010, we entered into a consent and amendment to our senior secured credit facility. We obtained the consent of the lenders to issue the notes offered hereby and to use substantially all of the proceeds from such notes to repurchase or repay all or a portion of our existing senior indebtedness, with the remaining proceeds to be used for general corporate purposes. The amendment also provided that (i) the provision limiting certain annual distributions to the holders of our common shares to an amount not greater than 50% of taxable income does not limit the $50 million of unrestricted cash that we may use to repurchase convertible debt and/or outstanding trust preferred securities and (ii) we may make any scheduled payments in respect of convertible debt and outstanding trust preferred securities.

Preliminary financial results for the fourth quarter ended December 31, 2009

        Based on preliminary unaudited financial information, we expect to report results for the fourth quarter ended December 31, 2009 in the range of approximately $0.05 net loss per common share to $0.01 net income per diluted common share, as compared to net income for the third quarter ended September 30, 2009 of $0.42 per diluted common share. We also expect to report book value per common share between approximately $7.25 and $7.35 per common share as of December 31, 2009 as compared to $7.01 per common share as of September 30, 2009 (in each case computed based on 158.4 million common shares) and $4.40 per common share as of December 31, 2008 (computed based on 150.9 million common shares).

        As discussed below, the expected loss is primarily attributable to charges we are recognizing on the value of our residential mortgage-backed securities ("RMBS") portfolio and charges related to certain corporate loans that we are reclassifying to held for sale.

        We expect the non-cash charge on its RMBS portfolio to be in the range of approximately $60.0 million to $65.0 million and to report its RMBS investments at a market value that is in the range of 40-45% of the par value of the RMBS. The charges relate to all of our RMBS exposure and bring the remaining fair market value of our RMBS to a value of $120.0 million to $125.0 million as of December 31, 2009 from $192.2 million as of September 30, 2009. The non-cash charge to the estimated fair value of our investments in RMBS reflects management's concerns related to U.S. unemployment figures and their concomitant impact on the performance of the primarily prime hybrid adjustable rate residential mortgage loans that collateralize our investments in RMBS. Our RMBS investments represented approximately 2.6% of the fair value of our total investment portfolio as of September 30, 2009.

        We also expect the reclassification of certain corporate loan investments from held for investment to held for sale will result in a non-cash charge of approximately $10.0 million to $15.0 million. Because we carry corporate loans held for sale at the lower of cost or estimated fair value, the expected charge reflects the difference between the cost and estimated fair value of the loans reclassified as held for sale. The loans that we are reclassifying primarily consist of loans held in CLO structures and are part of our ongoing efforts to optimize both the performance of our CLO transactions and the risk-adjusted return profile of our investments.

        In addition, we believe that KKR Financial CLO 2007-A, Ltd. was in compliance with all of its over-collateralization tests as of the January 4, 2010 determination date for the CLO, reflecting an improvement from September 30, 2009, when both KKR Financial CLO 2007-A, Ltd. and KKR Financial CLO 2007-1, Ltd. were out of compliance with one or more of their respective over-collateralization tests. When a CLO is out of compliance with its over-collateralization tests, cash flows that would ordinarily be paid to the holders of the mezzanine and subordinated notes of the CLO, including our company, are used to amortize the senior notes of the CLO until compliance is achieved. The improvement in KKR Financial CLO 2007-A, Ltd. is expected to result in our company resuming to receive cash flows from the CLO, subject to the CLO maintaining compliance with its over-collateralization tests.

        The foregoing estimates are preliminary and subject to change as we complete the preparation of its year-end financial statements.

        "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to our preliminary financial results for the fourth quarter ended December 31, 2009, charges relating to our securities portfolio, the accounting classification of certain corporate loan investments and the status of certain over-collateralization tests of its collateralized loan obligations. These forward-looking statements are based on information available to our company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the our control. Such risks and uncertainties include, but are not limited to: (i) additional adjustments in our calculation of financial results or the application of accounting principles, including as a result of review of these preliminary estimates by our independent auditors, (ii) our discovery of new information that alters our expectations about our fourth quarter results or impacts valuation methodologies underlying such results, (iii) errors in our assessment of our portfolio value, (iv) variations of management's expectations as to factors impacting our cost structure and (v) accounting changes, as required by U.S. generally accepted accounting principles. Any forward-looking statements speak only as of the date of this press release and we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If we do update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to our business in general, please refer to the "Risk Factors" section of this prospectus supplement and our SEC filings, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009 and (ii) our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the SEC on November 5, 2009.

 The Offering

        This summary is not a complete description of the notes or the related indenture. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes and the related indenture, see the section entitled "Description of Notes" in this prospectus supplement.

        In this portion of the summary, the terms "us" and "our" refer only to KKR Financial Holdings LLC and not to any of our subsidiaries.

Issuer	KKR Financial Holdings LLC
Notes Offered	$125 million aggregate principal amount, or $143.75 million if the underwriters' overallotment option is exercised in full.
Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not contractually subordinated to the notes. However, the notes will be effectively subordinated to all of our existing and future secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of all of our subsidiaries.

Interest	The notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on July 15 and January 15 of each year, beginning July 15, 2010.
Maturity	The notes will mature on January 15, 2017 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.
Redemption to Preserve REIT Status

If, at any time, we determine it is necessary to redeem the notes to preserve the REIT status of any of our subsidiaries, we may redeem the notes, in whole or in part, for cash. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Our right to redeem the notes as described in this paragraph will terminate if the restrictions on ownership and transfer of our shares set forth in our operating agreement terminate and under certain other circumstances, all as described under "Description of Notes—Redemption to Preserve REIT Status of Any of Our Subsidiaries."

Repurchase of Notes at Each Holder's Option Upon Certain Fundamental Change Events

Upon the occurrence of certain fundamental changes, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest accrued to the repurchase date. A fundamental change will occur upon the occurrence of a change in control or a termination of trading as described under "Description of Notes—Repurchase at Option of Holders Upon a Fundamental Change."

Conversion Rights

Holders may convert their notes based on the applicable conversion rate (described below) at any time prior to the close of business on the business day immediately preceding the stated maturity date subject to our right to terminate your conversion rights (as described below). If we call notes for redemption or terminate your conversion rights in certain circumstances described herein, holders may convert their notes at any time prior to the close of business on the business day immediately preceding the redemption date or termination date, as the case may be.

By delivering to the holder either cash, our common shares or a combination thereof, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate

The initial conversion rate for each $1,000 principal amount of notes is        of our common shares. This is equivalent to an initial conversion price of $            per common share. In addition, if certain fundamental change transactions occur, if we elect to redeem the notes or terminate your conversion rights (as described below), then, in each case, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a transaction, redemption or termination in certain circumstances as described under "Description of Notes—Conversion Rights—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights." The conversion rate may also be adjusted under certain other circumstances, including the payment of a quarterly cash distribution in excess of $0.05 per common share, but will not be adjusted for accrued and unpaid interest on the notes. See "Description of Notes—Conversion Rate Adjustments."

Conversion Settlement

Upon surrender of notes for conversion, we will pay or deliver, as the case may be, cash, our common shares or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and our common shares, the amount of cash and our common shares, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day of the relevant 20 trading day observation period as described herein. See "Description of Notes—Conversion Settlement."

Termination of Conversion Rights

We may elect to terminate your conversion rights effective on or after January 15, 2013 if the closing sale price of our common shares for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide notice of our election to terminate your conversion rights exceeds 150% of the conversion price in effect on each such trading day as described under "Description of Notes—Conversion Rights—Our right to terminate conversion rights."

Restrictions on Ownership; Limitation on Shares Issuable Upon Conversion

Our operating agreement contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification of any REIT subsidiary of ours as a REIT under the Internal Revenue Code of 1986, as amended, or the "Code." Among other things, the operating agreement provides that, subject to exceptions, no person may beneficially or constructively own shares in excess of 9.8% in value or number, whichever is more restrictive, of our outstanding shares, excluding shares not treated as outstanding for U.S. federal income tax purposes. In addition, the operating agreement, subject to exceptions, prohibits any person from beneficially owning our shares to the extent that such ownership of shares would result in any REIT subsidiary of ours being "closely-held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause any REIT subsidiary of ours to fail to qualify as a REIT. For more information about these restrictions, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" in the accompanying prospectus.

The indenture will, in general, provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes shall be entitled to convert such notes into our common shares to the extent that the receipt of such common shares would violate any of the limitations on ownership of our shares contained in our operating agreement. In a case where a holder of notes attempts to convert notes but is prevented from doing so as a result of any of those ownership limits, we may, but will not be required to, pay cash to such holder upon such conversion as described herein and we may be limited in our ability to pay cash in such circumstances by our bank lending agreement or our other financing agreements. The foregoing limitation on the right of holders of notes to receive common shares upon conversion of notes will terminate if the restrictions on ownership and transfer of our shares set forth in our operating agreement terminate and under certain other circumstances, all as described under "Description of Notes—Ownership Limit; Limitation on Shares Issuable Upon Conversion."

Trading

The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any quotation system. Our common shares are listed on the NYSE under the symbol "KFN."

Material U.S. Federal Income Tax Considerations

You should read carefully the section "Additional Material U.S. Federal Income Tax Considerations" in this prospectus supplement and the section "Material U.S. Federal Income Tax Considerations" in the prospectus, as well as the tax risk factors that are included and incorporated or deemed incorporated by reference herein, for certain U.S. federal income tax considerations relevant to an investment in the notes and the common shares into which the notes, in certain circumstances, are convertible.

Book-Entry Form

The notes will be issued in book-entry only form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in "Description of Notes—Book-Entry System."

Use of Proceeds

The net proceeds from the sale of the notes are estimated to be approximately $121 million (or approximately $139 million if the underwriters' overallotment option is exercised in full) after deducting the underwriters' discount. We intend to use substantially all of the net proceeds to repurchase or repay a portion of our existing senior indebtedness, with the remaining proceeds to be used for general corporate purposes. See "Use of Proceeds."

Risk Factors

You should read carefully the "Risk Factors" beginning on page S-7 of this prospectus supplement, as well as the risk factors that are described in the documents incorporated or deemed incorporated by reference in this prospectus supplement, for certain considerations relevant to an investment in the notes and the common shares into which the notes, in certain circumstances, are convertible.

Conflicts of Interest

Affiliates of KKR Capital Markets LLC own 10% or more of our common shares. As a result, KKR Capital Markets LLC is deemed to have a "conflict of interest" under the applicable provisions of Rule 2720 of the Financial Industry Regulatory Authority. For more information, see "Conflicts of Interest."

RISK FACTORS

        Investing in the notes and the common shares into which the notes, in certain circumstances, are convertible involves risks. You should carefully review the following risk factors and the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on March 2, 2009, which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any pricing term sheet that we provide you in connection with the offering of notes pursuant to this prospectus supplement. You should also carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any such pricing term sheet. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the notes and the common shares into which the notes, in certain circumstances, are convertible. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the notes and our common shares could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

        The notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes. As of September 30, 2009, we had outstanding $559.5 million of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable and accrued expenses). However, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of September 30, 2009, our total secured indebtedness was approximately $187.5 million. The indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

        The notes also will be effectively subordinated to all liabilities and preferred equity of all of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary's creditors, including trade creditors, and preferred equity holders. As of September 30, 2009, our subsidiaries had outstanding $6.3 billion of liabilities and no preferred equity. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

        We conduct substantially all of our operations through our subsidiaries, which hold the financial assets in which we invest. As a result, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Certain debt and security agreements entered into by our subsidiaries contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

We may not have the cash necessary to repurchase the notes following certain fundamental changes.

        Holders of notes have the right to require us to repurchase the notes for cash upon the occurrence of certain fundamental changes. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to make the required repurchase of notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. For example, the terms of our credit agreement with Bank of America, N.A. and Citicorp North America, Inc. (our "Credit Agreement") limit our ability to make repurchases of the notes in cash in excess of $50 million in the aggregate. However, our failure to make the required repurchase would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

        The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common shares, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

        The notes have a number of features that may adversely affect the value and trading prices of the notes, including the lack of financial covenants. Furthermore, volatile or depressed market prices for our common shares are likely to have a similar effect on the trading price of the notes. It is impossible to assure holders of notes that the closing sale price of our common shares in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to our common shares.

        Holders of notes as such will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any distributions on our common shares), but holders of notes will be subject to all changes affecting our common shares. Holders of notes will be entitled to the rights afforded our common shares only if and when our common shares are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our operating agreement requiring approval of holders of common shares and the record date for determining the holders of common shares of record entitled to vote on the amendment occurs prior to a holder's receipt of our common shares upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common shares.

Upon conversion of the notes, and to the extent permitted by the terms of our indebtedness, we may choose to satisfy all or a portion of our conversion obligation in cash.

        To the extent permitted by the terms of our Credit Agreement, we may choose to satisfy all or a portion of our conversion obligation in cash. As a result, upon conversion of a note, a holder will not be able to obtain the benefit of future ownership of our common shares beyond the number of our common shares, if any, issuable upon such conversion and, in order to do so, would be required to incur the related transaction costs to purchase our common shares. In addition, if we elect to pay any portion of our conversion obligation in cash, the conversion value that holders will receive upon conversion of their notes will be determined based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 20 trading day observation period. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.

The premium payable on notes converted in connection with certain fundamental change transactions may not adequately compensate holders for the lost option time value of their notes as a result of any such fundamental change.

        If certain transactions that constitute a fundamental change occur, under certain circumstances, we will increase the conversion rate by a number of additional common shares. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional common shares will be determined based on the date on which the transaction becomes effective and the price paid per share in such transaction, as described under "Description of Notes—Conversion Rights—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights." While the number of additional common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid per common share in the transaction is less than $            or equal to or in excess of $            , the conversion rate will not be increased. In no event will the number of common shares issuable upon the conversion of notes exceed            per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per common share in the transaction.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain distributions on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital stock or cash to holders of our common shares and certain tender or exchange offers as described under "Description of Notes—Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as an issuance of our common shares for cash, that may adversely affect the trading price of the notes and our common shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The definition of a fundamental change requiring us to repurchase notes is limited and therefore the trading price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

        The term "fundamental change," as used in the notes and the indenture, is limited and may not include every event that might cause the trading price of the notes to decline. As a result, our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

The settlement feature of the notes may have adverse consequences.

        The settlement feature of the notes, as described under "Description of Notes—Conversion Settlement," may:

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  result in holders receiving no common shares upon conversion;

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  delay holders' receipt of the proceeds upon conversion; and

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  subject holders to market risk before receiving any common shares or cash upon conversion.

The notes may be redeemable prior to the maturity date in order to preserve the REIT status of any of our subsidiaries.

        We may redeem all or part of the notes at any time in order to preserve the status of any of our REIT subsidiaries as a REIT for U.S. federal income tax purposes. Holders who convert their notes in connection with any such redemption may be entitled to a make-whole payment in the form of an increase in the conversion rate as described under "Description of Notes—Conversion Rights—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights." Although this make-whole payment is designed to compensate such holders for the lost option time value of the notes as a result of such redemption, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. When we refer to a "REIT subsidiary," we mean any subsidiary that has elected, or intends to elect for the current taxable year, to be qualified as a REIT pursuant to Section 856(g) (or any successor thereto) of the Code.

On or after January 15, 2013, and subject to certain conditions, we will have the right to terminate your conversion rights.

        We may terminate your conversion rights effective at any time on or after January 15, 2013, but only if the closing sale price of our common shares for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide notice of our election to terminate your conversion rights exceeds 150% of the conversion price in effect on each such trading day. Upon termination of holders' conversion rights, any notes that remain outstanding on or after the termination date will no longer be convertible into our common shares. Holders who convert their notes in connection with any such termination may be entitled to a make-whole payment in the form of an increase in the conversion rate as described under "Description of Notes—Conversion Rights—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights." Although this make-whole payment is designed to compensate such holders for the lost option time value of the notes as a result of such termination, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss.

The market price and trading volume of our common shares may be volatile.

        The market price of our common shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our common shares will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common shares include those set forth under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" and in the information incorporated and deemed to be incorporated by reference herein, as well as:

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  actual or anticipated variations in our quarterly operating results or business prospects;

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  changes in our earnings estimates or publication of research reports about us or the real estate industry;

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  an inability to meet or exceed securities analysts' estimates or expectations;

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  increases in market interest rates;

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  hedging or arbitrage trading activity in our common shares;

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  capital commitments;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  additions or departures of management personnel;

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  actions by institutional shareholders;

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  speculation in the press or investment community;

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  changes in our distribution policy;

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  general market and economic conditions; and

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  future sales of our common shares or securities convertible into, or exchangeable or exercisable for, our common shares.

        Holders who receive our common shares upon conversion of their notes will be subject to the risk of volatile market prices and wide fluctuations in the market price of our common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common shares to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market prices of our common shares will not fall in the future.

Broad market fluctuations could negatively impact the market price of our common shares and the trading price of the notes.

        The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performance. These broad market fluctuations could reduce the market price of our common shares and the trading price of the notes. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common shares and the trading price of the notes.

Declines and fluctuations in the market price of our common shares may also adversely affect the trading price of the notes.

        Declines and fluctuations in the market price of our common shares may also adversely affect the trading price of the notes offered hereby and could limit the amount of cash and number of common shares, if any, issuable upon conversion of the notes. It is impossible to assure holders of notes that the closing sale price of our common shares in the future will not have an adverse effect on the trading price of the notes.

The issuance of common shares upon conversion of the notes will dilute the ownership interest of our existing holders of common shares, including holders who had previously converted their notes.

        The issuance of common shares upon conversion of some or all of the notes will dilute the ownership interests of our existing holders of our common shares. Any sales in the public market of our common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. The issuance of common shares upon conversion of the notes may also have the effect of reducing our net income per share to unexpected levels and could reduce the market price of our common shares unless revenue growth or cost savings sufficient to offset the effect of such issuance can be achieved. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the market price of our common shares.

Future sales of a significant number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares or the trading price of the notes, or both.

        Sales of a substantial number of our common shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common shares or the trading price of the notes, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares or the trading price of the notes. The market price of our common shares could be adversely affected by possible sales of our common shares by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may occur involving our common shares. This hedging or arbitrage could, in turn, adversely affect the market price of the notes.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

        Governmental actions that interfere with the ability of convertible debt investors to effect short sales of the underlying shares of our common stock could significantly affect the market value of the notes. Such government actions would make the convertible arbitrage strategy that many convertible debt investors employ difficult to execute for outstanding convertible debt of any company whose shares of common stock are subject to such actions. The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the instability in the credit and capital markets and the emergency orders issued by the SEC on September 17 and 18, 2008 (and extended on November 1, 2008). These orders were issued as a stop-gap measure while the U.S. Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute for outstanding convertible debt of those companies whose common stock was subject to the short sale prohibition. Although the SEC orders expired on November 8, 2008, the SEC is currently considering instituting other limitations on effecting short sales (such as the up-tick rule) and other regulatory organizations may do the same. Among the approaches to restrictions on short selling currently under consideration by the SEC, one would apply on a market wide and permanent basis, including adoption of a new uptick rule or an alternative uptick rule that would allow short selling only at an increment above the national best bid, while another would apply only to a particular security during severe market declines in that security, and would involve, among other limitations, bans on short selling in a particular security during a day if there was a severe decline in price in that security. If such limitations are instituted by the SEC or any other regulatory agencies, the market value of the notes could be adversely affected.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

        The Financial Accounting Standards Board ("FASB") has issued ASC 470, Debt, 20-25-2 (AICPA Accounting Principles Board Opinion 14 (APB Opinion 14), Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants) ("ASC 470"). Under ASC 470, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470 on the accounting for the notes is that the equity component would be included in the additional paid-in capital section of shareholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. ASC 470 is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. As a result, because of our adoption of ASC 470 for fiscal 2009, we will be required to record a greater amount of non-cash interest expense in current periods presented relative to prior periods as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results relative to prior periods because ASC 470 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common shares and the trading price of the notes.

Risks Related to Our Operations, Business Strategy and Investments

Our business and the businesses in which we invest have been and may continue to be adversely affected by conditions in the global financial markets and economic conditions generally.

        Our business and the businesses of the companies in which we invest have been materially affected by conditions in the global financial markets and economic conditions generally. Since the third quarter of 2007, and particularly during the second half of 2008, the credit and securities markets were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in the values of subprime mortgages, but spread to all mortgage and real estate asset classes, leveraged bank loans and nearly all asset classes, including equities. The decline in asset values caused increases in margin calls for investors, requirements that derivatives counterparties post additional collateral and redemptions by mutual and hedge fund investors, all of which increased the downward pressure on asset values and outflows of client funds across the financial services industry. In addition, the increased redemptions and unavailability of credit have required hedge funds and others to rapidly reduce leverage, which has increased volatility and further contributed to the decline in asset values.

        Banks and other lenders have suffered significant losses and have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of reduced asset values on the value of collateral. The markets for securitized debt offerings backed by mortgages, loans, credit card receivables and other assets have for the most part been closed and the market for certain securitized debt offerings may take years to return or never return.

        Although we are currently observing limited signs of recovery in market value for some assets, the overall business environment has been adverse for our business and for many of the companies in which we invest since the third quarter of 2007 and there can be no assurance that these conditions will improve in the near term or at all. If the overall business environment worsens or if adverse business conditions continue, our results of operations may be adversely affected.

The current dislocations in the corporate credit sector and the current weakness in the broader financial market could adversely affect us and one or more of our lenders, which could result in increases in our borrowing costs, reductions in our liquidity and reductions in the value of the investments in our portfolio.

        The continuing dislocations in the corporate credit sector and the current weakness in the broader financial market could adversely affect one or more of the counterparties providing funding for our investments and could cause those counterparties to be unwilling or unable to provide us with additional financing which may adversely affect our liquidity and financial condition. In addition, as a result of concern about the stability of the markets generally and the strength of counterparties specifically, many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers. This could potentially limit our ability to finance our investments and operations, increase our financing costs and reduce our liquidity. This risk is exacerbated by the fact that a substantial portion of our financing is provided by a relatively small number of counterparties. If one or more major market participants were to fail or withdraw from the market, it could negatively impact the marketability of all fixed income securities and this could reduce the value of the securities in our portfolio, thus reducing our net book value. Furthermore, if one or more of our counterparties were unwilling or unable to provide us with ongoing financing, we could be forced to sell our investments at a time when prices are depressed.

Liquidity is essential to our businesses and we rely on external sources to finance a significant portion of our operations.

        Liquidity is essential to our business. Our liquidity could be substantially affected in a negative fashion by an inability to raise funding in the long-term or short-term debt capital markets or the equity capital markets or an inability to access the secured lending markets. Factors that we cannot control, such as disruptions in the financial markets or negative views about corporate credit investing and the specialty finance industry generally, could impair our ability to raise funding. In addition, our ability to raise funding could be impaired if lenders develop a negative perception of our long-term or short-term financial prospects. Such negative perceptions could be developed if we incur large trading losses, or we suffer a decline in the level of our business activity, among other reasons. If we are unable to raise funding using the methods described above, we would likely need to liquidate unencumbered assets, such as our investment and trading portfolios, to meet maturing liabilities. We may be unable to sell some of our assets, or we may have to sell assets at a discount from market value, either of which could adversely affect our results of operations and may have a negative impact on the market price of our shares and any other securities we may issue.

Periods of adverse market volatility may require us to post additional collateral, which could adversely affect our financial condition and liquidity.

        During periods of increased adverse market volatility, such as during the global credit crisis, we are exposed to the risk that we may have to post additional margin collateral, which may have a material adverse impact on our available liquidity. Certain of our financing facilities allow the counterparties, to varying degrees, to determine a new market value of the collateral to reflect current market conditions. If a counterparty determines that the value of the collateral has decreased, it may initiate a margin call and require us to either post additional collateral to cover such decrease or repay a portion of the outstanding borrowing, on minimal notice. A significant increase in margin calls as a result of spread widening could harm our liquidity, results of operations, financial condition, and business prospects. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets or raise capital at a disadvantageous time, which could cause us to incur further losses or adversely affect our results of operations, financial condition, may impair our ability to pay distributions to our shareholders and may have a negative impact on the market price of our shares and any other securities we may issue. As a result, our contingent liquidity reserves may not be sufficient in the event of a material adverse change in the credit markets and related market price market volatility.

We leverage our portfolio investments, which may adversely affect our return on our investments and may reduce cash available for distribution.

        We leverage our portfolio investments through borrowings, generally through the use of bank credit facilities, total rate of return swaps, securitizations, including the issuance of CLOs, and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders' and rating agencies' estimate of the stability of the portfolio investments' cash flow. At the current time, the only contractual limitation on our ability to leverage our portfolio is a covenant contained in our senior secured credit facility that our leverage ratio cannot exceed 1.0 to 1.0, computed on a basis that generally excludes the debt of variable interest entities that we consolidate under GAAP. Our return on our investments and cash available for distribution to holders of our shares may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired and financed. Our debt service payments reduce cash flow available for distributions to holders of our shares.

If we are unable to continue to utilize CLOs successfully, we may be unable to grow or fully execute our business strategy and our results of operations may be adversely affected.

        An inability to continue to utilize CLOs successfully could limit our ability to grow our business or fully execute our business strategy and our results of operations may be adversely affected.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

        Part of our investment strategy involves entering into derivative contracts that will require us to fund cash payments in certain circumstances. These payments are contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

        We enter into interest rate swap agreements and may enter into other interest rate hedging instruments as part of our interest rate risk management strategy. Our hedging activity varies in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging instruments can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may be significantly different than the duration of the related liability or asset;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the party owing money in the hedging transaction may default on its obligation to pay.

        Any hedging activity we engage in may adversely affect our results of operations, which could adversely affect our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any United States or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any United States or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure our shareholders that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We make non-United States dollar denominated investments, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

        We purchase investments denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on any of these non-dollar denominated investments. Although we may choose to hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. Investments in foreign countries also subject us to risks of multiple and conflicting tax laws and regulations and political and economic instability abroad, which could adversely affect our returns on these investments.

We may not realize gains or income from our investments.

        We seek to generate both current income and capital appreciation. The assets in which we invest may not appreciate in value, however, and, in fact, may decline in value, and the debt securities in which we invest may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

The terms of our indebtedness may restrict our ability to make future distributions, make cash payments in respect of any conversion or repurchases of the notes and impose limitations on our current and future operations.

        Our Credit Agreement and certain other financing facilities contain, and any future indebtedness may also contain, a number of restrictive covenants that impose operating and other restrictions on us, including restrictions on our ability to make distributions to holders of our shares. The Credit Agreement includes covenants restricting our ability to:

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  incur or guarantee additional debt, other than debt incurred in the course of our business consistent with current operations;

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  create or incur liens, other than liens relating to secured debt permitted to be incurred and other limited exceptions;

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  engage in mergers and sales of substantially all of our assets;

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  make loans, acquisitions or investments, other than investments made in the course of our business consistent with current operations;

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  materially alter our current investment and valuation policies;

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  pay a yearly distribution to our shareholders in an amount greater than 50% of our taxable income for the year;

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  settle the conversion of the notes in cash in excess of $50 million, in the aggregate;

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  repurchase certain of our outstanding trust preferred securities and any securities convertible into our commons shares for cash in excess of $50 million, in the aggregate (other than the repurchase contemplated by the use of proceeds from this offering for which we have obtained a consent); and

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  engage in transactions with affiliates.

        In addition, the Credit Agreement also includes financial covenants, including requirements that we:

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  maintain adjusted consolidated tangible net worth (as defined in the Credit Agreement) of at least $700 million; and

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  not exceed a leverage ratio (as defined in the Credit Agreement) of 1.00 to 1.00 computed on a basis that generally excludes the debt of variable interest entities that we consolidate under GAAP.

        In addition, the operating and financial restrictions in our credit facility, other financing facilities and any future financing facilities may adversely affect our ability to engage in our current and future operations or pay distributions to holders of our shares.

        As a result of these covenants, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our ability to comply with the covenants and restrictions contained in the agreements governing our indebtedness may be affected by economic, financial and industry conditions beyond our control. A breach of any of these covenants or any of the other restrictive covenants could result in a default under the Credit Agreement. Upon the occurrence of an event of default under the Credit Agreement, the lenders may not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding thereunder, together with accrued and unpaid interest and fees, to be due and payable, which could also result in an event of default under our other agreements relating to our borrowings. If we were unable to refinance these borrowings on favorable terms, our results of operations and financial condition could be adversely impacted by increased costs and less favorable terms, including higher interest rates and more restrictive covenants. The instruments governing the terms of any future refinancing of any borrowings are likely to contain similar or more restrictive covenants.

We currently have significant indebtedness, some of which mature in the near term. We may not be able to generate sufficient cash to service or make required repayments of our indebtedness and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        As of September 30, 2009, we had approximately $747.0 million of total recourse debt outstanding. Certain of this indebtedness matures in the near term, including: (i) $187.5 million under our Credit Agreement, which is due November 10, 2011, with $12.5 million quarterly reductions in facility size occurring on December 31, 2009, March 31, 2010 and June 30, 2010, and (ii) $275.8 million principal amount of our 7.000% Convertible Senior Notes due 2012 (the "7.000% Notes").

        Our significant debt level and related debt service obligations:

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  may limit our ability to obtain additional financing in excess of our current borrowing capacity on satisfactory terms to fund working capital requirements, capital expenditures, acquisitions, investments, debt service requirements, capital stock and debt repurchases, distributions and other general corporate requirements or to refinance existing indebtedness;

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  require us to dedicate a substantial portion of our cash flows to the payment of principal and interest on our debt which will reduce the funds we have available for other purposes;

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  limit our liquidity and operational flexibility and our ability to respond to the challenging economic and business conditions that currently exist or that we may face in the future;

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  may require us in the future to reduce discretionary spending, dispose of assets or forgo investments, acquisitions or other strategic opportunities;

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  impose on us additional financial and operational restrictions;

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  expose us to increased interest rate risk because a substantial portion of our debt obligations are at variable interest rates; and

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  subject us to market and industry speculation as to our financial condition and the effect of our debt level and debt service obligations on our operations, which speculation could be disruptive to our relationships with customers, suppliers, employees, creditors and other third parties.

        A breach of any of the covenants in our debt agreements could result in a default under our Credit Agreement and the 7.000% Notes. If a default occurs under our Credit Agreement, and we are not able to obtain a waiver from the lenders holding a majority of the commitments under our Credit Agreement, the administrative agent of the Credit Agreement may, and at the request of lenders holding a majority of the commitments shall, declare all of our outstanding obligations under the Credit Agreement, together with accrued interest and other fees, to be immediately due and payable, and may terminate the lenders' commitments thereunder, cease making further loans and, if we cannot repay our outstanding obligation, institute foreclosure proceedings against our assets. If a default occurs under the 7.000% Notes, and we are not able to obtain a waiver from the holders of a majority of the 7.000% Notes, either the trustee of the 7.000% Notes or holders of 25% in aggregate principal amount of the 7.000% Notes then outstanding may declare the principal of, and interest accrued and unpaid on, all of the 7.000% Notes to be immediately due and payable. If our outstanding indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that debt and any potential future indebtedness, which would cause the market price of our common shares to decline significantly. We could also be forced into bankruptcy or liquidation.

There can be no assurances that our operations will generate sufficient cash flows or that credit facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs.

        Our ability to make scheduled payments or prepayments on our debt and other financial obligations will depend on our future financial and operating performance and the value of our investments. There can be no assurances that our operations will generate sufficient cash flows or that credit facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. Our financial and operating performance is subject to prevailing economic and industry conditions and to financial, business and other factors, some of which are beyond our control. Our substantial leverage exposes us to significant risk during periods of economic downturn such as the one we currently face, as our cash flows may decrease, but our required principal payments in respect of indebtedness do not change and our interest expense obligations could increase due to increases in interest rates.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we will likely face increased pressure to dispose of assets, seek additional capital or restructure or refinance our indebtedness. These actions could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including the Credit Agreement. For example, we may need to refinance all or a portion of our indebtedness on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. In the absence of improved operating results and access to capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The Credit Agreement restricts our ability to dispose of assets and use the proceeds from such dispositions. We may not be able to consummate those dispositions or to obtain the proceeds realized. Additionally, these proceeds may not be adequate to meet our debt service obligations then due.

        If we cannot make scheduled payments or prepayments on our debt, we will be in default and, as a result, among other things, our debt holders could declare all outstanding principal and interest to be due and payable and we could be forced into bankruptcy or liquidation or required to substantially restructure or alter our business operations or debt obligations.

Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        As of September 30, 2009, approximately $316.5 million of our recourse borrowings, primarily borrowings under the Credit Agreement and certain of the junior subordinated notes issued in connection with our trust preferred securities, were at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same. We may use interest rate derivatives to hedge the variability of the cash flows associated with our existing or forecasted variable rate borrowings. Although we may enter into additional interest rate swaps, involving the exchange of floating for fixed rate interest payments, to reduce interest rate volatility, we cannot provide assurances that we will be able to do so or that such swaps will be effective.

Declines in the fair values of our investments may adversely affect our results of operations and credit availability, which may adversely affect, in turn, our ability to make payments due on our indebtedness and our cash available for distribution to holders of our shares.

        A substantial portion of our assets are, and we believe are likely to continue to be, classified for accounting purposes as "available-for-sale" so long as it is management's intent not to sell such assets and we have sufficient financial wherewithal to hold the investment until its scheduled maturity.

        Changes in the fair values of those assets will be directly charged or credited to our shareholders' equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is considered by our management to be other than temporary, such decline will be recorded as a charge which will adversely affect our results of operations.

        A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may adversely affect our results of operations, our ability to make payments due on our indebtedness and cash available for distribution to holders of our shares.

        Further, financing counterparties may require us to maintain a certain amount of cash or to set aside unlevered assets sufficient to maintain a specified liquidity position intended to allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which may reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly because we may be required to sell our investments at distressed prices in order to meet such margin or liquidity requirements.

        Market values of our investments may decline for a number of reasons, such as causes related to changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, and widening of credit spreads.

If credit spreads on our borrowings increase and the credit spreads on our investments do not also increase, we are unlikely to achieve our projected leveraged risk-adjusted returns. Also, if credit spreads on investments increase in the future, our existing investments will likely experience a material reduction in value.

        We make investment decisions based upon projected leveraged risk-adjusted returns. When making such projections we make assumptions regarding the long-term cost of financing such investments, particularly the credit spreads associated with our long-term financings. We define credit spread as the risk premium for taking credit risk which is the difference between the risk free rate and the interest rate paid on the applicable investment or loan, as the case may be. If credit spreads on our long-term financings increase and the credit spreads on our investments are not increased accordingly, we will likely not achieve our targeted leveraged risk-adjusted returns and we will likely experience a material adverse reduction in the value of our investments.

The terms of our settlement agreement with certain holders of securities issued by one of our CLOs restricts our ability to restructure certain CLO debt obligations in the future, which may reduce our financial flexibility in the event of future adverse market or credit conditions. We may also become a party to similar disputes with noteholders of two of our other CLOs.

        On July 10, 2009, we surrendered for cancellation, without consideration, approximately $298 million in aggregate of mezzanine and junior notes issued to us by KKR Financial CLO 2005-1, Ltd. ("CLO 2005-1"), KKR Financial CLO 2005-2, Ltd. ("CLO 2005-2") and KKR Financial CLO 2006-1, Ltd. ("CLO 2006-1"). The surrendered notes were cancelled by the trustee under the applicable indentures, and the obligations due under such surrendered notes were deemed extinguished. As a result, the overcollaterization tests for these CLOs were brought into compliance, enabling the mezzanine and subordinated note holders, including us, to resume receiving cash flows from these CLOs during the period the overcollaterization tests remain in compliance. We believe, in consultation with our outside advisers, that none of the actions taken in connection with these note cancellation transactions were in violation of either the respective indentures governing each CLO transaction or applicable law. Nevertheless, holders constituting a majority of the controlling class of senior notes of CLO 2005-2 (the "Noteholders") challenged the July 2009 surrender for cancellation and notified the related trustee of purported defaults under the indenture related to the surrender and cancellation of the notes. We subsequently reached an agreement with the Noteholders pursuant to which the Noteholders agreed, subject to the terms and conditions of the agreement, not to challenge the July 2009 surrender for cancellation, without consideration, of $64 million of mezzanine notes issued to us by CLO 2005-2. In exchange, we agreed to certain arrangements, including, among other things, to refrain from undertaking a comparable surrender for cancellation of any other mezzanine notes or junior notes issued to us by CLO 2005-2. In addition, we agreed with the Noteholders that, for so long as no challenge is brought to our July 2009 surrender of notes in any of our CLOs, we will not undertake a similar surrender for cancellation without consideration of any mezzanine notes or junior notes issued to us by CLO 2005-1, CLO 2006-1, KKR Financial CLO 2007-1, Ltd. ("CLO 2007-1") and KKR Financial CLO 2007-A, Ltd. ("CLO 2007-A").

        Because the terms of the agreement with the Noteholders restrict our ability to effect certain restructuring activities in the future with respect to our CLOs such as the July 2009 surrender for cancellation, our ability to effect similar note surrender transactions to mitigate future adverse market or credit conditions or to enhance liquidity will be negatively impacted.

        It is also possible that holders of notes issued by CLO 2005-1 and CLO 2006-1 may challenge our surrender for cancellation of notes issued to us by CLO 2005-1 and CLO 2006-1. If such a challenge were to be made, no assurance can be given that we will be able to reach resolutions with such noteholders similar to those reached with the Noteholders. Despite our determination that our actions in connection with the note cancellation transactions were permitted and our agreement with the Noteholders, if a challenge is made by holders of CLO 2005-1 or CLO 2006-1 notes and we are unable to reach an amicable resolution with such noteholders, then in connection with any ensuing litigation, we could incur significant legal fees or face material interruption of cash flows from the affected CLOs or other material damages or restrictions while such dispute is being contested or if such transactions were to be found a violation of the applicable indenture.

The ongoing crisis in the global credit markets has the potential to adversely affect our CLO investments.

        The global economy has been adversely affected by a crisis in the credit markets and a general economic downturn. Among the sectors particularly challenged by the current crisis in the global credit markets are the CLO and leveraged finance markets. In the current environment, liquidity in the credit markets has been drastically reduced, resulting in an increase in credit spreads and a decline in ratings, performance and market values for leveraged loans. We have significant exposure to these markets through our investments in CLO 2005-1, CLO 2005-2, CLO 2006-1, CLO 2007-1 and CLO 2007-A (collectively, "our CLOs"), each of which is a Cayman Islands incorporated special purpose company that issued to us and other investors notes secured by a pool of collateral consisting primarily of corporate leveraged loans. In most cases, our CLO investments are in deeply subordinated securities issued by the CLO issuers, representing highly leveraged investments in the underlying collateral, which increases both the opportunity for higher returns as well as the magnitude of losses when compared to other investors in these CLO structures that rank more senior to us in right of payment. As a result of our subordinated position in these CLO structures, during the current continuing economic downturn, we and our investors are at greater risk of suffering losses on our CLO investments.

        The CLO issuers in which we invest have experienced an increase in downgrades, depreciations in market value and defaults in respect of leveraged loans in their collateral. The CLO issuers' portfolio profile tests set limits on the amount of discounted obligations a CLO can hold. During any time that a CLO issuer exceeds such a limit, the ability of the CLO's manager to sell assets and reinvest available principal proceeds into substitute assets is restricted. In addition, discounted assets and assets rated "CCC" or lower in excess of applicable limits in the CLO issuers' investment criteria are not given full par credit for purposes of calculation of the CLO issuers' overcollateralization tests. As a result, certain of these CLO issuers are failing or in the future other CLO issuers may fail one or more of their overcollateralization tests, which causes diversion of cash flows away from us as holders of the more junior CLO securities in favor of investors more senior than us in right of repayment, until the relevant overcollateralization tests are satisfied. This diversion of cash flows has had and could continue to have a material adverse impact on our business and our ability to make distributions to shareholders. In addition, it is possible that our CLO issuers' collateral will be depleted before we realize a return on our CLO investments.

        Specifically, during the quarter ended September 30, 2009, and for the remainder of 2009, certain of our CLOs were out of compliance with certain compliance tests (specifically, overcollaterization tests) outlined in their respective indentures and as a result, cash flows we would expect to receive from our CLO holdings were paid to the senior note holders of the CLOs that were out of compliance. Based on current market conditions, most notably the credit ratings of certain investments held in our CLOs and their related market values, we expect that certain of our CLOs will be out of compliance with their respective overcollaterization tests during the first quarter of 2010 and as a result, we expect that the cash flows that we would generally expect to receive will be used to reduce the principal balances of the senior notes issued by certain of our CLOs.

        The ability of the CLO issuers to make interest payments to the holders of the senior notes of those structures is highly dependent upon the performance of the CLO collateral. If the collateral in those structures was to experience a significant decrease in cash flow due to an increased default level, the issuer may be unable to pay interest to the holders of the senior notes, which would allow such holders to declare an event of default under the indenture governing the transaction and accelerate all principal and interest outstanding on the senior notes. In addition, our CLO structures also contain certain events of default tied to the value of the CLO collateral, which events of default could also cause an acceleration of the senior notes. If the value of the CLO collateral within a CLO were to be less than the amount of senior notes issued and outstanding, the senior note holders would have the ability to declare an event of default.

        There can be no assurance that market conditions giving rise to these types of consequences will not occur, subsist or become more acute in the future. Because our CLO structures involve complex collateral and other arrangements, the documentation for such structures is complex, is subject to differing interpretations and involves legal risk.

Our investment portfolio is and may continue to be concentrated in a limited number of companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations to us or if there is a downturn in a particular industry.

        Our investment portfolio is and may continue to be concentrated in a limited number of companies and industries. For example, as of September 30, 2009, the 20 largest issuers which we have invested in represented approximately 52% of our total investment portfolio on an estimated fair value basis. As a result, our results of operations, financial condition and ability to pay distributions to our shareholders may be adversely affected if a small number of borrowers default in their obligations to us or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also negatively impact our results of operations and our ability to pay distributions.

Certain of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

        The securities that we purchase in privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the mortgage-backed securities that we own are traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Furthermore, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity.

Some of our portfolio investments are recorded at fair value as determined by our Manager and, as a result, there is uncertainty as to the value of these investments.

        Some of our portfolio investments are, and we believe are likely to continue to be, in the form of loans and securities that have limited liquidity or are not publicly traded. The fair value of investments that have limited liquidity or are not publicly traded may not be readily determinable. We generally value these investments quarterly at fair value as determined by our Manager. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed. The market value of our shares and any other securities we may issue could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Our assets include leveraged loans, high yield securities and common and preferred equity securities, each of which has greater risks of loss than secured senior loans and, if those losses are realized, it could adversely affect our results of operations, our ability to service our indebtedness and our cash available for distribution to holders of our shares.

        Our assets include leveraged loans, high yield securities and marketable and non-marketable common and preferred equity securities, each of which involves a higher degree of risk than senior secured loans. First, the leveraged loans and high yield securities may not be secured by mortgages or liens on assets. Even if secured, these leveraged loans and high yield securities may have higher loan-to-value ratios than senior secured loans. Furthermore, our right to payment and the security interest in any collateral may be subordinated to the payment rights and security interests of a senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balances through a foreclosure of collateral.

        Certain of these leveraged loans and high yield securities may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower's ability to repay its loan may be dependent upon a refinancing or a liquidity event that will enable the repayment of the loan.

        In addition to the above, numerous other factors may affect a company's ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company's financial condition and prospects may be accompanied by deterioration in the collateral for the high yield securities and leveraged loans. Losses on our high yield securities and leveraged loans could adversely affect our results of operations, which could adversely affect our ability to service our indebtedness and cash available for distribution to holders of our shares.

        In addition, marketable and non-marketable common and preferred equity securities may also have a greater risk of loss than senior secured loans since such equity investments are subordinate to debt of the issuer and are not secured by property underlying the investment.

The mortgage loans underlying the mortgage-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

        Residential mortgage backed securities evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans. Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Our rights under corporate leveraged loans we invest in may be more restricted than investments in other loans.

        We may hold interests in corporate leveraged loans originated by banks and other financial institutions. We may acquire interests in corporate leveraged loans either directly by a direct purchase or an assignment, or indirectly through a participation. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser's rights can be more restricted than those of the assigning institution. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest, not with the borrower. In purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the credit agreement, nor any rights of offset against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which we have purchased the participation. As a result, we will assume the credit risk of both the borrower and the institution selling the participation.

The high yield bonds that we invest in have greater credit and liquidity risk than more highly rated bonds.

        We invest in high yield bonds that are rated below investment-grade by one or more nationally recognized statistical rating organizations or are unrated but of comparably low credit quality, and have greater credit and liquidity risk than more highly rated bonds. High yield bonds may be unsecured, and may be subordinate to other obligations of the obligor. The lower rating, or lack of a rating, on high yield bonds reflects a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions or both may impair the ability of the obligor to make payment of principal and interest. Many issuers of high yield bonds are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. Overall declines in the below investment-grade bond and other markets may adversely affect such issuers by inhibiting their ability to refinance their debt at maturity. High yield bonds are often less liquid than higher rated bonds.

        High yield bonds are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. High yield bonds have historically experienced greater default rates than has been the case for investment-grade bonds.

Total rate of return swaps are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks.

        We enter into total rate of return swaps ("TRS") to finance certain of our investments. TRS are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument as well as renewal risks. A TRS agreement is a two-party contract under which an agreement is made to exchange returns from predetermined investments or instruments. TRS allow investors to gain exposure to an underlying credit instrument without actually owning the credit instrument. In these swaps, the total return (interest, fixed fees and capital gains/losses on an underlying credit instrument) is paid to an investor in exchange for a floating rate payment. The investor advances a portion of the notional amount of the TRS which serves as collateral for the TRS counterparty. The TRS, therefore, is a leveraged investment in the underlying credit instrument. The gross returns to be exchanged or "swapped" between the parties are calculated based on a "notional amount," which is valued monthly to determine each party's obligation under the contract. We recognize all cash flows received (paid) or receivable (payable) from swap transactions, together with the change in the market value of the underlying credit instrument, on a net basis as realized or unrealized gains or losses in our consolidated statement of operations. We are charged a finance cost by counterparties with respect to each agreement. The finance cost is reported as part of the realized or unrealized gains or losses. Because swap maturities may not correspond with the maturities of the credit instruments underlying the swap, we may wish to renew many of the swaps as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to obtain suitable replacement providers.

Credit default swaps are subject to risks related to changes in credit spreads, credit quality and expected recovery rates of the underlying credit instrument.

        Credit default swaps ("CDSs") are subject to risks related to changes in interest rates, credit spreads, credit quality and expected recovery rates of the underlying credit instrument. A CDS is a contract in which the contract buyer pays, in the case of a short position, or receives, in the case of a long position, a periodic premium until the contract expires or a credit event occurs. In return for this premium, the contract seller receives a payment from, in the case of a short position, or makes a payment to, in the case of a long position, the buyer if there is a credit default or other specified credit event with respect to the issuer of the underlying credit instrument referenced in the CDS.

Our dependence on the management of other entities may adversely affect our business.

        We do not control the management, investment decisions or operations of the enterprises in which we invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We typically have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Due diligence conducted by our Manager may not reveal all of the risks of the businesses in which we invest.

        Before making an investment in a business entity, our Manager typically assesses the strength and skills of the entity's management and other factors that it believes will determine the success of the investment. In making the assessment and otherwise conducting due diligence, our Manager relies on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. Accordingly, there can be no assurance that this due diligence processes will uncover all relevant facts or that any investment will be successful. In addition, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

Risks Related to our Organization and Structure

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our results of operations.

        We are organized as a holding company that conducts its operations primarily through majority-owned subsidiaries and we intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940 (the "1940 Act"). Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" (within the meaning of the 1940 Act) having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities" are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (a "fund"). The 1940 Act defines a "majority-owned subsidiary" of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority-owned subsidiary of that person. We are responsible for determining whether any of our subsidiaries is majority-owned. We treat subsidiaries in which we own at least 50% of the outstanding voting securities, including those that issue CLOs, as majority-owned for purposes of the 40% test.

        We monitor our holdings regularly to confirm our continued compliance with the 40% test. Some of our subsidiaries may rely solely on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. In order for us to satisfy the 40% test, securities issued to us by those subsidiaries or any of our subsidiaries that are not majority-owned, together with any other "investment securities" that we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis and exclusive of U.S. government securities and cash items. However, most of our subsidiaries rely on exceptions provided by provisions of, and rules and regulations promulgated under, the 1940 Act (other than Section 3(c)(1) or Section 3(c)(7) of the 1940 Act) to avoid being defined and regulated as an investment company. In order to conform to these exceptions, these subsidiaries are limited with respect to the assets in which each of them can invest and/or the types of securities each of them may issue. We must, therefore, monitor each subsidiary's compliance with its applicable exception and our freedom of action, and that of our subsidiaries, may be limited as a result. For example, our subsidiaries that issue CLOs generally rely on Rule 3a-7 under 1940 Act, while KKR Financial Holdings II, LLC, or "KFH II," our subsidiary that is taxed as a REIT for U.S. federal income tax purposes, generally relies on Section 3(c)(5)(C) of the 1940 Act. Each of these exceptions requires, among other things that the subsidiary (i) not issue redeemable securities and (ii) engage in the business of holding certain types of assets, consistent with the terms of the exception. We do not treat our interests in majority-owned subsidiaries that rely on Section 3(c)(5)(C) of, or Rule 3a-7 under, the 1940 Act as investment securities when calculating our 40% test.

        We sometimes refer to our subsidiaries that rely on Rule 3a-7 under the 1940 Act as "CLO subsidiaries." Rule 3a-7 under the 1940 Act is available to certain structured financing vehicles that are engaged in the business of holding financial assets that, by their terms, convert into cash within a finite time period and that issue fixed income securities entitling holders to receive payments that depend primarily on the cash flows from these assets, provided that, among other things, the structured finance vehicle does not engage in certain portfolio management practices resembling those employed by mutual funds. Accordingly, each of these CLO subsidiaries is subject to an indenture (or similar transaction documents) that contains specific guidelines and restrictions limiting the discretion of the CLO subsidiary and its collateral manager. In particular, these guidelines and restrictions prohibit the CLO subsidiary from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, a CLO subsidiary cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CLO subsidiary; however, subject to this limitation, sales and purchases of assets may be made so long as doing so does not violate guidelines contained in the CLO subsidiary's relevant transaction documents. A CLO subsidiary generally can, for example, sell an asset if the collateral manager believes that its credit quality has declined since its acquisition or that the credit profile of the obligor will deteriorate and the proceeds of permitted dispositions may be reinvested in additional collateral, subject to fulfilling the requirements set forth in Rule 3a-7 under the 1940 Act and the CLO subsidiary's relevant transaction documents. As a result of these restrictions, our CLO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in those CLO subsidiaries.

        We sometimes refer to KFH II, our subsidiary that relies on Section 3(c)(5)(C) of the 1940 Act, as our "REIT subsidiary." Section 3(c)(5)(C) of the 1940 Act is available to companies that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. While the SEC has not promulgated rules to address precisely what is required for a company to be considered to be "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate," the SEC's Division of Investment Management, or the "Division," has taken the position, through a series of no-action and interpretive letters, that a company may rely on Section 3(c)(5)(C) of the 1940 Act if, among other things, at least 55% of the company's assets consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans (collectively, "qualifying real estate assets"), and at least 25% of the company's assets consist of real estate-related assets (reduced by the excess of the company's qualifying real estate assets over the required 55%), leaving no more than 20% of the company's assets to be invested in miscellaneous assets. The Division has also provided guidance as to the types of assets that can be considered qualifying real estate assets. Because the Division's interpretive letters are not binding except as they relate to the companies to whom they are addressed, if the Division were to change its position as to, among other things, what assets might constitute qualifying real estate assets our REIT subsidiary might be required to change its investment strategy to comply with the changed position. We cannot predict whether such a change would be adverse.

        Based on current guidance, our REIT subsidiary classifies investments in mortgage loans as qualifying real estate assets, as long as the loans are "fully secured" by an interest in real estate on which we retain the right to foreclose. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then the mortgage loan is considered to be a qualifying real estate asset. Mortgage loans with loan-to-value ratios in excess of 100% are considered to be only real estate-related assets. Our REIT subsidiary considers agency whole pool certificates to be qualifying real estate assets. Examples of agencies that issue whole pool certificates are the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. An agency whole pool certificate is a certificate issued or guaranteed as to principal and interest by the U.S. government or by a federally chartered entity, which represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset, but is considered to be a real estate-related asset.

        Most non-agency mortgage-backed securities do not constitute qualifying real estate assets, because they represent less than the entire beneficial interest in the related pool of mortgage loans; however, based on Division guidance where our REIT subsidiary's investment in non-agency mortgage-backed securities is the "functional equivalent" of owning the underlying mortgage loans, our REIT subsidiary may treat those securities as qualifying real estate assets. Moreover, investments in mortgage-backed securities that do not constitute qualifying real estate assets will be classified as real estate-related assets. Therefore, based upon the specific terms and circumstances related to each non-agency mortgage-backed security that our REIT subsidiary owns, our REIT subsidiary will make a determination of whether that security should be classified as a qualifying real estate asset or as a real estate-related asset; and there may be instances where a security is recharacterized from being a qualifying real estate asset to a real estate-related asset, or conversely, from being a real estate-related asset to being a qualifying real estate asset based upon the acquisition or disposition or redemption of related classes of securities from the same securitization trust. If our REIT subsidiary acquires securities that, collectively, receive all of the principal and interest paid on the related pool of underlying mortgage loans (less fees, such as servicing and trustee fees, and expenses of the securitization), and that subsidiary has foreclosure rights with respect to those mortgage loans, then our REIT subsidiary will consider those securities, collectively, to be qualifying real estate assets. If another entity acquires any of the securities that are expected to receive cash flow from the underlying mortgage loans, then our REIT subsidiary will consider whether it has appropriate foreclosure rights with respect to the underlying loans and whether its investment is a first loss position in deciding whether these securities should be classified as qualifying real estate assets. If our REIT subsidiary owns more than one subordinate class, then, to determine the classification of subordinate classes other than the first loss class, our REIT subsidiary will consider whether such classes are contiguous with the first loss class (with no other classes absorbing losses after the first loss class and before any other subordinate classes that our REIT subsidiary owns), whether our REIT subsidiary owns the entire amount of each such class and whether our REIT subsidiary would continue to have appropriate foreclosure rights in connection with each such class if the more subordinate classes were no longer outstanding. If the answers to any of these questions is no, then our REIT subsidiary would expect not to classify that particular class, or classes senior to that class, as qualifying real estate assets.

        As noted above, if the combined values of the investment securities issued by our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, exceeds 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exception, exemption or other exclusion from the 1940 Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the 1940 Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and to make distributions on our shares, and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the 1940 Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters. Additionally, our Manager would have the right to terminate our management agreement. Moreover, if we were required to register as an investment company, we would no longer be eligible to be treated as a partnership for United States federal income tax purposes. Instead, we would be classified as a corporation for tax purposes and would be able to avoid corporate taxation only to the extent that we were able to elect and qualify as a regulated investment company ("RIC") under applicable tax rules. Because our eligibility for RIC status would depend on our investments and sources of income at the time that we were required to register as an investment company, there can be no assurance that we would be able to qualify as a RIC. If we were to lose partnership status and fail to qualify as a RIC, we would be taxed as a regular corporation. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations of the Ownership & Disposition of Our Shares—Classification of KKR Financial Holdings LLC" in the prospectus.

        We have not requested approval or guidance from the SEC or its staff with respect to our 1940 Act determinations, including, in particular: our treatment of any subsidiary as majority-owned; the compliance of any subsidiary with Section 3(c)(5)(C) of, or Rule 3a-7 under, the 1940 Act, including any subsidiary's determinations with respect to the consistency of its assets or operations with the requirements thereof; or whether our investments in one or more subsidiaries constitute investment securities for purposes of the 40% test. If the SEC were to disagree with our treatment of one or more subsidiaries as being excepted from the 1940 Act pursuant to Rule 3a-7 or Section 3(c)(5)(C), or with our determination that one or more of our other investments do not constitute investment securities for purposes of the 40% test, we and/or one or more of our subsidiaries would need to adjust our investment strategies or investments in order for us to continue to pass the 40% test or register as an investment company, either of which could have a material adverse effect on us. Moreover, we may be required to adjust our investment strategy and investments, or to effect sales of our assets in a manner that, or at a time or price at which, we would not otherwise choose, if there are changes in the laws or rules governing our 1940 Act status or that of our subsidiaries, or if the SEC or its staff provides more specific or different guidance regarding the application of relevant provisions of, and rules under, the 1940 Act. Such guidance could provide additional flexibility, or it could further inhibit our ability, or the ability of a subsidiary, to pursue a chosen investment strategy, which could have a material adverse effect on us.

        If the SEC or a court of competent jurisdiction were to find that we were required, but failed, to register as an investment company in violation of the 1940 Act, we would have to cease business activities, we would breach representations and warranties and/or be in default as to certain of our contracts and obligations, civil or criminal actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement and a court could appoint a receiver to take control of us and liquidate our business, any or all of which would have a material adverse effect on our business.

Risks Related to Ownership of Our Shares

Certain provisions of our operating agreement will make it difficult for third parties to acquire control of us and could deprive holders of our shares of the opportunity to obtain a takeover premium for their shares.

        Our operating agreement contains a number of provisions that could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

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  restrictions on our ability to enter into certain transactions with major holders of our shares or their affiliates or associates modeled on certain limitations contained in Section 203 of the General Corporation Law of the State of Delaware;

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  allowing only our board of directors to fill newly created directorships;

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  requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors;

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  requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose matters to be considered by holders of our shares at a meeting of holders of our shares;

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  our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

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  a prohibition on any person beneficially or constructively owning shares in excess of 9.8% in value or number of our outstanding shares, excluding shares not treated as outstanding for U.S. federal income tax purposes, whichever is more restrictive;

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  the ability of our board of directors to amend the operating agreement without approval of the holders of our shares except under certain specified circumstances; and

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  limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

        These provisions, as well as other provisions in the operating agreement, may delay, defer or prevent a transaction or a change in control that might otherwise result in holders of our shares obtaining a takeover premium for their shares.

        Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

We may issue additional debt and equity securities which are senior to our common shares as to distributions and upon our dissolution, which could materially adversely affect the market price of our shares.

        In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financings that are secured by all or some of our assets, or issuing debt or equity securities, which could include issuances of secured liquidity notes, medium-term notes, senior notes, subordinated notes or preferred and common shares. In the event of our dissolution, liabilities of our creditors, including our lenders and holders of our debt securities, would be satisfied from our available assets in priority to distributions to holders of our common or preferred shares. Any preferred shares may have a preference over our common shares with respect to distributions made at the discretion of our board of directors, which could further limit our ability to make distributions to holders of our common shares. Because our decision to incur debt and issue shares in any future offerings will depend on the terms of our operating agreements, market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or our future debt and equity financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future, including, but not limited to, issuing common shares at a discount to market value. Accordingly, holders of our shares and of any securities we may issue whose value is linked to the value of our shares will bear the risk of our future offerings reducing the value of their shares or any such other securities and diluting their interest in us. In addition, we can change our leverage strategy and investment policies from time to time without approval of holders of any of our shares, which could adversely affect the market price of our shares.

Our board of directors has broad authority to change many of the terms of our shares without the approval of holders of our shares.

        Our operating agreement gives our board of directors broad authority to effect amendments to the provisions of our operating agreement that could change many of the terms of our shares without the consent of holders of our shares. As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

Our board of directors has full authority and discretion over distributions on our shares and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price for our shares and any other securities we may issue.

        Our board of directors has full authority and sole discretion to determine whether or not a distribution will be declared and paid, and the amount and timing of any distribution that may be paid, to holders of our shares and (unless otherwise provided by our board of directors if and when it establishes the terms of any new class or series of our shares) any other class or series of shares we may issue in the future. Our board of directors may, in its sole discretion, determine to reduce or eliminate distributions on our common shares and (unless otherwise so provided by our board of directors) any other class or series of shares we may issue in the future, which may have a material adverse effect on the market price of our shares, any such other shares and any other securities we may issue. In addition, in computing United States federal income tax liability for a taxable year, each holder of our shares will be required to take into account its allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with such holder's taxable year, regardless of whether such holder has received any distributions. As a result, it is possible that a holder's United States federal income tax liability with respect to its allocable share of these items in a particular taxable year could exceed the cash distributions received by such holder.

        In addition, as discussed above under "—Risks Related to our Organization and Structure—The terms of our indebtedness may restrict our ability to make future distributions and impose limitations on our current and future operations," our credit facility includes covenants that restricts our ability to make distributions on, and to redeem or repurchase, our shares, including a prohibition on distributions on, and redemptions and repurchases of, our shares if an event of default, or certain events that with notice or passage of time or both would constitute an event of default, under the credit facility occur and a requirement that we maintain a specified minimum level of consolidated tangible net worth. In addition, our credit facility contains a covenant which limits our ability to make distributions to our shareholders in an amount in excess of 50% of our annual taxable income.

Our failure to pay quarterly distributions to holders of our common shares could cause the market price of our common shares to decline significantly.

        On November 29, 2009, our board of directors declared a cash distribution of $0.05 per common share that was paid on December 21, 2009 to the holders of our common shares of record as of December 7, 2009.

        Our ability to pay quarterly distributions will be subject to, among other things, general business conditions, our financial results, the impact of paying distributions on our credit ratings, and legal and contractual restrictions on the payment of distributions, including restrictions imposed by our Credit Agreement. Any reduction or discontinuation of quarterly distributions could cause the market price of our common shares to decline significantly. Our payment of distributions to holders of our common shares may in certain future quarters also result in upward adjustments to the conversion rate of the notes and the 7.000% Notes. Moreover, in the event our payment of quarterly distributions is reduced or discontinued, our failure or inability to resume paying distributions could result in a persistently low market valuation of our common shares.

Risks Related to Our Management and Our Relationship with Our Manager

We are highly dependent on our Manager and may not find a suitable replacement if our Manager terminates the Management Agreement.

        We have no employees. Our Manager, and its officers and employees, allocate a portion of their time to businesses and activities that are not related to, or affiliated with, us and, accordingly, do not spend all of their time managing our activities and our investment portfolio. We expect that the portion of our Manager's time that is allocated to other businesses and activities will increase in the future as our Manager and KKR expand their investment focus to include additional investment vehicles, including vehicles which compete more directly with us, which time allocations may be material. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation and execution of our business and investment strategies and our risk management practices. We are also subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found. We believe that our success depends to a significant extent upon the experience of our Manager's executive officers, whose continued service is not guaranteed.

The departure of any of the senior management and investment professionals of our Manager or the loss of our access to KKR's senior management and investment professionals may adversely affect our ability to achieve our investment objectives.

        We depend on the diligence, skill and network of business contacts of the senior management and investment professionals of our Manager. We also depend on our Manager's access to the investment professionals and senior management of KKR and the information and deal flow generated by the KKR investment professionals and senior management during the normal course of their investment and portfolio management activities. The senior management and the investment professionals of our Manager evaluate, negotiate, structure, close and monitor our investments. Our future success will depend on the continued service of the senior management team and investment professionals of our Manager. The departure of any of the senior management or investment professionals of our Manager, or of a significant number of the investment professionals or senior management of KKR, could have a material adverse effect on our ability to achieve our investment objectives. In addition, we can offer no assurance that our Manager will remain our Manager or that we will continue to have access to KKR's investment professionals or senior management or KKR's information and deal flow.

If our Manager ceases to be our manager pursuant to the Management Agreement, financial institutions providing our credit facilities may not provide future financing to us.

        The financial institutions that finance our investments may require that our Manager continue to manage our operations pursuant to the management agreement as a condition to making continued advances to us under these credit facilities. Additionally, if our Manager ceases to be our manager, each of these financial institutions under these credit facilities may terminate their facility and their obligation to advance funds to us in order to finance our current and future investments. If our Manager ceases to be our manager for any reason and we are not able to continue to obtain financing under these or suitable replacement credit facilities, our growth may be limited or we may be forced to sell our investments at a loss.

Our Manager has limited experience in managing a specialty finance company, and our investment focus differs from those of most other KKR funds.

        Even though our Manager is affiliated with KKR, our investment focus as a specialty finance company differs from that of other entities that are or have been managed by KKR investment professionals. In particular, no entity managed by KKR has executed a business strategy that focuses primarily on investing in debt and debt-like instruments. Our investors are not acquiring an interest in any of KKR's private equity funds and the returns that are realized by our investors may be materially different than the returns realized by investors in KKR's private equity funds.

Our board of directors has approved very broad Investment Guidelines for our Manager and does not approve individual investment decisions made by our Manager except in limited circumstances.

        Our Manager is authorized to follow very broad Investment Guidelines and, as described above, in connection with the conversion transaction, these Investment Guidelines were revised to provide even greater latitude to our Manager with respect to certain matters relating to transactions with our affiliates. Our directors periodically review and approve our Investment Guidelines. Our board of directors does not approve any individual investments, other than approving a limited set of transactions with affiliates that require the pre-approval of the Affiliated Transactions Committee of our board of directors. Furthermore, transactions entered into by our Manager may be difficult or impossible to terminate or unwind. Our Manager has material latitude within the broad parameters of the Investment Policies in determining the types of assets it may decide are proper investments for us.

Certain of our investments may create a conflict of interest with KKR and other affiliates and may expose us to additional certain legal risks.

        Subject to complying with our Investment Policies and the charter of the Affiliated Transactions Committee of our board of directors, a core element of our business strategy is that our Manager will at times cause us to invest in corporate leveraged loans, high yield securities and equity securities of companies affiliated with KKR, provided that such investments meet our requirements.

        To the extent KKR is the owner of a majority of the outstanding equity securities of such companies, KKR may have the ability to elect all of the members of the board of directors of a company we invest in and thereby control its policies and operations, including the appointment of management, future issuances of shares or other securities, the payments of dividends, if any, on its shares, the incurrence of debt by it, amendments to its certificate of incorporation and bylaws and entering into extraordinary transactions, and KKR's interests may not in all cases be aligned with the interests of the holders of the securities we own. In addition, with respect to companies in which we have an equity investment, to the extent that KKR is the controlling shareholder it may be able to determine the outcome of all matters requiring shareholder approval and will generally be able to cause or prevent a change of control of a company we invest in or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that company regardless as to whether we agree with such determination. So long as KKR continues to own a significant amount of the voting power of a company we invest in, even if such amount is less than 50%, it will continue to influence strongly, or effectively control, that company's decisions. Our interests with respect to the management, investment decisions, or operations of those companies may at times be in conflict with those of KKR. In addition, to the extent that affiliates of our Manager or KKR invest in companies in which we have an investment, similar conflicts between our interests and theirs may arise. In addition, our Manager has implemented policies and procedures to mitigate potential conflicts of interest, which policies impose limitations on our ability to make certain investments in companies affiliated with KKR.

        Our interests and those of KKR may at times be in conflict because the CLO issuers in which we invest hold corporate leveraged loans the obligors on which are KKR-affiliated companies. KKR may have an interest in causing such companies to pursue acquisitions, divestitures exchange offers, debt restructurings and other transactions that, in KKR's judgment, could enhance its equity investment, even though such transactions might involve risks to holders of indebtedness, which include our CLO issuers. For example, KKR could cause a company that is the obligor on a loan held by one of our CLO issuers to make acquisitions that increase its indebtedness or to sell revenue generating assets, thereby potentially decreasing the ability of the company to repay its debt. In cases where a company's debt undergoes a restructuring, the interests of KKR as an equity investor and our CLO issuers as debt investors may diverge, and KKR may have an interest in pursuing a restructuring strategy that benefits the equity holders to the detriment of the lenders, such as our CLO issuers. This risk may be exacerbated in the current economic environment given reduced liquidity available for debt refinancing, among other factors.

        If a KKR-affiliated company were to file for bankruptcy or similar action, we face the risk that a court may subordinate our debt investment in such company to the claims of more junior debt holders or may recharacterize our investment as an equity investment. Any such action by a court would have a material adverse impact on the value of these investments.

The incentive fee provided for under the Management Agreement may induce our Manager to make certain investments, including speculative investments.

        The management compensation structure to which we have agreed with our Manager may cause our Manager to invest in high risk investments or take other risks. In addition to its base management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. In addition, the Compensation Committee of our board of directors may make grants of options and restricted shares to our Manager in the future and the factors considered by the Compensation Committee in making these grants may include performance-related factors which may also induce our Manager to make investments that are riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

There are various potential conflicts of interest in our relationship with our Manager and its affiliates, including KKR, which could result in decisions that are not in the best interests of holders of our shares.

        We are subject to potential conflicts of interest arising out of our relationship with our Manager and its affiliates. As of September 30, 2009, our Manager and its affiliates collectively owned approximately 8.4% of our outstanding common shares on a fully diluted basis. In addition, as of September 30, 2009 our chairman, Paul M. Hazen, who serves as a member of our Manager's investment committee beneficially owned approximately 0.8% of our outstanding common shares on a fully diluted basis, and two of our directors, Scott C. Nuttall, who is an executive at KKR and until February 2009 served as a member of our Manager's investment committee and William C. Sonneborn, who is an executive at KKR and serves as a member of our Manager's investment committee, beneficially owned approximately 0.7% and 0.6% of our outstanding common shares on a fully diluted basis, respectively. For purposes of computing the percentage of shares of our outstanding common shares beneficially owned as of September 30, 2009 by any person or persons on a fully diluted basis, we define beneficial ownership to include securities actually owned by a person or persons and securities over which that person or persons have or share voting or dispositive control, and we have based that calculation on our common shares and options to purchase our common shares outstanding as of September 30, 2009 and have assumed the exercise of all options to purchase our common shares beneficially owned by such person or persons, as the case may be. Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The management agreement provides that our Manager, its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, holders of our shares or any subsidiary's shareholders for acts or omissions pursuant to or in accordance with the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. Pursuant to the management agreement, we have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

        As noted above, our Manager will at times cause us to invest in loans and securities of companies affiliated with KKR, provided that such investments meet our requirements, and the terms of which such investments are made may not be as favorable as if they were negotiated with unaffiliated third parties. In addition, from time to time, the Manager may cause us to buy loans or securities from, or to sell loans or securities to, other clients of KKR or its affiliates. The Manager has implemented policies and procedures to mitigate conflicts of interest in such transactions.

        The parent company of the Manager recently furnished information to the SEC, in response to an examination letter sent to a number of investment advisers in the structured credit product sector, regarding its trading procedures and valuation practices in the collateral pools of CLOs for which it acts as collateral manager.

Affiliates of our Manager and KKR compete with us and there may be conflicts arising from allocation of investment opportunities.

        Our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities. While the management agreement generally restricts our Manager and its affiliates from raising, sponsoring or advising any new investment fund, company or other entity, including a REIT, that invests primarily in domestic mortgage-backed securities, this restriction is of significantly less relevance since the May 4, 2007 restructuring pursuant to which we succeeded KKR Financial Corp., as we have not elected to be taxed as a REIT for United States federal income tax purposes and therefore will not be limited to investing in assets that would be qualifying assets for a REIT under the Code. In addition, the management agreement provides that, for purposes of the foregoing limitation, any portfolio company of any private equity fund controlled by KKR shall not be deemed to be an affiliate of our Manager. As a result, our Manager and its affiliates, including KKR, currently are engaged in and may in the future engage in management or investment opportunities that have overlapping objectives with us. In particular, affiliates of our Manager currently manage a separate investment fund and separately managed accounts that invest in the same non-mortgage-backed securities investments that we invest in, including other fixed income investments. With respect to these entities and any other competing entities established in the future, our Manager and its affiliates will face conflicts in the allocation of investment opportunities. Such allocation is at the discretion of our Manager in accordance with our Manager's allocation policies and procedures. However, there is no guarantee that this allocation would be made in the best interests of holders of our shares or any other securities we may issue.

We compete with other investment entities affiliated with KKR for access to KKR's investment professionals.

        KKR and its affiliates manage several private equity funds, and we believe that KKR and its affiliates will establish and manage other investment entities in the future. Certain of these investment entities have, and any newly created entities may have, an investment focus similar to our focus, and as a result we compete with those entities and will compete with any such newly created entities for access to the benefits that our relationship with KKR provides to us. Our ability to continue to engage in these types of opportunities in the future depends, to a significant extent, on competing demands for these investment opportunities by other investment entities established by KKR and its affiliates. To the extent that we and other KKR affiliated entities or related parties compete for investment opportunities, there can be no assurances that we will get the best of those opportunities or that the performance of the investments allocated to us, even within the same asset classes, will perform as favorably as those allocated to others.

Termination by us of the management agreement with our Manager is difficult and costly.

        The management agreement expires on December 31 of each year, but is automatically renewed for a one-year term on each December 31 unless terminated upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common shares, based upon (i) unsatisfactory performance by our Manager that is materially detrimental to us or (ii) a determination that the management fee payable to our Manager is not fair, subject to our Manager's right to prevent such a termination under this clause (ii) by accepting a mutually acceptable reduction of management fees. Our Manager must be provided with 180 days' prior written notice of any such termination and will be paid a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, the base management and incentive fees deferred by our Manager through December 15, 2009 will become payable if the management agreement is terminated prior to such date. These provisions would result in substantial cost to us if we terminate the management agreement, thereby adversely affecting our ability to terminate our Manager.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.

        We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to make, dispose of, increase the amount of, or otherwise take action with respect to, an investment in those companies. Our relationship with KKR could create a conflict of interest to the extent our Manager becomes aware of inside information concerning investments or potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on our behalf. We cannot assure our shareholders, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our results of operations. Conversely, we may pursue investments without obtaining access to confidential information otherwise in the possession of KKR or one of its affiliates, which information, if reviewed, might otherwise impact our judgment with respect to such investments.

Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

        Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our shareholders or any subsidiary's shareholders for acts or omissions pursuant to or performed in accordance with the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. Pursuant to the management agreement, we have agreed to indemnify our Manager and its members, managers, officers and employees and each person controlling our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Tax Risks

Holders of our shares will be subject to United States federal income tax on their share of our taxable income, regardless of whether or when they receive any cash distributions from us, and may recognize income in excess of our cash distributions.

        We intend to continue to operate so as to qualify, for United States federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Holders of our common shares are subject to United States federal income taxation and, in some cases, state, local and foreign income taxation, on their allocable share of our items of income, gain, deduction, and credit, regardless of whether or when they receive cash distributions. In addition, certain of our investments, including investments in certain foreign corporate subsidiaries, CLO issuers, including those treated as partnerships or disregarded as a separate entity from us for United States federal income tax purposes, and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Those investments typically produce ordinary income on a current basis, but any losses we would recognize from those investments would typically be treated as capital losses. In addition, we have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. Consequently, in some taxable years, holders of our common shares may recognize taxable income in excess of our cash distributions, and holders may be allocated capital losses either in the same or future years that cannot be used to offset such taxable income. Furthermore, if we did not pay cash distributions with respect to a taxable year, holders of our common shares would still have a tax liability attributable to their allocation of our taxable income.

If we fail to satisfy the "qualifying income exception," all of our income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our common shares and thus could result in a substantial reduction in the value of our common shares and any other securities we may issue.

        We intend to continue to operate so as to qualify as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for United States federal income tax purposes. In general, if a partnership is "publicly traded" (as defined in the Code), it will be treated as a corporation for United States federal income tax purposes. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation, for United States federal income tax purposes, so long as it is not required to register under the Investment Company Act and at least 90% of its gross income for each taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the Code. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the "conduct of a financial or insurance business" nor based, directly or indirectly, upon "income or profits" of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

        While it is expected that our method of operation will not result in the generation of significant amounts of interest that is derived from the "conduct of a financial or insurance business" or that is based, directly or indirectly, upon "income or profits" of any person, there can be no assurance that the IRS will not assert successfully that some portion of the interest we receive is not "qualifying income." If we fail to satisfy the "qualifying income exception" described above, items of income, gain, loss, deduction and credit would not pass through to holders of our common shares and such holders would be treated for United States federal (and certain state and local) income tax purposes as shareholders in a corporation. In such case, we would be required to pay income tax at regular corporate rates on all of our income. In addition, we would likely be liable for state and local income and/or franchise taxes on all of our income. Distributions to holders of our common shares would constitute ordinary dividend income taxable to such holders to the extent of our earnings and profits, and these distributions would not be deductible by us. If we were taxable as a corporation, it could result in a material reduction in cash flow and after-tax return for holders of our common shares and thus could result in a substantial reduction in the value of our common shares and any other securities we may issue.

Complying with certain tax-related requirements may cause us to forego otherwise attractive business or investment opportunities.

        To be treated as a partnership for United States federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, we must satisfy the qualifying income exception, which requires that at least 90% of our gross income each taxable year consist of interest, dividends, capital gains and other types of "qualifying income." Interest income will not be qualifying income for the qualifying income exception if it is derived from "the conduct of a financial or insurance business." This requirement limits our ability to originate loans or acquire loans originated by our Manager and its affiliates. In addition, we intend to operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a United States trade or business with respect to non-United States holders. In order to comply with these requirements, we (or our subsidiaries) may be required to invest through foreign or domestic corporations or forego attractive business or investment opportunities. Thus, compliance with these requirements may adversely affect our return on our investments and results of operations.

Holders of our shares may recognize gain for United States federal income tax purposes when we sell assets that cause us to recognize a loss for financial reporting purposes.

        We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets upon certain events, including the sale of our common shares. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when our holders purchased our common shares and the fair market value of our assets at that time, our holders may recognize gain for United States federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes.

The ability of holders of our common shares to deduct certain expenses incurred by us may be limited.

        In general, expenses incurred by us that are considered "miscellaneous itemized deductions" may be deducted by a holder of our common shares that is an individual, estate or trust only to the extent that such holder's allocable share of those expenses, along with the holder's other miscellaneous itemized deductions, exceed, in the aggregate, 2% of such holder's adjusted gross income. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. We anticipate that management fees that we pay to our Manager and certain other expenses incurred by us will constitute miscellaneous itemized deductions. A holder's inability to deduct all or a portion of such expenses could result in an amount of taxable income to such holder with respect to us that exceeds the amount of cash actually distributed to such holder for the year.

Holders of our common shares may recognize a greater taxable gain (or a smaller tax loss) on a disposition of our common shares than expected because of the treatment of debt under the partnership tax accounting rules.

        We will incur debt for a variety of reasons, including for acquisitions as well as other purposes. Under partnership tax accounting principles (which apply to us), our debt is generally allocable to holders of our common shares, who will realize the benefit of including their allocable share of the debt in the tax basis of their common shares. The tax basis in our common shares will be adjusted for, among other things, distributions of cash and allocations of our losses, if any. At the time a holder of our common shares later sells its common shares, the holder's amount realized on the sale will include not only the sales price of the common shares but also will include such holder's portion of debt allocable to those common shares (which is treated as proceeds from the sale of those common shares). Depending on the nature of our activities after having incurred the debt, and the utilization of the borrowed funds, a later sale of our common shares could result in a larger taxable gain (or a smaller tax loss) than anticipated.

We could incur a significant tax liability if the IRS successfully asserts that the "anti-stapling" rules apply to certain of our subsidiaries, which could result in a reduction in cash flow and after-tax return for holders of common shares and thus could result in a reduction of the value of those common shares.

        If we were subject to the "anti-stapling" rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary, or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. If the "anti-stapling" rules applied, our foreign corporate subsidiaries would be treated as domestic corporations, which would cause those entities to be subject to United States federal corporate income taxation, and any REIT subsidiary would be treated as a single entity with our domestic and foreign corporate subsidiaries for purposes of the REIT qualification requirements, which could result in the REIT Subsidiary failing to qualify as a REIT and being subject to United States federal corporate income taxation. Currently, we have one subsidiary taxed as a REIT (KFH II), two foreign corporate subsidiaries (KKR TRS Holdings Ltd. and KKR Financial Holdings, Ltd.), and four domestic corporate subsidiaries (KKR PEI VII, LLC, KKR Financial Holdings, Inc., KFH PE Holdings I LLC and KFH PE Holdings II LLC). During 2008, we also owned two subsidiaries taxed as REITs (KKR Financial Corp. and KKR QRS #1, Inc.), and certain of our CLO issuers were treated as foreign corporate subsidiaries for United States federal income tax purposes. Because we own, or are treated as owning, a substantial proportion of our assets directly for United States federal income tax purposes, we do not believe that the "anti-stapling" rules have applied or will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of common shares and thus could result in a reduction of the value of those shares.

Tax-exempt holders of our shares will likely recognize significant amounts of "unrelated business taxable income," the amount of which may be material.

        An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its "unrelated business taxable income" ("UBTI"). Because we have incurred "acquisition indebtedness" with respect to certain equity and debt securities we hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for United States federal income tax purposes), a proportionate share of a holder's income from us with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of our shares will likely recognize significant amounts of UBTI. Tax-exempt holders of our shares are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

There can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to non-United States holders of our common shares.

        While it is expected that our method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a United States trade or business with respect to non-United States holders of our shares, there can be no assurance that the IRS will not assert successfully that some portion of our income is properly treated as effectively connected income with respect to such non-United States holders. To the extent our income is treated as effectively connected income, non-United States holders generally would be required to (i) file a United States federal income tax return for such year reporting their allocable portion, if any, of our income or loss effectively connected with such trade or business and (ii) pay United States federal income tax at regular United States tax rates on any such income. Non-United States holders that are corporations also would be required to pay branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Although we anticipate that our foreign corporate subsidiaries will not be subject to United States federal income tax on a net basis, no assurance can be given that such subsidiaries will not be subject to United States federal income tax on a net basis in any given taxable year.

        We anticipate that our foreign corporate subsidiaries, including KKR TRS Holdings Ltd. and KKR Financial Holdings, Ltd., will generally continue to conduct their activities in such a way as not to be deemed to be engaged in a United States trade or business and not to be subject to United States federal income tax. There can be no assurance, however, that our foreign corporate subsidiaries will not pursue investments or engage in activities that may cause them to be engaged in a United States trade or business. Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign corporate subsidiaries would not become subject to United States federal income tax. Further, there can be no assurance that unanticipated activities of our foreign subsidiaries would not cause such subsidiaries to become subject to United States federal income tax. If any of our foreign corporate subsidiaries became subject to United States federal income tax (including the United States branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares and any other securities we may issue. Our foreign corporate subsidiaries are generally not expected to be subject to United States federal income tax on a net basis, and such subsidiaries may receive income that is subject to withholding taxes imposed by the United States or other countries.

Certain of our investments may subject us to United States federal income tax and could have negative tax consequences for our shareholders.

        A portion of our distributions likely will constitute "excess inclusion income." Excess inclusion income is generated by residual interests in REMICs and taxable mortgage pool arrangements owned by REITs. We own through a disregarded entity a small number of REMIC residual interests. In addition, KFH II has entered into financing arrangements that may be treated as taxable mortgage pools. We will be taxable at the highest corporate income tax rate on any excess inclusion income from a REMIC residual interest that is allocable to the percentage of our shares held in record name by disqualified organizations. Although the law is not clear, we may also be subject to that tax if the excess inclusion income arises from a taxable mortgage pool arrangement owned by a REIT in which we invest. Disqualified organizations are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income (including certain state pension plans and charitable remainder trusts). They are permitted to own our shares. Because this tax would be imposed on us, all of the holders of our shares, including holders that are not disqualified organizations, would bear a portion of the tax cost associated with our ownership of REMIC residual interests and with the classification of any of our REIT subsidiaries or a portion of the assets of any of our REIT subsidiaries as a taxable mortgage pool. A regulated investment company or other pass-through entity owning our shares may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our common shares on behalf of disqualified organizations also potentially may be subject to this tax.

        Excess inclusion income cannot be offset by losses of our shareholders. If the shareholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the shareholder is a foreign person, it would be subject to United States federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Dividends paid by, and certain income inclusions derived with respect to our ownership of, KFH II and foreign corporate subsidiaries will not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

        Tax legislation enacted in 2003 and 2006 reduced the maximum United States federal income tax rate on certain corporate dividends payable to taxpayers taxed at individual rates to 15% through 2010. Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies ("PFICs"), certain controlled foreign corporations ("CFCs"), and REITs, however, are generally not eligible for the reduced rates. We have treated and intend to continue to treat our foreign corporate subsidiaries for United States federal income tax purposes, as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income. Although this legislation does not generally change the taxation of our foreign corporate subsidiaries and REITs, the more favorable rates applicable to regular corporate dividends could cause investors taxed at individual rates to perceive investments in PFICs, CFCs or REITs, or in companies such as us, whose holdings include foreign corporations and REITs, to be relatively less attractive than holdings in the stocks of non-CFC, non-PFIC and non-REIT corporations that pay dividends, which could adversely affect the value of our shares and any other securities we may issue.

Ownership limitations in the operating agreement that apply so long as we own an interest in a REIT, such as KFH II, may restrict a change of control in which our holders might receive a premium for their shares.

        In order for KFH II to continue to qualify as a REIT, no more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year and its shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. We intend for KFH II to be owned, directly or indirectly, by us and by holders of the preferred shares issued by KFH II. In order to preserve the REIT status of KFH II and any future REIT subsidiary, the operating agreement generally prohibits, subject to exceptions, any person from beneficially owning or constructively owning shares in excess of 9.8% in value or in number of our outstanding shares, excluding shares not treated as outstanding for United States federal income tax purposes, whichever is more restrictive. This restriction may be terminated by our board of directors if it determines that it is no longer in our best interests for any subsidiary to attempt to or to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required to qualify as a REIT, and our board of directors may also, in its sole discretion, exempt a person from this restriction.

        The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The failure of KFH II to qualify as a REIT would generally cause it to be subject to United States federal income tax on its taxable income, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a reduction of the value of those shares and any other securities we may issue.

        We intend that KFH II will continue to operate in a manner so as to qualify to be taxed as a REIT for United States federal income tax purposes. No ruling from the IRS, however, has been or will be sought with regard to the treatment of KFH II as a REIT for United States federal income tax purposes, and its ability to qualify as a REIT depends on its satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Accordingly, no assurance can be given that KFH II will satisfy such requirements for any particular taxable year. If KFH II were to fail to qualify as a REIT in any taxable year, it would be subject to United States federal income tax, including any applicable alternative minimum tax, on its net taxable income at regular corporate rates, and distributions would not be deductible by it in computing its taxable income. Any such corporate tax liability could be substantial and could materially reduce the amount of cash available for distribution to us, which in turn would materially reduce the amount of cash available for distribution to holders of our shares and could have an adverse impact on the value of those shares and any other securities we may issue. Unless entitled to relief under certain Code provisions, KFH II also would be disqualified from taxation as a REIT for the four taxable years following the year during which they ceased to qualify as REITs.

The IRS Schedules K-1 we will provide will be significantly more complicated than the IRS Forms 1099 provided by REITs and regular corporations, and holders of our common shares may be required to request an extension of the time to file their tax returns.

        Holders of our common shares are required to take into account their allocable share of items of our income, gain, loss, deduction and credit for our taxable year ending within or with their taxable year. We will use reasonable efforts to furnish holders of our common shares with tax information (including IRS Schedule K-1) as promptly as possible, which describes their allocable share of such items for our preceding taxable year. However, we may not be able to provide holders of our common shares with tax information on a timely basis. Because holders of our common shares will be required to report their allocable share of each item of our income, gain, loss, deduction, and credit on their tax returns, tax reporting for holders of our common shares will be significantly more complicated than for shareholders in a REIT or a regular corporation. In addition, delivery of this information to holders of our common shares will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, holders of our common shares will need to apply for extensions of time to file their tax returns.

Our structure involves complex provisions of United States federal income tax law for which no clear precedent or authority may be available, and which is subject to potential change, possibly on a retroactive basis. Any such change could result in adverse consequences to the holders of our common shares and any other securities we may issue.

        The United States federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. The United States federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in foreign entities. The present United States federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of our common shares could be adversely affected by any such change in, or any new tax law, regulation or interpretation. Our operating agreement permits our board of directors to modify (subject to certain exceptions) the operating agreement from time to time, without the consent of the holders of our common shares. These modifications may address, among other things, certain changes in United States federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of our common shares and of other securities we may issue. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to holders of our common shares in a manner that reflects their distributive share of our items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or United States Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of our common shares and of any securities we may issue.

Proposed tax legislation, if enacted, could limit our ability conduct investment management or advisory or other activities in the future.

        Proposed tax legislation has been introduced in Congress that is intended to prevent publicly traded partnerships from conducting investment management or advisory activities without the imposition of corporate income tax. One version of this proposed legislation would prevent a publicly traded partnership from qualifying as a partnership for United States federal income tax purposes if it conducts such activities either directly or indirectly through any entity in which it owns an interest, no matter how small or insignificant such activities are compared to the partnership's other activities. Other versions of the legislation would mandate that any income from investment management or advisory activities be treated as non-qualifying income under the 90% qualifying income exception for publicly traded partnerships, which, in turn, would limit the amount of such income that a publicly traded partnership could derive other than through corporate subsidiaries. It is unclear which version of the legislation, if any, ultimately will be enacted. It also is uncertain whether such legislation, if enacted, would apply retroactively to dates specified in the original proposals or prospectively only. We do not currently engage in investment management or advisory activities either directly or indirectly through an entity in which we own an interest. However, if such legislation is enacted, depending on the form it takes, it could limit our ability to engage in investment management and advisory or other activities in the future. Investors should consult their own tax advisors regarding the likelihood that the proposed legislation will be enacted and, if enacted, the form it is likely to take.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of pre-tax income before equity in income of unconsolidated affiliate. "Fixed charges" consist of interest incurred on all indebtedness and capitalized expenses relating to indebtedness. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Period from August 12, 2004 (Inception) through December 31, 2004(1)
			Fiscal Year Ended					Nine Months Ended September 30, 2009
			December 31, 2005(1)	December 31, 2006(1)	December 31, 2007(1)	December 31, 2008
Ratio of Earnings to Fixed Charges		(2)	1.6x	1.3x	1.3x		(3)	1.3x

(1)
Certain prior period information has been reclassified to conform to the current period's presentation.

(2)
Losses exceeded fixed charges by approximately $8.0 million for the period from August 12, 2004 (the date of inception) through December 31, 2004. The coverage deficiency for total fixed charges from the period from August 12, 2004 (inception) through December 31, 2004 was $8.0 million to arrive at a one-to-one ratio.

(3)
Losses exceeded fixed charges by approximately $513.0 million for the year ended December 31, 2008. The coverage deficiency for total fixed charges for the year ended December 31, 2008 was $1.1 billion to arrive at a one-to-one ratio.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $121 million (or approximately $139 million if the underwriters exercise their overallotment option in full), after deducting the underwriters' discount and estimated offering expenses.

        We intend to use substantially all of the net proceeds to repurchase or repay a portion of our existing senior indebtedness, with the remaining proceeds to be used for general corporate purposes. Our existing senior indebtedness includes Convertible Senior Notes, which accrue interest at an annual rate of 7.0% and come due on July 15, 2012, and amounts outstanding under our existing senior secured credit facility, which currently accrue interest at an annual rate of LIBOR plus 4.00% and come due on November 10, 2011.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of September 30, 2009:

  •
  on an actual basis; and

  •
  as adjusted to reflect the offering of the notes and the application of the net proceeds as described under "Use of Proceeds," assuming that the underwriters do not exercise their overallotment option to purchase additional notes.

        This table should be read in conjunction with the information contained herein under the heading "Use of Proceeds," and under the heading "Management's Discussion and Analysis of and Financial Condition and Results of Operations" and in our consolidated financial statements and notes thereto, each of which is in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, each of which are incorporated by reference in this prospectus supplement. In addition, you should read this table together with the information appearing above under "Summary—Recent Developments."

	As of September 30, 2009
	Actual	As adjusted
	(Unaudited) (Dollars in Thousands)
Cash and cash equivalents(1)	$125,862	$

Borrowings:
Collateralized loan obligation senior secured notes	$5,706,882		$5,706,882
Collateralized loan obligation junior secured notes issued to affiliates	547,421		547,421
Senior secured credit facility	187,500		187,500
7.000% senior convertible notes due 2012	275,800		275,800
Junior subordinated notes	283,671		283,671
Residential mortgage-backed securities issued, principal outstanding	2,711,990		2,711,990
% senior convertible notes due 2017	—		150,000

Total borrowings	$9,713,264		$9,863,264
Shareholders' equity:
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2009	$—		$—
Common shares, no par value, 500,000,000 shares authorized, and 158,359,757 issued and outstanding at September 30, 2009(2)	—		—
Paid-in-capital	2,562,262
Accumulated other comprehensive income	91,761		91,761
Accumulated deficit	(1,543,902)		(1,543,902)

Total shareholders' equity	$1,110,121	$

Total capitalization	$10,823,385	$

(1)
Assumes that the net proceeds from the offering of the notes will be held initially as cash until such time as the Company can effect transactions to redeem, repurchase or retire portions of its existing senior indebtedness.

(2)
Excludes common shares that may be issued, under certain circumstances, upon conversion of the    % senior convertible notes due 2017.

 PRICE RANGE OF COMMON SHARES AND DISTRIBUTIONS

        Our common shares have been listed on the NYSE under the symbol "KFN" since the time of the conversion transaction on May 4, 2007. The common stock of KKR Financial Corp., our predecessor, was traded on the NYSE from June 24, 2005 until the effectiveness of the conversion transaction. As of November 2, 2009, we had 158,359,757 common shares outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the common shares as reported on the NYSE.

	Share Prices
	High	Low
Year Ended December 31, 2010
First Quarter (through January 8, 2010)	$7.04	$6.18
Year Ended December 31, 2009
Fourth Quarter ended December 31, 2009	$5.95	$4.10
Third Quarter ended September 30, 2009	5.25	0.75
Second Quarter ended June 30, 2009	2.35	0.78
First Quarter ended March 31, 2009	2.64	0.40
Year Ended December 31, 2008
Fourth Quarter ended December 31, 2008	$6.99	$0.57
Third Quarter ended September 30, 2008	11.34	5.15
Second Quarter ended June 30, 2008	13.72	10.28
First Quarter ended March 31, 2008	16.78	10.12
Year Ended December 31, 2007
Fourth Quarter ended December 31, 2007	$17.28	$13.03
Third Quarter ended September 30, 2007	25.64	9.39
Second Quarter ended June 30, 2007	28.20	24.83
First Quarter ended March 31, 2007	30.27	25.22

        The following table sets forth the cash distributions declared per common share for fiscal years 2007, 2008 and 2009. We did not declare any cash distributions in the fourth quarter of fiscal year 2008 or during the first three quarters of fiscal year 2009.

Record Date	Payment Date	Cash Distribution Declared Per Common Share
February 15, 2007	February 28, 2007	$0.54
May 17, 2007	May 31, 2007	$0.56
August 16, 2007	August 30, 2007	$0.56
November 15, 2007	November 29, 2007	$0.50
February 15, 2008	February 29, 2008	$0.50
May 15, 2008	May 30, 2008	$0.40
August 15, 2008	August 29, 2008	$0.40
December 7, 2009	December 21, 2009	$0.05

 DISTRIBUTION POLICY

        In light of the economic conditions that prevailed through the later part of 2008 and into the third quarter of 2009, we suspended making distributions to the holders of our common shares during such period. On November 29, 2009, we declared a cash distribution of $0.05 per common share. The cash distribution will be payable on December 21, 2009 to holders of our common shares of record as of the close of business on December 7, 2009. However, we cannot assure you that similar, or any, distribution will be made to holders of our common shares during future periods.

        Our board of directors has full authority and sole discretion to determine whether or not a distribution will be declared and paid, and the amount and timing of any distribution that may be paid, to holders of our common shares and (unless otherwise provided by our board of directors if and when it establishes the terms of any new class or series of our shares) any other class or series of shares we may issue in the future. Our board of directors may, in its sole discretion, determine to reduce or eliminate distributions on our common shares and (unless otherwise so provided by our board of directors) any other class or series of shares we may issue in the future, which may have a material adverse effect on the market price of our common shares and any such other shares. As a result, distributions to holders of our shares will depend on a number of factors, including:

  •
  our financial condition;

  •
  general business conditions;

  •
  our results of operations;

  •
  our available capital and leverage;

  •
  our debt service requirements;

  •
  cash distributions to us from our subsidiaries;

  •
  our operating expenses;

  •
  our taxable income;

  •
  our liquidity requirements;

  •
  our distribution yield relative to our peers;

  •
  restrictions under Delaware law;

  •
  any contractual, legal and regulatory restrictions on the payment of distributions by us to holders of our shares or by our subsidiaries to us; and

  •
  other factors our board of directors in its discretion deems relevant.

        Our Credit Agreement includes covenants that could restrict our ability to make distributions on our common shares and any other class or series of shares we may issue in the future, including a prohibition on distributions on our shares if an event of default, or certain events that with notice or passage of time or both would constitute an event of default, under the Credit Agreement occur and a requirement that we maintain a specified minimum level of consolidated tangible net worth.

DESCRIPTION OF NOTES

        The following description summarizes certain terms and provisions of the notes and the base indenture and the supplemental indenture that we will enter into in connection with this offering. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the base indenture and the supplemental indenture, which are incorporated herein by reference. We will provide copies of these documents to you upon request. See "Where You Can Find More Information."

        Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes and the indenture, as applicable. As used in this section, the terms "we," "us" and "our" refer to KKR Financial Holdings LLC and not to any of its subsidiaries.

General

        The notes will be issued pursuant to a base indenture as supplemented by a supplemental indenture thereto, each to be dated as of January     , 2010, between us and Wells Fargo Bank, National Association, as trustee. We refer to the base indenture and supplemental indenture collectively as the "indenture." Copies of the indenture and the form of the notes are available upon request to us.

        The notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes and senior to all of our other indebtedness that is expressly subordinated to the notes. The notes will be effectively subordinated to all of our secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities of all of our subsidiaries. As of September 30, 2009, we had outstanding $559.5 million of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable and accrued expenses) and $187.5 million of secured indebtedness. At that date, our consolidated subsidiaries had outstanding an aggregate of $6.3 billion in total liabilities (exclusive of intercompany indebtedness, trade payables, distributions payable and accrued expenses) and no preferred equity. The indenture governing the notes does not prohibit us or any of our subsidiaries from incurring additional indebtedness, including secured indebtedness, or issuing preferred equity in the future.

        The notes will initially be limited to the aggregate principal amount of $125 million (or $143.75 million if the underwriters exercise their overallotment option to purchase additional notes in full). We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered hereby and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

        The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under "—Book-Entry System."

        Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

        If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment and no interest shall accrue as a result of such delay. The term "business day" means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which trust companies or banking institutions in The City of New York or at the place of payment are authorized or obligated by law, regulation or executive order to close. All payments will be made in U.S. dollars.

        The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. Holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes.

        The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them, including any provision that will require any successor person to continue to qualify for taxation as a partnership. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

Interest

        Interest on the notes will accrue at the rate of        % per year from and including January     , 2010 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on July 15 and January 15 of each year, beginning July 15, 2010. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the July 1 or January 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Unless the context otherwise requires, the term "interest" includes special interest, if any, due in the manner provided under "—Events of Default, Notice and Waiver."

        If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if the redemption date or repurchase date for a note falls after a record date but on or prior to the immediately succeeding interest payment date, we will pay the accrued and unpaid interest due on that interest payment date instead to the record holder of such note as of the close of business on the related record date.

Maturity

        The notes will mature on January 15, 2017 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder's option at certain times as described under "—Redemption to Preserve REIT Status of Any of Our Subsidiaries" or "—Repurchase at Option of Holders Upon a Fundamental Change" below or (2) converted at a holder's option as permitted under "—Conversion Rights" below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption to Preserve REIT Status of Any of Our Subsidiaries

        If, at any time, we determine it is necessary to redeem the notes in order to preserve the status of any subsidiary of ours as a REIT, we may redeem the notes, in whole or in part, for cash. The redemption price for the notes will be 100% of the principal amount of notes to be redeemed, plus all accrued and unpaid interest to, but excluding, the redemption date, unless the redemption date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest on any notes to be redeemed to the holder of record of such notes as of the close of business on such record date and the redemption price will be 100% of the principal amount of notes to be redeemed.

        If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

        Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date. We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing the redemption and publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

        If we call notes for redemption, a holder who converts its notes prior to the close of business on the business day immediately preceding the redemption date may be entitled to receive a make-whole premium in the form of an increase in the applicable conversion rate as and to the extent described under "Conversion Rights—Make-whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights."

        No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date. The redemption date must be a business day.

        The foregoing redemption right will terminate if the restrictions on ownership and transfer of our shares set forth in Article 3 (or any successor provisions) of our operating agreement terminate (which, in general, will occur only if, among other things, our board of directors determines that it is no longer in our best interests to have any of our REIT subsidiaries attempt or continue to qualify as a REIT or that compliance with those restrictions on ownership and transfer are no longer required for REIT qualification) or if our board of directors revokes or otherwise terminates the election by all of our REIT subsidiaries to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Code or we no longer own a REIT subsidiary. When we refer to a "REIT subsidiary," we mean any subsidiary of ours that has elected, or intends to elect for the current taxable year, to be qualified as a REIT pursuant to Section 856(g) (or any successor thereto) of the Code, and when we refer to our "operating agreement" we mean our amended and restated operating agreement, as the same may be further amended, supplemented or restated from time to time, and including any successor thereto or, if we shall at any time be an entity other than a limited liability company, the organizational or governing documents of such other entity.

Repurchase at Option of Holders Upon a Fundamental Change

        If a fundamental change occurs prior to the stated maturity date of the notes, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest accrued to the repurchase date, unless the repurchase date falls after a record date but on or prior to the immediately succeeding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the date of business on such record date and the repurchase price will be 100% of the principal amount of the notes to be repurchased.

        Within 20 days after the occurrence of a fundamental change, we are obligated to give to the holders of the notes notice of the fundamental change and of the repurchase right arising as a result of the fundamental change and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing the occurrence of the fundamental change and publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

        To exercise its repurchase right, a holder of notes must deliver to the paying agent prior to the close of business on the third business day prior to the repurchase date written notice of such holder's exercise of its repurchase right. Such notice must state:

  •
  if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

  •
  the portion of the principal amount of notes to be repurchased, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that the remaining principal amount of such holder's notes is in an authorized denomination; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

        Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

  •
  the name of the holder;

  •
  the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

  •
  the principal amount of notes, if any, that remains subject to the repurchase notice, which must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

        Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. If a holder does not transfer or deliver its notes to the paying agent prior to the repurchase date, we will pay the repurchase price within two business days after the transfer or delivery of such notes.

        If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        A "fundamental change" means the occurrence of a change in control or a termination of trading, each as defined below.

        A "change in control" will be deemed to have occurred at the time that any of the following occurs:

  •
  consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

  •
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority-owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our limited liability company interests or other equity interests then outstanding entitled to vote generally in elections of directors; or

  •
  during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of directors, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors.

        However, even if any of the events specified in the preceding three bullet points have occurred, a "change in control" will not be deemed to have occurred for purposes of the repurchase right described in this "—Repurchase at Option of Holders Upon a Fundamental Change" if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common stock traded on a U.S. national securities exchange (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become convertible into such common stock.

        For purposes of these provisions, "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        A "termination of trading" will be deemed to have occurred if our common shares (or other common equity interests into which the notes are then convertible) are not listed on a United States national securities exchange or cease to be traded in contemplation of a delisting, other than as a result of a transaction described in the first bullet point of the definition of change in control.

        The definition of "change in control" includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

        No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See "Risk Factors—We may not have the cash necessary to pay cash amounts owing upon conversions of notes or to repurchase the notes following certain fundamental changes."

        To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

        We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Conversion Rights

        Subject to the restrictions on ownership of our common shares, holders may convert their notes at an initial conversion rate of         of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $        per common share) at any time prior to the close of business on the business day immediately preceding the maturity date for the notes. If we call notes for redemption or terminate your conversion rights, holders may convert their notes at any time prior to the close of business on the business day immediately preceding the redemption date or termination date, as the case may be. The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "conversion rate" and the "conversion price," respectively, and will be subject to adjustment as described herein. Upon conversion of notes, we will settle our obligations in the manner set forth under "—Conversion Settlement."

        Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and our common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

        Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date, (2) with respect to overdue interest, if any overdue interest exists at the time of conversion with respect to such notes or (3) in respect of any conversion that occurs after the record date for the interest payment due on the maturity date.

        If a holder converts its notes and we are required to issue common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common shares.

        If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder's behalf, convert the notes into cash and our common shares, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent. Holders may convert their notes in whole or in part in integral multiples of $1,000.

        If a holder has already delivered a repurchase notice as described under "—Repurchase at Option of Holders Upon a Fundamental Change" above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Our right to terminate conversion rights

        We may elect to terminate your right to convert the notes effective on or after January 15, 2013, but only if the closing sale price of our common shares for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we provide the notice of our election to terminate your conversion rights exceeds 150% of the conversion price in effect on each such trading day.

        Written notice of termination of conversion rights must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the termination date. We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc., Bloomberg Business News or PR Newswire or a substantially equivalent financial news organization announcing the termination date and publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

        If we elect to terminate your conversion rights, a holder who converts its notes prior to the close of business on the business day immediately preceding the termination date may be entitled to receive a make-whole premium in the form of an increase in the applicable conversion rate as and to the extent described under "—Make-whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights."

        "Closing sale price" of our common shares or other equity securities or similar equity interests or other publicly traded securities on any date means the closing sale price per common share, equity security, equity interest or other security, as the case may be (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices), on such date as reported on the principal United States securities exchange on which our common shares or such other equity securities or similar equity interests or other securities are traded or, if our common shares or such other equity securities or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by an established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights

        If:

  •
  the effective date of a transaction described in the first or second bullets of the definition of change in control (as set forth above under "—Repurchase at Option of Holders Upon a Fundamental Change") (a "make-whole fundamental change") occurs prior to the stated maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change;

  •
  we give notice of our election to redeem the notes as described under "—Redemption to Preserve REIT Status of Any of Our Subsidiaries" above and a holder elects to convert its notes in connection with such redemption; or

  •
  we give notice of our election to terminate your conversion rights as described under "—Our right to terminate conversion rights" above and a holder elects to convert its notes in connection with such termination, then, in each case, we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional common shares (the "additional shares") as described below. A conversion of notes will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from and including the effective date of such make-whole fundamental change up to and including the earlier of the 30th business day following the effective date of such make-whole fundamental change and the business day preceding the maturity date of the notes. A conversion of notes will be deemed for these purposes to be "in connection" with a redemption of the notes or a termination of conversion rights, as the case may be, if the holder converts such notes on a date from, and including, the date we give holders notice of redemption or notice of termination, as the case may be, up to, and including, the business day immediately preceding the redemption date or termination date, as the case may be.

        The number of additional shares will be determined by reference to the table below and is based on the date on which such make-whole fundamental change becomes effective or the date upon which we give our notice of redemption or termination (the "effective date") and the price (the "share price") paid per common share in such transaction. If the holders of our common shares receive only cash in a make-whole fundamental change transaction, the share price shall be the cash amount paid per common share. Otherwise, and in the case of a conversion upon our notice of redemption or upon a termination of conversion rights, the share price shall be the average of the closing sale prices of our common shares on the 10 consecutive trading days up to but excluding the effective date.

        The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth below under "—Conversion Rate Adjustments." The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional shares will be subject to adjustment in the same manner as the conversion rate as set forth below under "—Conversion Rate Adjustments."

        The following table sets forth the share price and number of additional shares to be received per $1,000 principal amount of notes:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
January , 2010
January 15, 2011
January 15, 2012
January 15, 2013
January 15, 2014
January 15, 2015
January 15, 2016
January 15, 2017

        The exact share prices and effective dates may not be set forth in the table, in which case:

          (1)   if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

          (2)   if the share price is equal to or in excess of $        per common share (subject to adjustment), no additional shares will be issued upon conversion; and

          (3)   if the share price is less than $        per common share (subject to adjustment), no additional shares will be issued upon conversion.

        Notwithstanding the foregoing, in no event will the total number of our common shares issuable upon conversion exceed        per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate is subject to adjustment as set forth below under "—Conversion Rate Adjustments."

Reorganization events

        If we are a party to a consolidation, merger or binding share exchange (including, without limitation, by way of a recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) or a sale, lease or transfer to a third party of our consolidated assets substantially as an entirety) pursuant to which all of our common shares are converted into cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that holders of our common shares receive in the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. If a change in control occurs prior to the maturity date as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under "—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights."

Conversion Settlement

        To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, solely our common shares, together with cash in lieu of fractional shares ("physical settlement"), solely cash ("cash settlement") or a combination of cash and our common shares ("combination settlement"). We refer to each of these elections as a "settlement method."

        Any conversions occurring on or after December 15, 2016 will be settled using the same settlement method. Prior to December 15, 2016, we will not have any obligation to use the same settlement method with respect to conversions occurring on different trading days, however, we will use the same settlement method for any conversions of notes called for redemption or any conversions occurring on the same trading day.

        If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that (i) in the case of any conversions occurring on or after December 15, 2016, we will elect our settlement method by notice to all holders no later than December 15, 2016 and (ii) in the case of any conversions of notes called for redemption, we will elect our settlement method in the redemption notice.

        If we do not provide notice electing a settlement method in respect of any conversion of notes, we will be deemed to have elected physical settlement.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder a number of our common shares equal to (1) (i) the aggregate principal amount of notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate;

  •
  if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

  •
  if we elect combination settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

        The "daily settlement amount," for each of the 20 consecutive trading days during the observation period, will consist of:

  •
  cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the "specified dollar amount"), if any, divided by 20 (such quotient being referred to as the "daily measurement value") and (ii) the daily conversion value; and

  •
  to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        "Daily conversion value" means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common shares on such trading day.

        "Daily VWAP" means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "KFN.N <equity> AQR" (or any successor thereto) in respect of the period from the scheduled open of the primary exchange or market on which our common shares are listed or traded to the scheduled close of such exchange or market on such trading day (or if such volume-weighted average price is unavailable, the market value of one of our common shares on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

        "Observation period" with respect to any note means the 20 consecutive trading day period beginning on and including the second trading day after the conversion date relating to such note, except that with respect to any note surrendered for conversion during the period beginning on December 15, 2016 and ending on the business day prior to the stated maturity date, "observation period" means the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day prior to the stated maturity date.

        "Trading day" means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in securities generally occurs on the New York Stock Exchange or, if our common shares are not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a United States national or regional securities exchange, in the principal other market on which our common shares are then traded. If our common shares (or other security for which a daily VWAP must be determined) are not so listed or quoted, "trading day" means a "business day."

        "Market disruption event" means the occurrence or existence for more than one half-hour period in the aggregate on any trading day for our common shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in our common shares or in any options, contracts or future contracts relating to our common shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Scheduled trading day" means any day that is scheduled to be a trading day.

        If we elect physical settlement, we will deliver the settlement amount to converting holders on the third trading day following the conversion date, but such holders will be deemed to be the owners of our common shares included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the third trading day following the final trading day of the relevant observation period and such holders will only be deemed to be the owners of any of our common shares included in the settlement amount upon the delivery of such shares.

        We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the Daily VWAP of our common shares on the relevant conversion date (if we elect physical settlement) or based on the Daily VWAP of our common shares on the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

        The conversion rate shall be adjusted from time to time as follows:

            (i)  If we issue common shares as a distribution on our common shares to all holders of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate in effect taking such event into account
OS0 =
the number of shares of our common shares outstanding immediately prior to the open of business on the ex-dividend date of such distribution or the effective date of such share split or share combination, as the case may be
OS1 =	the number of shares of our common shares outstanding immediately after giving effect to such event.

  Any adjustment made under this paragraph (i) shall become effective immediately after the open of business on the ex-dividend date for such distribution, or immediately after the open of business on the effective date for such share split or share combination. If any distribution of the type described in this paragraph (i) is declared but not so paid or made, or any share split or combination of the type described in this paragraph (i) is announced but the outstanding common shares are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such distribution, or not to split or combine the outstanding common shares, as the case may be, to the conversion rate that would then be in effect if such distribution, share split or share combination had not been declared or announced.

           (ii)  If we issue to all holders of our common shares any rights, warrants or options entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase our common shares at an exercise price per common share less than the closing sale price of our common shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate taking such event into account
OS0 =	the number of our common shares outstanding immediately prior to the open of business on the ex-dividend date for such issuance
X =	the total number of our common shares issuable pursuant to such rights, warrants or options
Y =
the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

  For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common shares at less than the applicable closing sale price of our common shares, and in determining the aggregate exercise price payable for such common shares, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. Any adjustment made pursuant to this paragraph (ii) shall become effective immediately after the open of business on the ex-dividend date for such issuance. If any right, warrant or option described in this paragraph (ii) is not exercised prior to the expiration of the exercisability thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

          (iii)  If we distribute equity interests in ourself, evidences of indebtedness, rights to acquire our equity interests or indebtedness or other assets or property of ours to all holders of our common shares, excluding:

      (A)
      distributions, rights, warrants or options referred to in paragraph (i) or (ii) above,

      (B)
      distributions paid exclusively in cash, and

      (C)
      Spin-Offs described below in this paragraph (iii),

  then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - FMV

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate taking such event into account
SP0 =	the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the ex-dividend date for such distribution
FMV =
the fair market value (as determined in good faith by our board of directors) of the equity interests, evidences of indebtedness, rights to acquire our equity interests or indebtedness or other assets or property distributed with respect to each outstanding common share on the ex-dividend date for such distribution.

          An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective immediately after the open of business on the ex-dividend date for such distribution.

          If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we elect to deliver our common shares, in addition to such common shares, rights under our stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed, or unless the rights have separated from our common shares. If the rights provided for in the rights plan have separated from our common shares in accordance with the provisions of the applicable stockholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common shares, if any, that we elect to deliver upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares equity interests, evidences of indebtedness, rights to acquire equity interests or indebtedness or other assets or property pursuant to this paragraph (iii), subject to readjustment upon the subsequent expiration, termination or redemption of rights.

          If we distribute to all holders of our common shares capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a "Spin-Off"), the conversion rate will be adjusted based on the following formula

CR1 = CR0 ×	FMV0 + MP0 MP0

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate taking such event into account
FMV0 =
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common shares applicable to one of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 =	the average of the closing sale prices of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

          An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off. If any such distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.

          (iv)  If we pay or make any cash distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common shares in an aggregate amount that, together with other cash distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.05 (the "Reference Dividend") multiplied by the number of our common shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - C

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate taking such event into account
SP0 =	the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the ex-dividend date for such distribution
C =	the amount in cash per share that we distribute to holders of our common shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

  The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraphs (i), (ii) and (iii) above and paragraph (v) below. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the conversion rate as adjusted.

          An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective immediately after the open of business on the ex-dividend date for such distribution. If any distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such distribution had not been declared.

           (v)  If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

  where

CR0 =	the conversion rate in effect immediately prior to the adjustment relating to such event
CR1 =	the new conversion rate taking such event into account
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common shares purchased in such tender or exchange offer
OS0 =
the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)
OS1 =
the number of our common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)
SP1 =	the average of the closing sale prices of our common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

  If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common shares as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        In addition to the adjustments pursuant to paragraphs (i) through (v) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common shares resulting from any distribution of equity interests (or rights to acquire our common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

        We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis assuming physical settlement, in the transactions described above.

        The applicable conversion rate shall not be adjusted for: (i) the issuance of any common shares pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on our securities and the investment of additional optional amounts in common shares under any plan; (ii) the issuance of any common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours; (iii) the issuance of any common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued; (iv) accumulated and unpaid dividends or distributions; (v) if applicable, a change in the par value of the common shares; (vi) the issuance of common shares pursuant to an underwritten offering (whether pursuant to a registration statement that has become effective under the Securities Act or pursuant to an applicable exemption therefrom); and (vii) as a result of a tender offer solely to holders of fewer than 100 common shares.

        No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments on each conversion date, and each observation period trading day with respect to any conversion date, for any notes. All required calculations will be made to the nearest cent or 1/1,000th of a share, as the case may be.

Ownership Limit; Limitation on Shares Issuable Upon Conversion

        Our operating agreement contains restrictions on the number of our shares that a person may own that are intended to assist us in maintaining the qualification of any REIT subsidiary of ours as a REIT under the Code. Among other things, the operating agreement provides that, subject to exceptions, no person may beneficially or constructively own shares in excess of 9.8% in value or number, whichever is more restrictive, of our outstanding shares, excluding shares not treated as outstanding for United States federal income tax purposes. In addition, the operating agreement, subject to exceptions, prohibits any person from beneficially owning our shares to the extent that such ownership of shares would result in any REIT subsidiary of ours being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause any REIT subsidiary of ours to fail to qualify as a REIT. The operating agreement generally provides that any attempted transfer which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust. The operating agreement further generally provides that, if the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions, then, to the fullest extent permitted by law, the transfer of that number of shares that would otherwise cause that violation shall be void ab initio. For further information about these and other related provisions of our operating agreement, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        The indenture will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes shall be entitled to convert such notes for our common shares to the extent that the receipt of such common shares would violate any of the limitations on ownership of our shares contained in our operating agreement, unless such person has been exempted from such limits by our board of directors in accordance with the operating agreement. Any attempted conversion of notes that would result in the issuance of common shares in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation and the related note or portion thereof shall be returned to the holder as promptly as practicable. We will have no further obligation to the holder with respect to such voided conversion and such notes will be treated as if they had not been submitted for conversion. A holder of returned notes may resubmit those notes for conversion at a later date subject to compliance with the terms of the indenture and ownership limits described above. We may however (but will not be required to), in a case where a holder of notes attempts to convert notes but is prevented from doing so as a result of the ownership limit, pay cash to such holder upon such conversion as provided herein. The foregoing limitation on the right of holders of notes to receive common shares upon conversion of notes will terminate if the restrictions on ownership and transfer of our shares set forth in Article 3 (or any successor provisions) of our operating agreement shall terminate (which, in general, will occur only if, among other things, our board of directors determines that it is no longer in our best interests to have any REIT subsidiary of ours continue to qualify as a REIT or that compliance with those restrictions on ownership and transfer are no longer required for REIT qualification) or if our board of directors revokes or otherwise terminates the election by any REIT subsidiary of ours to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Code or we no longer own a REIT subsidiary.

Calculations in Respect of the Notes

        Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request.

Merger, Consolidation or Sale

        The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our consolidated assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the notes and indenture;

  •
  if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the notes and the indenture;

  •
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours and, except in the case of a lease of all or substantially all of our consolidated assets, we shall be discharged from our obligations under the notes and the indenture.

Events of Default, Notice and Waiver

        The following are events of default under the indenture:

  •
  default in the payment of any principal amount or any redemption price or repurchase price due with respect to the notes, when the same becomes due and payable;

  •
  default in payment of any interest under the notes, which default continues for 30 days;

  •
  default in the delivery when due of amounts owing upon conversion, whether due in cash, our common shares or a combination thereof, upon exercise of a holder's conversion right in accordance with the indenture;

  •
  our failure to provide notice of the occurrence of a fundamental change when required under the indenture which default continues for 5 days;

  •
  our failure to comply with any other term, covenant or agreement in the notes or the indenture upon our receipt of written notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

  •
  default after the expiration of any applicable grace period in the payment of principal when due on, or resulting in acceleration of, other indebtedness of ours or any of our "subsidiaries" other than a "structured finance subsidiary" (each as defined below) for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the notes;

  •
  failure by us or any of our "subsidiaries" other than a "structured finance subsidiary" (each as defined below) to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60 million, which judgments are not paid, discharged or stayed for a period of 30 days after such judgments become final and non-appealable; and

  •
  certain events of bankruptcy, insolvency or reorganization affecting us or any of our "subsidiaries" (as defined below).

        "Subsidiary" of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, that is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more subsidiaries of such person or (3) one or more subsidiaries of such person.

        "Structured finance subsidiary" means a subsidiary the primary function of which is to act as an issuer, depositor or special purpose entity in connection with issuances of obligations collateralized by loans, bonds, mortgages or other debt obligations issued by third parties.

        We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interest of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

        If an event of default specified in the last bullet point listed above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest on the outstanding notes to be due and payable immediately by written notice to us. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

  •
  such rescission would not conflict with any final judgment or decree of a court of competent jurisdiction;

  •
  interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  •
  we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  •
  all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

        The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

        No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the notes, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy, and offer security or indemnity satisfactory to it against any costs, liability or expense of the trustee;

  •
  the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes.

        The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

  •
  our failure to pay principal of or interest on any note when due;

  •
  our failure to convert any notes in accordance with the provisions of the indenture;

  •
  our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

  •
  our failure to comply with any of the provisions of the indenture the non-compliance with which would require the consent of the holder of each outstanding note affected.

        Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption "—Reports to Trustee," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 1% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture or under the Trust Indenture Act first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 365th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

        If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under "—Reports to Trustee," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Modification of the Indenture

        Subject to certain exceptions, we and the trustee may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of each holder of outstanding notes affected is required with respect to any amendment which would:

  •
  impair or adversely affect the manner of calculation or rate of accrual of interest on the notes or change the time of payment thereof;

  •
  make the notes payable in money or securities other than that stated in the notes;

  •
  change the stated maturity of the notes;

  •
  reduce the principal amount, redemption price or repurchase price with respect to the notes;

  •
  make any change that impairs or adversely affects the rights of a holder to convert the notes;

  •
  make any change that impairs or adversely affects the right to require us to repurchase the notes;

  •
  impair the right to institute suit for the enforcement of any payment with respect to the notes or with respect to conversion of the notes;

  •
  change our obligation to redeem any notes called for redemption on a redemption date in a manner adverse to the holders;

  •
  change our obligation to maintain an office or agency;

  •
  make the notes subordinate in right of payment to any other indebtedness;

  •
  reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

  •
  modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

        Without the consent of any holder of notes, we and the trustee may amend the indenture:

  •
  to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

  •
  to provide for conversion rights of holders of notes in accordance with the terms of the indenture if any reclassification or change of our common shares or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

  •
  to add to our covenants or events of default for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

  •
  to secure our obligations in respect of the notes;

  •
  to add guarantees in accordance with the terms of the indenture;

  •
  to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

  •
  to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

  •
  to cure any ambiguity, omission, defect or inconsistency in the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture, provided that such modification or amendment does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

  •
  to add or modify any provision with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of the notes in any material respect; or

  •
  to make any change to the indenture to conform the terms thereof to this prospectus supplement.

        The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture.

Reports to Trustee

        We will provide to the trustee within 15 days after the date we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will provide to the trustee and to the SEC such reports as may be prescribed by the SEC at such time.

Discharge of Indenture

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, as applicable, after the notes have become due and payable, whether at stated maturity or on any redemption date or repurchase date, or upon conversion or otherwise, cash and our common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

        The provisions of the indenture described in the accompanying prospectus under the caption "Description of Debt Securities and Guarantees—Discharge, Defeasance and Covenant Defeasance" will not apply to the notes.

Unclaimed Money

        If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in New York City, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

        Wells Fargo Bank, National Association will be the trustee, registrar, conversion agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign. We maintain banking relationships with Wells Fargo Bank, National Association in the ordinary course of our business.

Book-Entry System

        The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

        If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

        The following is based on information furnished by DTC:

        DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

        DTC, the world's largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC's direct participants deposit with DTC.

        DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant's interest in notes, on DTC's records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered notes to the conversion agent's DTC account.

        DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

        We, the underwriters and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion supplements the discussion under the heading "Material U.S. Federal Income Tax Considerations" in the prospectus. The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and certain additional material U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of common shares into which the notes may be converted.

        This discussion does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

        This summary deals only with notes and common shares held as "capital assets" (within the meaning of Section 1221 of the Code) and does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation, financial institutions (including banks), insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Code, persons that will hold notes or our common shares as a position in a hedging transaction, "integrated transaction," "straddle" or "conversion transaction" for tax purposes, persons who are, or who hold notes or common shares through, entities treated as partnerships for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar, persons subject to the alternative minimum tax provisions of the Code and, except as expressly indicated below, tax-exempt organizations and non-U.S. Holders (as defined below). Except as expressly indicated below, this summary is limited to purchasers who purchase the notes as part of the initial offering for the issue price (as discussed below).

        In addition, if a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a holder of notes or of our common shares received upon conversion of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partnerships, and partners in such partnerships, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes or our common shares.

        Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

        As used herein, the term "U.S. Holder" means any beneficial owner of a note, or of our common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note or our common shares received pursuant to a conversion of a note (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. The term "holder" includes both a U.S. Holder and a non-U.S. Holder.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Notes

  U.S. Holders of the Notes

        Stated interest.    It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, payments of stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting.

        Additional payments.    If the amount or timing of any additional payments on a note is contingent, the note could be subject to special rules that apply to contingent payment debt instruments. These rules generally require a U.S. Holder to accrue interest income at a rate higher than the stated interest rate on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption, repurchase, conversion, retirement or other disposition of a note before the resolution of the contingencies. We may be required to adjust the conversion rate under certain circumstances, as described in "Description of Notes—Make whole upon certain fundamental change transactions, early redemptions or a termination of conversion rights." We intend to take the position for United States federal income tax purposes that the possibility of such adjustment should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, therefore, any additional consideration resulting from an adjustment to the conversion rate should be taken into account only upon a conversion of the notes. This position is based in part on our determinations, as of the date of issuance of the notes, regarding the likelihood that certain contingencies will occur. Our position regarding payments of additional amounts is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position to the IRS. However, our position is not binding on the IRS and the IRS may take a contrary position from that described above, which could affect the timing and character of both income from the notes and our deduction with respect to the potential additional payments. The remainder of the discussion in this section assumes that the notes will not be treated as contingent payment debt instruments.

        Market discount.    If a U.S. Holder purchases a note after original issue for an amount that is less than its "revised issue price," within the meaning of Section 1278(a)(4) of the Code (as determined on the purchase date), such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

        Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of a note with market discount in certain otherwise non-taxable transactions, the U.S. Holder must include accrued market discount as ordinary income as if the U.S. Holder had sold the note at its then fair market value. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

        A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for

U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

        Amortizable bond premium.    If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than regularly scheduled interest payments, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium," generally equal in amount to such excess. However, in the case of a convertible bond, such as the notes, the premium is reduced by an amount equal to the value of the conversion option. The holder may determine the conversion option's value using a reasonable method.

        A U.S. Holder may elect to amortize bond premium on a note. If you elect to amortize premium, the amortized premium will reduce your tax basis in the note. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

        Election to include all interest in income using a constant yield method.    All U.S. Holders may generally, upon election, include in income all interest (including stated interest, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a note by using a constant yield method, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

        Conversion of notes.    To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, (i) solely in cash, (ii) solely in our common shares, together with cash in lieu of fractional shares, or (iii) a combination of cash and our common shares. See "Description of Notes—Conversion Settlement." A conversion of a note in exchange for solely cash will be a taxable sale or exchange of the note, as described below under "—Sale, exchange, retirement or other disposition of notes."

        With respect to the conversion of a note solely into our common shares, the Treasury Department has promulgated proposed regulations governing the exercise of "noncompensatory partnership options," (the "Proposed NCO Regulations") including the conversion of a debt instrument into a partnership interest. The Proposed NCO Regulations provide that the conversion of debt securities into partnership interests generally would be a nonrecognition event for the holder, the partnership and the other partners. The Proposed NCO Regulations, if finalized, would apply to convertible debt securities issued after the date on which the Proposed NCO Regulations are finalized. In addition, although not directly applicable to convertible debt securities, the Treasury Department has promulgated proposed regulations governing exchanges of debt instruments for partnership interests (the "Proposed Exchange Regulations" and together with the Proposed NCO Regulations, the "Proposed Regulations"). The Proposed Exchange Regulations also provide that the exchange of debt securities for partnership interests generally would be a nonrecognition event for the holder under Section 721 of the Code (except to the extent of accrued and unpaid interest). The Proposed Exchange Regulations, if finalized, would apply to debt-for-equity exchanges occurring on or after the date on which the Proposed Exchange Regulations are finalized. Although the law is not entirely clear, we intend to take the position that a conversion of a note in exchange for solely common shares will be treated as a nonrecognition event under Section 721 of the Code for the holder (except to the extent of accrued and unpaid interest, including accrued original issue discount). A U.S. Holder's initial tax basis in any common shares received under this settlement method will equal the U.S. Holder's basis in the notes converted in the exchange, subject to the following sentence. Cash received in lieu of fractional shares will be treated as a taxable event and a portion of the U.S. Holder's basis in the notes will be allocated to these fractional shares, as described in the following paragraph.

        With respect to the conversion of a note into a combination of cash and our common shares, although the law is not entirely clear, we intend to take the position that the conversion is treated as a taxable event to the extent of any cash received and a nonrecognition event under Section 721 of the Code to the extent of any common shares received. If we elect to pay and deliver, as the case may be, cash and common shares in exchange for a note, the holder will be required to allocate its basis in the note between the portion of the note that is treated as sold for cash and the portion that is treated as contributed in exchange for common shares, based on the relative fair market value of the cash and common shares received in the conversion. A U.S. Holder's initial tax basis in any common shares received under this settlement method will equal the U.S. Holder's total basis in the notes converted in the exchange multiplied by a fraction equal to the fair market value of the common shares received divided by the sum of the fair market value of the common shares received and the cash received in the conversion.

        Sale, exchange, retirement or other disposition of the notes.    Upon the sale, exchange, conversion, redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including common shares) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such U.S. Holder's income) and (ii) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder (i) increased by any accrued market discount the U.S. Holder has included in income and (ii) decreased by (A) the amount of any principal payments received with respect to the notes, and (B) amortizable bond premium taken with respect to such note. Any gain or loss recognized on such a disposition of a note will be capital gain or loss (except, in the case of gain, to the extent of accrued market discount not previously included in income, which will be treated as ordinary income) and will generally be long-term capital gain or loss if the note has been held for more than one year at the time of the disposition. The maximum tax rate on long-term capital gains to U.S. Holders taxed at individual rates is generally 15% (for taxable years through December 31, 2010). The deductibility of capital losses may be subject to limitations.

  Non-U.S. Holders of the Notes

        The rules governing the U.S. federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. The following discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. Holders such as "controlled foreign corporations" ("CFCs") and "passive foreign investment companies" ("PFICs"). Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

        For purposes of the following discussion, income and gain on the sale, conversion or other disposition of a note will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a non-U.S. Holder eligible for the benefits of an applicable U.S. bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

        Current income.    A non-U.S. Holder generally will not be subject to U.S. tax on payments on the notes (other than proceeds from a disposition of a note, as discussed below) provided that (i) the non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code, is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code, and is not a bank described in Section 881(c)(3)(A) of the Code and (ii) the non-U.S. Holder provides a qualifying statement that the owner is not a U.S. person and the withholding agent does not have actual knowledge or reason to know otherwise. To satisfy the qualifying statement requirement referred to in (ii) above, the beneficial owner of a note must provide a properly executed IRS Form W-8BEN (or appropriate substitute form) prior to the receipt of payments on the note.

        If a non-U.S. Holder does not satisfy the above requirements, the gross amount of payments on the note that do not constitute U.S. trade or business income will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will instead be taxed at regular graduated U.S. income tax rates. In the case of a non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, prior to the receipt of payments on the note. In addition, a non-U.S. Holder may, under certain circumstances, be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A non-U.S. Holder of a note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

        Disposition of the notes.    Any gain realized on the sale, exchange, redemption, repurchase, conversion (including a conversion for cash and/or any of our common shares), retirement or other taxable disposition of a note by a non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described in the preceding section captioned "Current income") will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder, (ii) in the case of a foreign individual, the non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute "United States real property interests" within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. The notes would only constitute a "United States real property interest" if 50% or more of the value all of our gross assets consists of "United States real property interests" plus any cash or cash equivalents. We do not believe that we currently hold, and do not intend to acquire, more than a de minimis amount of "United States real property interests." Accordingly, we believe that currently the notes do not constitute "United States real property interests," and that we therefore would not currently be required to withhold under FIRPTA. Moreover, we do not anticipate that the notes will constitute "United States real property interests" in the future. However, there can be no complete assurance that the notes will not constitute "United States real property interests" depending on the facts in existence at the time of any sale, exchange, redemption, repurchase, conversion, retirement or other taxable disposition of a note, in which case 10% may be required to be withheld from any amounts payable on the sale, exchange, redemption, repurchase, conversion, retirement or other taxable disposition of a note.

        Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. Holder whose gain with respect to a note is effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder will generally be subject to U.S. federal income tax on the gain at regular U.S. federal income tax rates, as if the holder were a U.S. person. In the case of a non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to the branch profits tax at a 30% (or, if applicable, treaty reduced) rate.

        Proposed Withholding Legislation.    Recently proposed legislation would impose U.S. withholding tax at a 30% rate on payments of interest and proceeds of sale in respect of the notes to a non-U.S. Holder if certain disclosure requirements related to U.S. ownership are not satisfied. That legislation would also impose U.S. withholding tax at a 30% rate on distributions and proceeds of sale in respect of any common shares received by a non-U.S. Holder upon conversion of a note if such disclosure requirements are not satisfied. If payment of withholding taxes were required, non-U.S. Holders that were otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such interest, distributions and proceeds would be entitled to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to non-U.S. Holders in respect of any amounts withheld. If enacted, these new withholding rules generally would be effective for payments made after either December 31, 2010 or December 31, 2012, depending on which version of the legislation is enacted into law. It is unclear whether this legislation will be enacted and, if so, in what form.

  Information reporting and backup withholding

        Payments of interest and other current income made by us on, and the proceeds of the sale or other disposition (including a redemption) of, the notes may be subject to information reporting and U.S. federal backup withholding tax at the current rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

Additional U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Common Shares

        The discussion in the prospectus under the heading "Material U.S. Federal Income Tax Considerations" discusses the U.S. federal income tax considerations related to the ownership and disposition of our shares into which the notes may be converted. The following is a summary of certain additional U.S. federal income tax considerations related to the ownership and disposition of our shares.

        Disposition of Our Common Shares.    The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that adjusted tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the adjusted tax basis allocated to the interests sold equals an amount that bears the same relation to the partner's adjusted tax basis in all of the partner's interests in the partnership as the value of the interests sold bears to the value of all of the partner's interests in the partnership. Notwithstanding the requirement set forth in the IRS ruling, if a holder sells fewer than all of its common shares, we generally will report to the holder the amount of gain treated under Section 751(a) of the Code as ordinary income based on the assumption that the first common shares purchased were also the first common shares sold, which is sometimes referred to as a "first-in, first-out" method. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Disposition of Interest" in the prospectus. We generally use the same assumption to make basis adjustments to our assets required as a result of our election under Section 754 of the Code. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Tax Elections" in the prospectus. This assumption is for administrative convenience only and is not consistent with the IRS's ruling that a partner must maintain a single adjusted tax basis in its partnership interest. A holder should inform us if the holder uses a method other than "first-in, first-out" to determine its basis for any common shares disposed.

        In addition, Treasury Regulations under Section 1223 of the Code allow a selling holder of our common shares who can identify common shares transferred with an ascertainable holding period to elect to use the actual holding period of the common shares transferred. Thus, although according to the IRS ruling discussed above, a holder of our common shares will be unable to select high or low basis common shares to sell as would be the case with corporate stock, such holder may, according to these Treasury Regulations, designate specific common shares sold for purposes of determining the holding period of common shares transferred. A holder electing to use the actual holding period of common shares transferred must consistently use that identification method for all subsequent sales or exchanges of common shares. A holder considering the purchase of additional common shares or a sale of common shares purchased in separate transactions is urged to consult the holder's own tax advisor as to the possible consequences of this IRS ruling and application of the Treasury Regulations.

        Cancellation of Indebtedness Income.    We have recognized and may recognize in the future cancellation of indebtedness income upon the retirement of our debt at a discount. Although there is no direct authority addressing the issue, we believe that our cancellation of indebtedness income will constitute other income derived from our business of investing in stocks and securities and thus, will be qualifying income for purposes of the qualifying income exception described in "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Classification of KKR Financial Holdings LLC" in the prospectus.

        Allocation of Profits and Losses.    The monthly convention that we apply pursuant to which our taxable income and losses is determined annually and prorated on a monthly basis, see "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Allocation of Profits and Losses" in the prospectus, is in accordance with recently proposed Treasury Regulations, on which existing publicly traded partnerships may currently rely.

        "Anti-Stapling" Rules.    Currently, we have several subsidiaries that could be subject to a significant tax liability under the "anti-stapling" rules, including one subsidiary taxed as a REIT (KFH II), two foreign corporate subsidiaries (KKR TRS Holdings Ltd. and KKR Financial Holdings, Ltd.), and four domestic corporate subsidiaries (KFN PEI VII, LLC, KFH PE Holdings I LLC, KFH PE Holdings II LLC and KKR Financial Holdings, Inc.). During 2008, we also owned two additional subsidiaries taxed as REITs (KKR Financial Corp. and KKR QRS #1, Inc.), and certain of our foreign CLO issuers were treated as foreign corporate subsidiaries for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—"Anti-Stapling" Rules" in the prospectus.

        New Legislation or Administrative or Judicial Action.    The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our shareholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common shares may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. For example, as discussed above in "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of the Notes—Non-U.S. Holders of the Notes—Proposed Withholding Legislation," recently proposed legislation would impose U.S. withholding tax at a 30% rate on distributions and sale proceeds in respect of any common shares held by a non-U.S. Holder if certain disclosure requirements related to U.S. ownership are not satisfied. In addition, the U.S. federal income tax rules relating to publicly traded partnerships are currently under review by Congress, and certain legislative proposals have been made that would affect the tax treatment of publicly traded partnerships. While we believe that the current legislative proposals would not adversely affect the manner in which we will be taxed, no assurance can be given as to whether, or in what form, such proposals will ultimately be enacted, or whether they will have an effect on us. We and holders of our common shares could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the operating agreement from time to time, without the consent of the holders of common shares, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse effect on some or all of the holders of our common shares.

 CERTAIN ERISA CONSIDERATIONS

        Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with its fiduciary responsibilities, and the documents and instruments governing the Plan.

        In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person within the meaning of the Code, with respect to many Plans, as well as other arrangements subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans (such arrangements also referred to herein as "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our subsidiaries or affiliates is a party in interest, unless the transaction qualifies for an exemption from the prohibited transaction rules of ERISA and the Code. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

        Exemptive relief from the prohibited transaction rules under ERISA and the Code may be available for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those exemptions include Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides exemptive relief for certain arm's-length transactions with a person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the "Service Provider Exemption"). However, there can be no assurance that any of these class exemptions, the statutory exemption or any other exemption will be available with respect to any particular transaction involving the notes.

        Because we or our affiliates may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held, converted or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing plan assets of any Plan, unless such purchase, holding, conversion or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, conversion or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church or foreign plan that is subject to any federal, state, local or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) (i) its purchase, holding, conversion and disposition of the notes will not constitute or result in a non-exempt prohibited transaction or will satisfy the conditions required for exemptive relief under a prohibited transaction exemption and (ii) such purchase, holding, conversion and disposition are not otherwise prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church or foreign plan, any substantially similar federal, state, local or foreign law).

        Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption or another exemption.

        Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, conversion and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any substantially similar regulations applicable to governmental or church plans, as described above.

UNDERWRITING

        We are offering the notes described in this prospectus supplement through a number of underwriters. Subject to certain conditions, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes indicated in the following table. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are the representatives of the underwriters named below.

Underwriter	Principal Amount
Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
KKR Capital Markets LLC

Total		$125,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Overallotment Option

        If the underwriters sell more than the total principal amount set forth in the table above, the underwriters have an option to purchase up to an additional $18,750,000 aggregate principal amount of the notes at the initial public offering price less the underwriting discount from us to cover such sales. They may exercise that option for 30 days. If any notes are purchased pursuant to this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

Underwriting Discounts and Commissions

        The following table shows the initial public offering price, underwriting discount and proceeds before expenses to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional notes.

	Per Note	No Exercise	Full Exercise
Public offering price	%	$	$
Underwriting discounts	%	$	$
Proceeds, before expenses, to us	%	$	$

        The underwriters have advised us that they propose initially to offer all or part of the notes directly to purchasers at the initial public offering price set forth on the cover page of this prospectus supplement, and to certain securities dealers at such price less a concession not in excess of            % of the initial public offering price of the notes. After the initial public offering of the notes, the public offering price, concession and discount may be changed.

New York Stock Exchange Listing

        Our common shares are listed on the New York Stock Exchange under the symbol "KFN."

No Sales of Similar Securities

        We, and certain of our officers, have agreed for a period of 60 days after the date of the offering of the notes, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act of 1933, as amended, relating to, any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common shares or such other securities, in cash or otherwise, without the prior written consent of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.. Notwithstanding these restrictions, (i) we may issue and sell the notes to the underwriters pursuant to the underwriting agreement, (ii) we may issue and sell our common shares or securities convertible into, or exercisable or exchangeable for, our common shares pursuant to any of our employee stock option plans, stock ownership plans or distribution reinvestment plans in effect at or prior to the time when sales of the notes were first made, (iii) we may issue our common shares issuable upon the conversion of securities or the exercise of warrants outstanding at or prior to the time when sales of the notes were first made, and (iv) subject to prior approval by the Compensation Committee of our Board of Directors, we may issue our common shares, restricted common shares or any securities convertible into, or exercisable or exchangeable for, our common shares, pursuant to our 2007 Share Incentive Plan.

        Notwithstanding the foregoing, the provisions of the previous paragraph will not apply to officers where (i) transfers of our common shares and any such other convertible, exercisable or exchangeable securities as a bona fide gift or gifts, (ii) if the undersigned is a natural person, transfers of our common shares and any such other convertible, exercisable or exchangeable securities by will or intestate succession, (iii) any transfer of our common shares and any such other convertible, exercisable or exchangeable securities to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned so long as such transfer does not involve a disposition for value, (iv) if the undersigned is not a natural person, any distribution of our common shares and any such other convertible, exercisable or exchangeable securities to a wholly-owned subsidiary of the undersigned or, if the undersigned is a limited liability company or a partnership, any distribution of our common shares and any such other convertible, exercisable or exchangeable securities to the direct or indirect members or partners, as the case may be, of the undersigned, so long as, in any such case, such distribution does not involve a disposition for value and (v) any transfer or distribution of our common shares and any such other convertible, exercisable or exchangeable securities to a nominee or custodian who holds such our common shares or other convertible, exercisable or exchangeable securities on behalf of a person or entity to whom such transfer or disposition would be permissible under clause (i), (ii), (iii) or (iv) above, so long as such transfer or distribution, as the case may be, is made in a transaction and otherwise in a manner permitted by such clause; provided, further, that it shall be a condition to any transfer or distribution pursuant to any of clauses (i) through (v) above that (I) prior to or contemporaneously with such transfer or distribution, as the case may be, the transferee or distributee (and, in the case of clause (v), the nominee or custodian) shall sign and deliver to Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. a written lock-up agreement and (II) such transfer or distribution, as the case may be, is not required during the lock-up period to be reported in, and is not during the lock-up period reported in, any public report or filing with the SEC or otherwise and neither the undersigned nor any such transferee or distributee (nor any such nominee or custodian) otherwise voluntarily effects any public filing or public report regarding such transfer or distribution. For purposes of this paragraph, "immediate family" means any relationship by blood, marriage or adoption not more remote than the first cousin.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters may purchase and sell notes and our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional notes from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase additional notes pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing notes or our common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or our common shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes or our common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes or our common shares. As a result, the price of the notes or our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Electronic Offer, Sale and Distribution of Securities

        A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters. The underwriters may agree to allocate a number of notes for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters have acted as initial purchasers or underwriters in certain of our securities offerings. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

        Bank of America, N.A. ("BANA") serves as administrative agent and lender and Banc of America Securities LLC ("BAS") serves as arranger under our $200.0 million credit facility. BANA and BAS are affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Affiliates of Citigroup Global Markets Inc. also serve as lenders under our $200.0 million credit facility.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. served as lenders under KKR Private Equity Investors, L.P.'s revolving credit facility. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders and/or arrangers under credit facilities entered into by portfolio companies of KKR L.P.

        On June 9, 2009 and June 12, 2009, we and Citigroup Global Markets Inc. entered into exchange transactions pursuant to which we agreed to exchange 1,176,000 and 6,073,913 shares of our common stock for $3,000,000 and $12,700,000, respectively, principal amount of our 7.0% convertible senior notes held by Citigroup Global Markets Inc. Any amounts that could be deemed to be underwriter compensation received by Citigroup Global Markets Inc. in connection with such exchanges, when added to the underwriting commissions to be received by the underwriters in this offering, do not exceed 8% of the total proceeds to be received by us in this offering.

        We entered into a management agreement with KKR Financial Advisors LLC, an affiliate of KKR Capital Markets LLC, on May 4, 2007 whereby KKR Financial Advisors LLC was appointed as our manager. Pursuant to the terms of the management agreement, KKR Financial Advisors LLC has provided us assistance with various operational and other services. KKR Financial Advisors LLC has been paid a base monthly fee as well as quarterly incentive compensation in connection with such services. KKR Financial Advisors LLC has also been reimbursed for certain expenses incurred on our behalf. In addition, an affiliate of KKR Capital Markets LLC provides management services to certain of our subsidiaries for which it receives a management fee and expense reimbursement.

        We entered into a $100.0 million standby unsecured revolving credit agreement with KKR Financial Advisors LLC and Kohlberg Kravis Roberts & Co. (Fixed Income) LLC. No borrowings were outstanding under this facility as of September 30, 2009. On November 5, 2009, our board of directors agreed to terminate this facility. Kohlberg Kravis Roberts & Co. (Fixed Income) LLC is an affiliate of KKR Capital Markets LLC.

        All of the foregoing transactions have been entered into on an arms-length basis and at market terms.

        See "Conflicts of Interest."

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by the prospectus supplement to the public in that Relevant Member State other than:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

          (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be: released, issued, distributed or caused to be released, issued or distributed to the public in France; or used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only: to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; to investment services providers authorized to engage in portfolio management on behalf of third parties; or in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne). The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

        This document, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the notes, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Cayman Islands

        NO INVITATION MAY BE MADE TO THE PUBLIC IN THE CAYMAN ISLANDS TO SUBSCRIBE FOR THE NOTES. Unless the notes are listed on the Cayman Islands Stock Exchange, no invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for the notes. The notes may not be offered, sold, transferred or delivered from a place of business within the Cayman Islands (including an offering from an internet or other electronic service provider located in the Cayman Islands) or in a manner constituting the commencement of business in the Cayman Islands unless the dealer is appropriately registered and licensed or otherwise permitted to undertake such an offer or sale under applicable laws (including, without limitation, the Securities Investment Business Law of the Cayman Islands).

Notice to Prospective Investors in Bermuda

        This prospectus supplement and the securities offered hereby have not been, and will not be, filed or registered under the laws and regulations of Bermuda, nor has any regulatory authority in Bermuda passed comment upon or approved the accuracy or adequacy of this prospectus supplement. The notes may not be offered to the public in Bermuda, except in compliance with the provisions of the Investment Business Act of Bermuda which regulates the sale of securities in Bermuda and neither this prospectus supplement, which has not been submitted to the Bermuda Ministry of Finance, nor any offering material or information contained herein relating to the notes, may be supplied to the public in Bermuda or used in connection with any offer for the subscription or sale of notes to the public in Bermuda.

Notice to Prospective Investors in The Bahamas

        No invitation may be made to the public in The Bahamas to subscribe for the notes, and the notes have not been and will not be offered, sold or otherwise transferred, directly or indirectly, to the public in The Bahamas. The notes may not be offered, sold or otherwise transferred to any person or entity deemed "resident" in The Bahamas by the Central Bank of The Bahamas. This prospectus supplement has not been and will not be filed or registered with the Securities Commission of The Bahamas, nor has any governmental or regulatory authority in The Bahamas approved the contents hereof. Neither the Securities Commission nor any other governmental or regulatory authority accepts any liability or responsibility for any information or statements contained in this prospectus supplement.

Notice to Prospective Investors in the Dubai International Financial Centre

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

CONFLICTS OF INTEREST

        Affiliates of KKR Capital Markets LLC own 10% or more of our common shares. As a result, KKR Capital Markets LLC is deemed to have a "conflict of interest" under the applicable provisions of Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 2720 of the Conduct Rules. In accordance with Rule 2720, KKR Capital Markets LLC will not make sales to discretionary accounts without the prior written consent of the customer.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. Richards, Layton & Finger, P.A., our special Delaware counsel, will pass upon the validity under Delaware law of the common shares into which the notes, in certain circumstances, are convertible. Hunton & Williams LLP, our special tax counsel, will pass upon certain United States federal income tax matters. Dechert LLP, our special 1940 Act counsel, will pass upon certain 1940 Act matters. Certain partners of Simpson Thacher & Bartlett LLP, members of their families and related persons have an interest representing less than 1% of our common shares. Certain legal matters related to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, effective January 1, 2007), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 INCORPORATION BY REFERENCE

        This prospectus supplement "incorporates by reference" certain information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to these filings. The information we incorporate by reference is considered a part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede this information.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement.

        We incorporate by reference the following documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including portions of our Proxy Statement for our 2009 annual meeting of holders of our common shares held on May 7, 2009 to the extent specifically incorporated by reference into such Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2009, June 30, 2009 and September 30, 2009;

  •
  our Current Reports on Form 8-K filed with the SEC on March 31, 2009, November 30, 2009 and January 11, 2010; and

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on April 30, 2007, and any amendment or report filed thereafter for the purpose of updating that description.

        We are not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

        In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the notes to which this prospectus supplement relates or the offering is otherwise terminated. We will provide free copies of any of those documents, if you write or telephone us at:

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

        You also may review a copy of the prospectus and registration statement and its exhibits at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's internet website (See "Where You Can Find More Information" above).

PROSPECTUS

$500,000,000

KKR Financial Holdings LLC

Common Shares
Preferred Shares
Depositary Shares
Warrants to Purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities
Subscription Rights to Purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities
Debt Securities
Guarantees of Debt Securities
Share Purchase Contracts
Share Purchase Units

        We may offer from time to time:

  •
  our common shares,

  •
  our preferred shares,

  •
  depositary shares representing fractional interests in our preferred shares,

  •
  warrants to purchase our common shares, preferred shares, depositary shares or debt securities,

  •
  subscription rights to purchase our common shares, preferred shares, depository shares or debt securities;

  •
  our debt securities, which may or may not be guaranteed by one or more of the subsidiaries identified in this prospectus;

  •
  our share purchase contracts; and

  •
  our share purchase units.

        The aggregate initial public offering price of the securities offered by this prospectus is limited to $500,000,000 (or the equivalent in one or more foreign currencies). We will provide specific terms of any offering of these securities in a prospectus supplement or a free writing prospectus. The securities may be offered separately or together or in units in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Ownership of our shares by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive. In addition, our operating agreement contains other limitations on the ownership and transfer of our shares. However, pursuant to our operating agreement, our board of directors may, under certain circumstances, terminate these limitations on ownership and transfer of our shares or grant exemptions to certain persons. For additional information on the ownership and transfer restrictions on our shares, see "Description of Shares—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer."

        Our common shares are traded on the New York Stock Exchange, or "NYSE," under the symbol "KFN." On March 2, 2009, the last reported sale price of our common shares on the NYSE was $0.75 per share.

        Investing in our securities involves risks. See "Risk Factors" on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement or a free writing prospectus will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement or free writing prospectus.

The date of this prospectus is March 3, 2009

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the "SEC," as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the "Securities Act," utilizing a "shelf" registration process. Under this shelf registration process, we may sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein as described under "Incorporation by Reference" and the additional information described under "Where You Can Find More Information" before making an investment in our securities.

        You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

        For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of our securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

 KKR FINANCIAL HOLDINGS LLC

        This prospectus contains certain information about KKR Financial Holdings LLC and our common shares, preferred shares, depositary shares, warrants, subscription rights, debt securities, share purchase contracts and share purchase units and about the guarantees of our debt securities by certain of our subsidiaries. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our securities. You should read carefully the information appearing in this prospectus and in any prospectus supplement and free writing prospectus we may provide to you in connection with an offering of our securities described in this prospectus and in the documents incorporated and deemed to be incorporated by reference in this prospectus.

        Unless otherwise expressly stated or the context otherwise requires, the terms "we," "our company," "us" and "our" and similar terms refer, as of dates and for periods on and after May 4, 2007, to KKR Financial Holdings LLC and its subsidiaries and, as of dates and for periods prior to May 4, 2007, to our predecessor, KKR Financial Corp., and its subsidiaries; "Manager" means KKR Financial Advisors LLC; "KKR" means Kohlberg Kravis Roberts & Co. L.P. and its affiliated companies (excluding portfolio companies that are minority or majority owned or managed by funds associated with KKR); "management agreement" means the amended and restated management agreement between KKR Financial Holdings LLC and the Manager; "operating agreement" means the amended and restated operating agreement of KKR Financial Holdings LLC; "common shares" and "preferred shares" mean common shares and preferred shares, respectively, representing limited liability company interests in KKR Financial Holdings LLC; and references to "our shares" (and similar references) mean common shares and preferred shares of KKR Financial Holdings LLC; "debt securities" means our debt securities that we may offer pursuant to this prospectus; and references to "$" and "dollars" mean U.S. dollars.

        We are a specialty finance company that invests in multiple asset classes. We were organized as a Delaware limited liability company on January 17, 2007. We are the successor to KKR Financial Corp., a Maryland corporation. KKR Financial Corp. was originally incorporated in the State of Maryland on July 7, 2004. We are externally managed and advised by KKR Financial Advisors LLC, our Manager and an affiliate of KKR, pursuant to a management agreement between us and our Manager. All of our executive officers are employees or members of our Manager or one or more of its affiliates. The executive offices of our Manager are located at 555 California Street, 50th Floor, San Francisco, California 94104 and the telephone number of our Manager's executive offices is (415) 315-3620.

        Our principal executive offices are located at 555 California Street, 50th Floor, San Francisco, California 94104. Our telephone number is (415) 315-3620. The debt securities we may offer pursuant to this prospectus may be guaranteed by one or more of the subsidiaries named herein and the address and telephone number of the principal executive office of each such subsidiary is the same as ours. Our common shares are listed on the New York Stock Exchange, or the "NYSE," under the symbol "KFN."

Our 1940 Act Status

        We are organized as a holding company that conducts its operations primarily through majority-owned subsidiaries and we intend to continue to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the "1940 Act." Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire "investment securities" (within the meaning of the 1940 Act) having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities" are, among others, securities issued by majority-owned subsidiaries unless the subsidiary is an investment company or relies on the exceptions from the definition of an investment company provided by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (a "fund"). The

1940 Act defines a "majority-owned subsidiary" of a person as any company 50% or more of the outstanding voting securities (i.e., those securities presently entitling the holder thereof to vote for the election of directors of the company) of which are owned by that person, or by another company that is, itself, a majority-owned subsidiary of that person. We are responsible for determining whether any of our subsidiaries is majority-owned. We treat subsidiaries in which we own at least 50% of the outstanding voting securities, including those that issue collateralized loan obligations, or "CLOs," as majority-owned for purposes of the 40% test.

        We monitor our holdings regularly to confirm our continued compliance with the 40% test. Some of our subsidiaries may rely solely on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. In order for us to satisfy the 40% test, securities issued to us by those subsidiaries or any of our subsidiaries that are not majority-owned, together with any other "investment securities" that we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis and exclusive of U.S. government securities and cash items. However, most of our subsidiaries rely on exceptions provided by provisions of, and rules and regulations promulgated under, the 1940 Act (other than Section 3(c)(1) or Section 3(c)(7) of the 1940 Act) to avoid being defined and regulated as an investment company. In order to conform to these exceptions, our subsidiaries may be limited with respect to the assets in which each of them can invest and/or the types of securities each of them may issue. We must, therefore, monitor each subsidiary's compliance with its applicable exception and our freedom of action, and that of our subsidiaries, may be limited as a result. For example, our subsidiaries that issue CLOs generally rely on Rule 3a-7 under 1940 Act, while KKR Financial Holdings II, LLC, or "KFH II," our subsidiary that is taxed as a real estate investment trust, or "REIT," for U.S. federal income tax purposes, generally relies on Section 3(c)(5)(C) of the 1940 Act. Each of these exceptions requires, among other things, that the subsidiary (i) not issue redeemable securities and (ii) engage in the business of holding certain types of assets, consistent with the terms of the exception. We do not treat our interests in majority-owned subsidiaries that rely on Section 3(c)(5)(C) of, or Rule 3a-7 under, the 1940 Act as investment securities when calculating our 40% test.

        We sometimes refer to our subsidiaries that rely on Rule 3a-7 under the 1940 Act as "CLO subsidiaries." Rule 3a-7 under the 1940 Act is available to certain structured financing vehicles that are engaged in the business of holding financial assets that, by their terms, convert into cash within a finite time period and that issue fixed income securities entitling holders to receive payments that depend primarily on the cash flows from these assets, provided that, among other things, the structured finance vehicle does not engage in certain portfolio management practices resembling those employed by mutual funds. Accordingly, each of these CLO subsidiaries is subject to an indenture (or similar transaction documents) that contains specific guidelines and restrictions limiting the discretion of the CLO subsidiary and its collateral manager. In particular, these guidelines and restrictions prohibit the CLO subsidiary from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Thus, a CLO subsidiary cannot acquire or dispose of assets primarily to enhance returns to the owner of the equity in the CLO subsidiary; however, subject to this limitation, sales and purchases of assets may be made so long as doing so does not violate guidelines contained in the CLO subsidiary's relevant transaction documents. A CLO subsidiary generally can, for example, sell an asset if the collateral manager believes that its credit quality has declined since its acquisition or that the credit profile of the obligor will deteriorate and the proceeds of permitted dispositions may be reinvested in additional collateral, subject to fulfilling the requirements set forth in Rule 3a-7 under the 1940 Act and the CLO subsidiary's relevant transaction documents. As a result of these restrictions, our CLO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in those CLO subsidiaries.

        We sometimes refer to KFH II, our subsidiary that relies on Section 3(c)(5)(C) of the 1940 Act, as our "REIT subsidiary." Section 3(c)(5)(C) of the 1940 Act is available to companies that are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. While the SEC has not promulgated rules to address precisely what is required for a company to be considered to be "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate," the SEC's Division of Investment Management, or the "Division," has taken the position, through a series of no-action and interpretive letters, that a company may rely on Section 3(c)(5)(C) of the 1940 Act if, among other things, at least 55% of the company's assets consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans (collectively, "qualifying real estate assets"), and at least 25% of the company's assets consist of real estate-related assets (reduced by the excess of the company's qualifying real estate assets over the required 55%), leaving no more than 20% of the company's assets to be invested in miscellaneous assets. The Division has also provided guidance as to the types of assets that can be considered qualifying real estate assets. Because the Division's interpretive letters are not binding except as they relate to the companies to whom they are addressed, if the Division were to change its position as to, among other things, what assets might constitute qualifying real estate assets, our REIT subsidiary might be required to change its investment strategy to comply with the changed position. We cannot predict whether such a change would be adverse.

        Based on current guidance, our REIT subsidiary classifies investments in mortgage loans as qualifying real estate assets, as long as the loans are "fully secured" by an interest in real estate on which we retain the right to foreclose. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then the mortgage loan is considered to be a qualifying real estate asset. Mortgage loans with loan-to-value ratios in excess of 100% are considered to be only real estate-related assets. Our REIT subsidiary considers agency whole pool certificates to be qualifying real estate assets. Examples of agencies that issue whole pool certificates are the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. An agency whole pool certificate is a certificate, issued or guaranteed as to principal and interest by the U.S. government or by a federally chartered entity, that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, an agency certificate that represents less than the entire beneficial interest in the underlying mortgage loans is not considered to be a qualifying real estate asset, but is considered to be a real estate-related asset.

        Most non-agency mortgage-backed securities do not constitute qualifying real estate assets, because they represent less than the entire beneficial interest in the related pool of mortgage loans; however, based on Division guidance where our REIT subsidiary's investment in non-agency mortgage-backed securities is the "functional equivalent" of owning the underlying mortgage loans, our REIT subsidiary may treat those securities as qualifying real estate assets. Moreover, investments in mortgage-backed securities that do not constitute qualifying real estate assets will be classified as real estate-related assets. Therefore, based upon the specific terms and circumstances related to each non-agency mortgage-backed security that our REIT subsidiary owns, our REIT subsidiary will make a determination of whether that security should be classified as a qualifying real estate asset or as a real estate-related asset; and there may be instances where a security is recharacterized from being a qualifying real estate asset to a real estate-related asset, or conversely, from being a real estate-related asset to being a qualifying real estate asset based upon the acquisition or disposition or redemption of related classes of securities from the same securitization trust. If our REIT subsidiary acquires securities that, collectively, receive all of the principal and interest paid on the related pool of underlying mortgage loans (less fees, such as servicing and trustee fees, and expenses of the securitization), and that subsidiary has foreclosure rights with respect to those mortgage loans, then our REIT subsidiary will consider those securities, collectively, to be qualifying real estate assets. If another entity acquires any of the securities that are expected to receive cash flow from the underlying mortgage loans, then our REIT subsidiary will consider whether it has appropriate foreclosure rights with respect to the underlying loans and whether its investment is a first loss position in deciding whether these securities should be classified as qualifying real estate assets. If our REIT subsidiary owns more than one subordinate class, then, to determine the classification of subordinate classes other than the first loss class, our REIT subsidiary will consider whether such classes are contiguous with the first loss class (with no other classes absorbing losses after the first loss class and before any other subordinate classes that our REIT subsidiary owns), whether our REIT subsidiary owns the entire amount of each such class and whether our REIT subsidiary would continue to have appropriate foreclosure rights in connection with each such class if the more subordinate classes were no longer outstanding. If the answers to any of these questions is no, then our REIT subsidiary would expect not to classify that particular class, or classes senior to that class, as qualifying real estate assets.

        As noted above, if the combined values of the investment securities issued by our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, exceeds 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exception, exemption or other exclusion from the 1940 Act, we could, among other things, be required either (i) to change substantially the manner in which we conduct our operations to avoid being subject to the 1940 Act or (ii) to register as an investment company. Either of these would likely have a material adverse effect on us, our ability to service our indebtedness and to make distributions on our shares, and on the market price of our shares and any other securities we may issue. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with certain affiliated persons (within the meaning of the 1940 Act), portfolio composition (including restrictions with respect to diversification and industry concentration) and other matters. Additionally, our Manager would have the right to terminate our management agreement. Moreover, if we were required to register as an investment company, we would no longer be eligible to be treated as a partnership for U.S. federal income tax purposes. Instead, we would be classified as a corporation for tax purposes and would be able to avoid corporate taxation only to the extent that we were able to elect and qualify as a regulated investment company, or "RIC," under applicable tax rules. Because our eligibility for RIC status would depend on our investments and sources of income at the time that we were required to register as an investment company, there can be no assurance that we would be able to qualify as a RIC. If we were to lose partnership status and fail to qualify as a RIC, we would be taxed as a regular corporation. See "—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Classification of KKR Financial Holdings LLC."

        We have not requested approval or guidance from the SEC or its staff with respect to our 1940 Act determinations, including, in particular: our treatment of any subsidiary as majority-owned; the compliance of subsidiary with Section 3(c)(5)(C) of, or Rule 3a-7 under, the 1940 Act, including any subsidiary's determinations with respect to the consistency of its assets or operations with the requirements thereof; or whether our investments in one or more subsidiaries constitute investment securities for purposes of the 40% test. If the SEC were to disagree with our treatment of one or more subsidiaries as being excepted from the 1940 Act pursuant to Rule 3a-7 or Section 3(c)(5)(C), or with our determination that one or more of our other investments do not constitute investment securities for purposes of the 40% test, we and/or one or more of our subsidiaries would need to adjust our investment strategies or investments in order for us to continue to pass the 40% test or register as an investment company, which could have a material adverse effect on us. Moreover, we may be required to adjust our investment strategy and investments if the SEC or its staff provides more specific or different guidance regarding the application of relevant provisions of, and rules under, the 1940 Act. Such guidance could provide additional flexibility, or it could further inhibit our ability, or the ability of a subsidiary, to pursue a chosen investment strategy, which could have a material adverse effect on us.

        The foregoing discussion of some of the aspects of our 1940 Act status, and that of our subsidiaries, includes a summary of certain provisions of, and rules under, the 1940 Act, and is not complete. For additional information, including information as to certain risks and uncertainties regarding our 1940 Act status, and that of our subsidiaries, you should review the documents incorporated by reference in this prospectus. See "Risk Factors" and "Incorporation by Reference."

RISK FACTORS

        Investing in our securities involves risks. In addition to the risks discussed below under "Cautionary Note Regarding Forwarding-Looking Statements", you should carefully review the risks discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements relate to expectations, beliefs, estimates, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by terms such as "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "strive" and "would" or the negative of these terms or other comparable terminology and similar words.

        The forward-looking statements are based on our beliefs, assumptions and expectations with respect to our future performance and future events or circumstances at the respective times those forward-looking statements were made, taking into account information available to us at those times, and are not guarantees of future performance, events or results. These beliefs, assumptions and expectations involve risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us or within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities, along with the following factors that could cause actual results to vary materially from our forward-looking statements:

  •
  the factors referenced in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and the documents incorporated and deemed to be incorporated by reference herein, including those referred to above under the caption "Risk Factors";

  •
  general volatility of the capital markets and the market price of our common shares and potential volatility of the market price of any other securities we may issue;

  •
  changes in our business strategy;

  •
  limitations imposed on our business by our exemption under the 1940 Act;

  •
  limitations imposed on our business by the "qualifying income exception" applicable to publicly traded partnerships for U.S. federal income tax purposes;

  •
  availability, terms and deployment of capital;

  •
  availability of qualified personnel for our Manager;

  •
  our limited ability to remove our Manager and our Manager's right to resign;

  •
  our limited liability company and organizational structure, which may limit our ability to make distributions;

  •
  our ability to service and comply with the terms of our indebtedness;

  •
  the risk that we may be unable to refinance our indebtedness, particularly short-term indebtedness, as it comes due;

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  our cash flow available for distribution and our ability to make distributions in the future to holders of our shares;

  •
  our ability to pay the management fee payable to our Manager when due;

  •
  the regulatory environment in which our businesses operate;

  •
  costs and effects of legal and administrative proceedings, settlements, investigations and claims;

  •
  changes in our industry, interest rates or the general economy;

  •
  increased rates of default and/or decreased recovery rates on our investments;

  •
  material variances between the realized prepayment rates as compared to our projected prepayment rates on our residential real estate-related investments; and

  •
  the degree and nature of our competition.

        We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering of securities pursuant to this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents the ratios of earnings to fixed charges for us and our consolidated subsidiaries for the periods indicated. For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of pre-tax income before equity in income of unconsolidated affiliate. "Fixed charges" consist of interest incurred on all indebtedness and capitalized expenses relating to indebtedness. Neither we nor any of our consolidated subsidiaries had any preferred shares outstanding for any of the periods reflected in this table.

	Year ended December 31, 2008	Year ended December 31, 2007(1)	Year ended December 31, 2006(1)	Year ended December 31, 2005(1)	Period from August 12, 2004 (Inception) through December 31, 2004(1)
Ratio of earnings (loss) to fixed charges	(2)	1.3x	1.3x	1.6x	(3)

(1)
Certain prior period information has been reclassified to conform to the presentation for the year ended December 31, 2008.
(2)
For the year ended December 31, 2008, our losses exceeded our fixed charges by approximately $513.0 million.
(3)
For the period from August 12, 2004 (the date of our inception) through December 31, 2004, our losses exceeded our fixed charges by approximately $8.0 million.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

        The following summary discusses the material U.S. federal income tax consequences of the ownership and disposition of our common shares and preferred shares, which we refer to collectively as shares. Any additional U.S. federal income tax consequences of the ownership and disposition of our preferred shares, depositary shares, warrants to purchase common shares, preferred shares, depositary shares or debt securities, subscription rights to purchase common shares, preferred shares, depositary shares or debt securities, debt securities, guarantees of debt securities, share purchase contracts or share purchase units will be addressed in an applicable prospectus supplement or free writing prospectus we may provide you. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended, or the "Code," applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that our shares will be held as capital assets for U.S. federal income tax purposes. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the ownership and disposition of our shares. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of our shares in light of its personal circumstances, or to holders of our shares that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

  •
  dealers in securities or foreign currencies;

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations (except to the extent discussed in "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Unrelated Business Taxable Income" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Tax-Exempt Holders of REIT Shares");

  •
  non-U.S. individuals and foreign corporations (except to the extent discussed in "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Non U.S. Holders" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares");

  •
  persons who are subject to the alternative minimum tax;

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  persons that hold our shares as part of a hedge, straddle, constructive sale or conversion transaction;

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  persons whose functional currency is not the U.S. dollar;

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  persons who are, or who hold our shares through, partnerships or other pass-through entities; or

  •
  holders of options granted by us or persons who acquired our shares as compensation.

        The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds our shares generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold our shares should consult their tax advisors.

        As used below, a "U.S. holder" is a beneficial holder of our shares who is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

        The term "non-U.S. holder" means a beneficial owner of our shares that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term "holders" includes both a U.S. holder and a non-U.S. holder.

        The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the ownership and disposition of our shares, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares

  Classification of KKR Financial Holdings LLC

        In the opinion of Hunton & Williams LLP, or "Hunton & Williams," we will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. It must be emphasized that the opinion of Hunton & Williams speaks as of the date issued and is based on various assumptions and representations relating to our organization, operations, assets, activities and income, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we, at all times, have operated and will continue to operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants regarding our organization, assets, income, and present and future conduct of our activities and operations, and assumes that such representations and covenants are accurate and complete.

        There is limited statutory, administrative and judicial authority addressing the treatment of instruments similar to our shares for U.S. federal income tax purposes. No assurance can be given that the Internal Revenue Service, or IRS, would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

        While we believe that we have been organized and have operated so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hunton & Williams or us that we will so qualify for any particular year. Hunton & Williams will have no obligation to advise us or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Our taxation as a partnership will depend on our ability to meet, on a continuing basis, through actual operating results, the "qualifying income exception" (as described below), the compliance with which will not be reviewed by Hunton & Williams on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        If, for any reason, including our failure to meet the "qualifying income exception," we were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates, without deduction for any distributions to holders of our shares, thereby materially reducing the amount of any cash available for distribution to holders of our shares.

        Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that we are, and will continue to be, treated as a publicly traded partnership.

        If (i) a publicly traded partnership is not a business development company or registered as a management company or unit investment trust under the 1940 Act and (ii) 90% or more of the income of the publicly traded partnership during each taxable year consists of "qualifying income," it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. We refer to this exception as the "qualifying income exception." Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the "conduct of a financial or insurance business" or is based, directly or indirectly, on the income or profit of any person. Our income currently consists primarily of interest income, dividends and income and gain from interest rate, credit risk and other derivatives, all of which will generally be qualifying income for purposes of the qualifying income exception.

        We believe we will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge our compliance with the qualifying income exception requirements and, therefore, assert that we are taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to holders of our shares would likely be reduced materially.

  Taxation of Holders of Shares on Our Profits and Losses

        By reason of our taxation as a partnership for U.S. federal income tax purposes, we are not subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of our items of income, gain, loss, deduction and credit for our taxable year ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of our earnings in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. See "—Non-Cash Income from Our Investments." The characterization of an item of our income, gain, loss, deduction or credit generally will be determined at the partnership level (rather than at the shareholder level).

  Allocation of Profits and Losses

        For each of our fiscal years, items of income, gain, loss, deduction or credit recognized by us will be allocated among the holders of our shares in accordance with their allocable shares of our items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of our shares will be determined by our operating agreement, provided such allocations either have "substantial economic effect" or are determined to be in accordance with such holder's interest in us. If the allocations provided by our operating agreement do not have "substantial economic effect" and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in our operating agreement.

        We will apply a monthly convention pursuant to which our taxable income and losses will be determined annually and will be prorated on a monthly basis. Then the income and losses will be apportioned among the holders in proportion to the shares owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month, or the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the holders owning our shares on the Allocation Date in the month in which that gain or loss is recognized. As a result, holders transferring our shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income even if you do not receive any cash distributions. Moreover, you may be allocated differing amounts of our income, gain, loss, deduction and credit than other holders of our shares as a result of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

        Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of our shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to our monthly convention for allocating income and deductions. In that event, our allocation method might be considered a monthly convention that does not literally comply with that requirement. If our monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a holder's shares) or if the IRS otherwise does not accept our convention, the IRS may contend that our taxable income or losses must be reallocated among the holders of our shares. If such a contention were sustained, your income or loss allocation could be adjusted, possibly to your detriment. The board of directors is authorized to revise our method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

  Adjusted Tax Basis of Shares

        Our distributions generally will not be taxable to you to the extent of your adjusted tax basis in our shares. In addition, you will be allowed to deduct your allocable share of our losses (if any) only to the extent of your adjusted tax basis in your shares at the end of the taxable year in which the losses occur. Your initial tax basis in your shares will be generally equal to the amount of cash you paid for your shares and will be generally increased by your allocable share of our profits (and items of income and gain). Your adjusted tax basis in the shares will be generally decreased (but not below zero) by your allocable share of our losses (and items of loss, deduction and expense), the amount of cash distributed to you and our tax basis in property (other than cash) distributed to you by us. Moreover, your adjusted tax basis will include your allocable share of our liabilities, if any.

        To the extent your allocable share of our losses is not allowed because you had insufficient adjusted tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your shares in subsequent taxable years.

  Treatment of Distributions

        Cash distributions by us with respect to our shares or in redemption of less than all of your shares generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted tax basis in your shares, the excess will be taxable to the holder as gain from a sale or exchange of shares (as described in "—Disposition of Interest" below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder's allocable share of our liabilities, and certain distributions of marketable securities by us, are treated as cash distributions for U.S. federal income tax purposes.

  Disposition of Interest

        A sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of our indebtedness, if any) and your adjusted tax basis in your shares (as described in "—Adjusted Tax Basis of Shares" above). Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in our assets to the extent described in Section 751 of the Code. This would include unremitted earnings of any controlled foreign corporation, or CFC, held by us, although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code.

        If you dispose of our shares at a time when we hold stock in a passive foreign investment company, or PFIC, that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by us. See "—Foreign Corporate Subsidiaries—PFICs" for a discussion of the tax treatment applicable to a disposition of stock of a PFIC that is not a QEF.

  Limitation on Deductibility of Capital Losses

        If you are an individual, any capital losses generated by us (or upon a disposition of our shares) generally will be deductible only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by us (or upon a disposition of shares) generally will be deductible to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

  Limitation on Deductibility of Certain of Our Losses

        Individuals and certain closely held subchapter C corporations will be allowed to deduct their allocable share of our losses (if any) only to the extent of each such holder's "at risk" amount in us at the end of the taxable year in which the losses occur. The amount for which a holder is "at risk" with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in us and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder's allocable share of our losses is not allowed because the holder has an insufficient amount at risk in us, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder's at risk amount in subsequent years.

        We do not expect to generate any material amount of income or losses from "passive activities" for purposes of Section 469 of the Code. However, to the extent that we generate any income from "passive activities," such income will not be treated as passive activity income for purposes of Section 469 of the Code, and may not be used to offset your passive activity losses from other activities. To the extent that we generate any losses from "passive activities," such losses will be suspended and will only be allowed as an offset to passive activity income from us in future years or allowed as a loss upon the complete disposition of a holder's interest in us. Accordingly, income allocated by us to you generally will not be able to be offset by your other passive activity losses, and losses allocated to you generally will not be able to be used to offset your other passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

  Investment Interest Limitation

        Individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of our "investment interest" (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder's net investment income for the taxable year. A holder's net investment income generally is the excess, if any, of the holder's investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as "qualified dividend income" that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

        To the extent that your allocable share of our investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of our shares, any interest paid or accrued on the borrowing will be allocated among our assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among our assets. Since the amount of a holder's allocable share of our investment interest that is subject to this limitation will depend on the holder's aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which our investment interest will be disallowed under this rule will depend on your particular circumstances each year.

  Limitation on Deduction of Certain Other Expenses

        An individual, estate or trust may deduct so-called "miscellaneous itemized deductions," which include fees paid to our Manager and our other expenses, only to the extent that such deductions, in the aggregate, exceed 2% of the holder's adjusted gross income. The amount of a holder's allocable share of such expenses that is subject to this disallowance rule will depend on the holder's aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. There are also limitations on the deductibility of itemized deductions by individuals whose adjusted gross income exceeds a specified amount, adjusted annually for inflation. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to us likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by us.

        Our organizational expenses are not currently deductible, but must be amortized ratably over a period of 15 years. Our syndication expenses (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

  Tax Elections

        We have elected under Section 754 of the Code to adjust the tax basis in all or a portion of our assets in the event of a distribution of property to a holder or in the event of a transfer of an interest in us, including our shares, by sale or exchange or as a result of the death of a holder. We are also required to reduce the tax basis in our assets in connection with certain redemptions and dispositions of our shares. As a result of our election under Section 754 of the Code, each holder that purchases our shares will have an initial tax basis in our assets that reflects the fair market value of our assets at the time of the purchase. Because our holders are treated as having differing tax bases in our assets, a sale of an asset by us may cause holders to recognize different amounts of gain or loss or may cause some holders to recognize a gain and others to recognize a loss. Depending on when a holder purchases our shares and the fair market value of our assets at that time, the holder may recognize gain for U.S. federal income tax purposes from the sale of certain of our assets even though the sale would cause us to recognize a loss for financial accounting purposes. Our election under Section 754 of the Code can be revoked only with the consent of the IRS.

        The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, we will apply certain conventions in determining and allocating basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which our income, gain, loss, deduction and credit is allocated to certain holders of shares.

  Mutual Fund Holders

        U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in our shares for purposes of these tests will depend on whether we will be treated as a "qualified publicly traded partnership." If we are so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from our shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more "qualified publicly traded partnerships" is limited to 25% of the RIC's total assets. If, however, we are not treated as a "qualified publicly traded partnership," then the relevant assets are the RIC's allocable share of the underlying assets held by us and the relevant gross income is the RIC's allocable share of the underlying gross income earned by us. However, the 25% limitation on a RIC's ability to invest in the securities of "qualified publicly traded partnerships" would not apply. We will qualify as a "qualified publicly traded partnership" if we derive less than 90% of our income from sources that are qualifying income for purposes of the RIC 90% gross income test. We believe that we have not been, and anticipate that we will not in the future be, treated as a "qualified publicly traded partnership." However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided that we will or will not be treated as a "qualified publicly traded partnership" in any particular year. RICs should consult their own tax advisors regarding an investment in the shares.

  Unrelated Business Taxable Income

        We expect that tax-exempt holders of our shares will recognize a significant amount of "unrelated business taxable income," or "UBTI," as a result of our indebtedness with respect to our assets and as a result of excess inclusion income from our residual interests in real estate mortgage investment conduits, or REMICs, and in taxable mortgage pools. A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to "unrelated business income tax" to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include, in computing its UBTI, its pro rata share (whether or not distributed) of such partnership's gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from "debt-financed property," or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is "acquisition indebtedness" (i.e., indebtedness incurred in acquiring or holding property). We expect that we will incur "acquisition indebtedness" with respect to certain of our assets.

        To the extent we recognize income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        To the extent we recognize gain from disposition of securities with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by us during the taxable year.

        In addition, a portion of our income from a residual interest in a REMIC or a taxable mortgage pool arrangement could be treated as "excess inclusion income." See "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs" below. We own a small number of REMIC residual interests and expect to own residual interests in taxable mortgage pools through a REIT subsidiary. Any excess inclusion income generated by a REIT subsidiary would flow through to our shareholders. Excess inclusion income is subject to tax as UBTI in the hands of most tax-exempt shareholders.

        Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning our shares.

  Nature of Our Business Activities

        We invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) debt and equity securities of various U.S. and foreign issuers; (ii) equity of REIT subsidiaries; (iii) securities of certain foreign collateralized loan obligation, or "CLO," issuers, all of which have elected to be treated as a partnership or disregarded as a separate entity from us for U.S. federal income tax purposes; and (iv) interest rate, credit risk and other derivatives. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of our business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain or "qualified dividend income" into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (vi) adversely alter the tax characterization of certain financial transactions.

        The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

  Interest Income

        Interest income derived by us will generally be qualifying income for purposes of the qualifying income exception for publicly traded partnerships provided the income is not derived from "the conduct of a financial or insurance business" and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes "the conduct of a financial or insurance business," we believe that our investment activities generally will not constitute "the conduct of a financial or insurance business" for purposes of the qualifying income exception. For example, we believe that we have not been engaged, and do not intend to engage, in the loan origination business, either directly or indirectly through our Manager and its affiliates. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of our interest income is related to the "conduct of a financial or insurance business," in which case such interest income would not be treated as qualifying income for the qualifying income exception and we could fail to qualify for that exception. We intend to continue to conduct our operations so that at least 90% of our gross income in each taxable year is qualifying income for purposes of the qualifying income exception.

        U.S. holders will generally be subject to tax at ordinary income rates on their allocable share of our interest income. For a discussion of the potential withholding on interest income allocated to non-U.S. holders, see "—Non-U.S. Holders."

  Qualified Dividends and Certain Capital Gains

        Dividends and capital gains earned by us will generally be qualifying income for purposes of the qualifying income exception. Tax legislation enacted in 2003 and 2006 reduced the U.S. federal income tax rates on (i) capital gains received by taxpayers taxed at individual rates and (ii) "qualified dividend income" received by taxpayers taxed at individual rates from certain domestic and foreign corporations. Subject to the discussion under "—Disposition of Interest" and "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs—Taxation of Holders of REIT Shares—Taxation of Non-U.S. Holders of REIT Shares," the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. The reduced rates, which do not apply to short-term capital gains, generally apply to long-term capital gains from sales or exchanges recognized during taxable years beginning on or prior to December 31, 2010.

        Ordinary dividends attributable to our investment in KFH II and any other REIT and certain foreign corporate subsidiaries will generally not constitute "qualified dividend income," and, therefore, will not qualify for the reduced rate of tax applicable to taxpayers taxed at individual rates. In addition, certain portions of the distributions attributable to our investment in KFH II may be taxable in the hands of tax-exempt shareholders and may not qualify for reduced withholding in the hands of foreign shareholders. For a more detailed discussion of the tax considerations related to the dividends and capital gains attributable to our investment in KFH II, see "—Material U.S. Federal Income Tax Considerations Relating to Investments in REITs."

  Foreign Corporate Subsidiaries

        We own, and may in the future acquire, equity interests in foreign corporate subsidiaries that are treated as corporations for U.S. federal income tax purposes (each, a "foreign corporate subsidiary"). We anticipate that any such foreign corporate subsidiary in which we own an interest will be treated as a CFC or PFIC for U.S. federal income tax purposes. The rules applicable to an investment in non-U.S. entities are complex, and, by necessity, the discussion below is only a summary. Thus, you are urged to consult your tax advisors in this regard.

        CFCs.    A non-U.S. entity will be treated as a CFC if it is treated as a non-U.S. corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity, is owned, within the meaning of Section 958(a) of the Code, or is treated as owned by reason of applying the attribution rules of ownership of Section 958(b) of the Code, by U.S. Shareholders (as defined below) on any day during the taxable year of such non-U.S. entity.

        For purposes of this discussion, a "U.S. Shareholder" with respect to a non-U.S. entity means a U.S. person (within the meaning of Section 957(c) of the Code) that owns (within the meaning of Section 958(a) of the Code) or is treated as owning (by reason of applying the attribution rules of ownership of Section 958(b) of the Code) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote (whether actually or in substance).

        If a non-U.S. entity held by us directly or indirectly is treated as a CFC for an uninterrupted period of 30 days or more during the tax year, then if we are a U.S. Shareholder with respect to such non-U.S. entity and are treated as owning (within the meaning of Section 958(a) of the Code) shares in such non-U.S. entity on the last day of the non-U.S. entity's tax year, each holder (regardless of whether such holder is a U.S. Shareholder with respect to such CFC) of our shares generally will be required to include in its gross income its allocable share of our pro rata share of such non-U.S. entity's income from dividends, interest, net gains from the sale or other disposition of stocks or securities (determined in accordance with the Code and Treasury Regulations) and certain other income as described under Section 951 of the Code and the Treasury Regulations promulgated thereunder, such inclusions in gross income, collectively, "Subpart F Inclusions," regardless of whether we receive cash in respect of its income or the holder receives a distribution from us. The aggregate Subpart F Inclusions in any taxable year for a non-U.S. entity treated as a CFC are limited to such entity's current earnings and profits. Subpart F Inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, you may be required to report as ordinary income your allocable share of our Subpart F Inclusions without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC. Our tax basis in the shares of such non-U.S. entity, and your tax basis in your shares, will be increased to reflect Subpart F Inclusions. Subpart F Inclusions will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F Inclusions will not be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. holders of shares. Amounts included as Subpart F Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. Shareholder. Moreover, any gain allocated to you from a disposition of stock in a CFC by us would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings and profits would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not, however, pass-through to the holders of shares.

        If a foreign corporate subsidiary is classified as a CFC, and a holder is required to include amounts in income with respect to such foreign corporate subsidiary pursuant to this subheading, then the consequences described under this subheading "CFCs" (and not the consequences described under the subheading "PFICs" below) generally will apply to the holder. If our ownership percentage in a foreign corporate subsidiary changes such that we are not always a U.S. Shareholder with respect to such entity, then we and you may be subject to both the PFIC and the CFC rules. The interaction of these rules is complex, and you are urged to consult your tax advisors in this regard.

        The discussion under this subheading "CFCs" does not address the tax consequences applicable to a holder that owns an interest in a CFC both through us and either directly or indirectly through a chain of ownership that does not include us. Such holders of shares are urged to consult their tax advisors regarding the tax consequences in such circumstances.

        PFICs.    In the event that our equity interest in a foreign corporate subsidiary is not treated as voting stock for purposes of the CFC rules or we own less than 10% of the equity interests in foreign corporate subsidiaries, then those entities will be subject to the tax rules applicable to PFICs. A non-U.S. entity will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is "passive income" (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A. U.S. person will be subject to the PFIC rules for an investment in a PFIC without regards to its percentage ownership.

        We currently intend to make a protective election to treat any foreign corporate subsidiary that may be treated as a PFIC as a QEF, or a "QEF Election," in the first year we hold shares in such entity. A QEF Election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

        As a result of a QEF Election, you will be required to include in your gross income each year your allocable share of our pro rata share of such non-U.S. corporation's ordinary earnings and net capital gains, at ordinary income and long-term capital gain rates, respectively (we sometimes refer to such inclusions in gross income as "QEF Inclusions"), for each year in which the non-U.S. corporation owned directly or indirectly by us is a PFIC, regardless of whether we receive cash in respect of its income or you receive distributions from us. Thus, you may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. You may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but you will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a non-U.S. corporation owned by us that is treated as a PFIC will not, however, pass through to holders of our shares and may not be carried back or forward in computing such PFIC's ordinary earnings and net capital gain in other taxable years. Consequently, you may, over time, be taxed on amounts that, as an economic matter, exceed our net profits. Our tax basis in the shares of such non-U.S. corporations, and of a holder of our shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. person.

        If we do not make a QEF Election with respect to a foreign corporate subsidiary treated as a PFIC (and such entity is not treated as a CFC), Section 1291 of the Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of our shares by a holder thereof at a time when we own shares of such entity, as well as certain other defined "excess distributions," as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the investor held its shares or the period during which we held shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. You will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to "qualified dividend income" for taxpayers taxed at individual rates.

  Taxation of Foreign Corporate Subsidiaries

        The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We anticipate that our foreign corporate subsidiaries have and will continue to either (i) rely on the exemption described above or (ii) otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that our foreign corporate subsidiaries will be able to satisfy the requirements for such exemption and, therefore, will not be subject to U.S. federal income tax on their income on a net basis.

        Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that any of our foreign corporate subsidiaries will hold U.S. real property. Nevertheless, gain (if any) realized on U.S. real property would be subject to U.S. tax.

        Although our foreign corporate subsidiaries are generally not expected to be subject to U.S. federal income tax on a net basis, such foreign corporate subsidiaries may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such entities are subject to U.S. federal income taxes on their income on a net basis or to withholding taxes, our return on our investment in such entities could be materially adversely affected.

  Domestic Corporate Subsidiaries

        We own several domestic corporate subsidiaries, which we formed to make, from time to time, certain investments that could generate income that would not be qualifying income if earned directly by us. Our domestic corporate subsidiaries will be subject to federal, state, and local corporate income tax on their income. To the extent that any such domestic corporate subsidiaries pay any taxes, they will have less cash available for distribution to us, which would reduce the amount of cash available for distribution to holders of our shares.

  Derivative Income

        From time to time, we will enter into derivative transactions, such as interest rate swaps, caps and floors, total rate of return swaps, options to purchase these items, and futures and forward contracts. We expect that many of our derivative transactions will be treated as "notional principal contracts" for U.S. federal income tax purposes. For purposes of the qualifying income exception, unless we are treated as a dealer in notional principal contracts, income from notional principal contracts is treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received or the notional principal contract is related to our business of investing in stock or securities. We expect that, in general, payments under our derivative instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the "conduct of a financial or insurance business" or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. In addition, we expect that all income and gain from our notional principal contracts will be related to our business of investing in stock or securities. Accordingly, we expect that the income and gain from such derivative transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a derivative transaction as a notional principal contract. In addition, we may enter into derivative transactions that do not produce qualifying income for the qualifying income exception. We intend to use our best efforts to structure any derivative transactions in a manner that does not jeopardize our satisfaction of the qualifying income exception.

  Non-U.S. Currency Gains or Losses

        If we make an investment denominated in a currency other than the U.S. dollar, then we may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. dollar. We may also recognize gain or loss on such fluctuations occurring between the time we obtain and dispose of non-U.S. currency, between the time we accrue and collect income denominated in a non-U.S. currency, or between the time we accrue and pay liabilities denominated in a non-U.S. currency. Such gains or losses generally will be treated as ordinary income or loss, and such gain generally will be treated as qualifying income under the qualifying income exception.

  Non-Cash Income from Our Investments

        As discussed below, we will make investments that will cause us (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called "non-cash" or "phantom income" could arise for a variety of reasons, including:

  •
  We will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by us and an applicable portion will be passed-through to you, even though we will generally not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, debt securities that have a stated redemption price at maturity that is greater than our tax basis in those debt securities, even though such proceeds will be used to make non-deductible principal payments on related borrowings.

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  We will be required to include in income on a current basis the earnings of certain foreign corporate subsidiaries as well as the earnings of CLO issuers treated as partnerships or disregarded as a separate entity from us for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings.

        You will be required to take such "non-cash" or "phantom income" income into account in determining your taxable income, regardless of whether you receive a cash distribution from us. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of our taxable income.

  "Anti-Stapling" Rules

        If we were subject to the "anti-stapling" rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning (i) more than 50% of the value of both a domestic corporate subsidiary and a foreign corporate subsidiary or (ii) more than 50% of both a REIT and a domestic or foreign corporate subsidiary. When a foreign corporate subsidiary and a domestic corporate subsidiary are treated as "stapled entities," the foreign corporation is treated as a domestic corporation subject to U.S. federal corporate income tax. When a REIT and a domestic or foreign corporate subsidiary are treated as "stapled entities," the REIT and the domestic or foreign corporate subsidiary are treated as one entity for purposes of the tax requirements applicable to REITs, which could result in the REIT failing to qualify as a REIT for U.S. federal income tax purposes.

        Currently, we have several subsidiaries that could be impacted if we were subject to the "anti-stapling" rules, including one subsidiary taxed as a REIT (KFH II), two foreign corporate subsidiaries (KKR TRS Holdings Ltd. and KKR Financial Holdings, Ltd.), and one domestic corporate subsidiary (KFN PEI VII, LLC). During 2008, we also owned two additional subsidiaries taxed as REITs (KKR Financial Corp. and KKR QRS #1, Inc.), one additional domestic corporate subsidiary (KKR Financial Holdings, Inc.), and certain of our foreign CLO issuers were treated as foreign corporate subsidiaries for U.S. federal income tax purposes. Because we intend to own a substantial proportion of our assets directly or through entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes, we do not believe that the "anti-stapling" rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position.

  Personal Holding Company Tax

        We anticipate that certain of our majority-owned corporate and REIT subsidiaries will be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a "closely-held" corporation at least 60% of whose income constitutes "personal holding company income," which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of our majority-owned corporate and REIT subsidiaries will be treated as "closely-held" under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries will constitute personal holding company income. A personal holding company generally is subject to a 15% (or 35% starting January 1, 2011) corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause our personal holding company subsidiaries to distribute their income so as to avoid the personal holding company tax.

  Non-U.S. Taxes

        Certain dividend, interest and other income received by us from sources outside of the United States may be subject to withholding taxes imposed by other countries. We may also be subject to capital gains taxes in certain other countries where we purchase and sell stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

  Alternative Minimum Tax

        In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares, including the limitation on the deductibility of "miscellaneous itemized deductions" in determining the alternative minimum tax liability of a U.S. holder. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

  Technical Terminations

        Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Our termination for tax purposes would result in the closing of our taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year end, which is expected to continue to be the calendar year, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder's taxable income for the year of termination. We would be required to satisfy the 90% "qualifying income" test for each tax period and to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. In the event that we become aware of a termination, we will use commercially reasonable efforts to minimize any such penalties. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. We have experienced terminations in the past and it is likely that we will experience terminations in the future.

  Information Returns

        We intend to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible after the end of each taxable year, which describes your allocable share of our income, gain, loss, deduction and credit for the preceding taxable year. In preparing this information, we will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which we hold an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person, there can be no assurance that this information will meet your jurisdiction's tax compliance requirements.

        It is possible that we may engage in transactions that subject us and, potentially, the holders of our shares to other information reporting requirements with respect to an investment in us. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

  Nominee Reporting

        Persons who hold our shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the shares with the information furnished to us.

  Taxable Year

        A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. Our taxable year is currently the calendar year. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest in us changes to a group of holders with a different tax year and we have not been forced to change our tax year during the preceding two year period, we would be required to change our tax year to the tax year of that group of holders.

  Elective Procedures for Large Partnerships

        The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election, if made, would reduce the number of items that must be separately stated on IRS Schedule K-1 that are issued to the holders of our shares, and such IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a "technical termination" (which would close our taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of our total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, we, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. We do not currently anticipate that we will elect to be subject to the large partnership procedures.

  Treatment of Amounts Withheld

        If we are required to withhold any U.S. tax on distributions made to any holder of our shares, we will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

  Tax Audits

        Adjustments in tax liability with respect to our items generally will be made at the KKR Financial Holdings LLC level in a partnership proceeding rather than in separate proceedings with each holder. KKR Financial Advisors LLC will represent us as our "tax matters partner" during any audit and in any dispute with the IRS. If KKR Financial Advisors LLC ceases to own shares or ceases to be our Manager, our board of directors may designate a replacement tax matters partner. Each holder of our shares will be informed of the commencement of an audit of us. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

  Non-U.S. Holders

        A non-U.S. holder will generally be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of our gross income from dividends, interest (other than interest that constitutes "portfolio interest" within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from derivative transactions may also be subject to U.S. federal withholding taxes. We expect that most of our interest income will constitute "portfolio interest" that is not subject to the 30% withholding tax. We expect that we will earn dividend income that will be subject to the 30% withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

        Non-U.S. holders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income that is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

        While we expect that our method of operation will not result in our generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of our income is properly treated as effectively connected income with respect to such non-U.S. holders. In addition, if any REIT subsidiary in which we own an interest, recognizes gain from the disposition of a United States real property interest, such gain will be treated as income that is effectively connected with a U.S. trade or business. Although we do not expect any REIT subsidiary to generate material amounts of gain from the disposition of United States real property interests, no complete assurance can be provided that such REIT subsidiaries will not generate gain from dispositions of United States real property interests in the future. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because an investment of us in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder's allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. holder's U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person's U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on the sale or exchange.

        In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a "tax home" in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

        If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of our shares, as well as the effects of state, local and non-U.S. tax laws.

  Tax Shelter Regulations

        In certain circumstances, a holder who disposes of our shares resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction, or a "reportable transaction," in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions, or the "Tax Shelter Regulations." In addition, an investment in us may be considered a "reportable transaction" if, for example, we recognize certain significant losses in the future. You should consult your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by us.

  Certain State, Local and Non-U.S. Tax Matters

        Holders of shares, as well as us (and various vehicles in which we invest), may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

  Backup Withholding

        We will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Material U.S. Federal Income Tax Considerations Relating to Investments in REITs

  General

        We currently own one subsidiary taxed as a REIT (KFH II). During 2008, we owned two additional subsidiaries taxed as REITs (KKR Financial Corp. and KKR QRS #1, Inc.). We may in the future invest in other REITs. In light of those investments and the complexity of the REIT rules, certain aspects of such rules are discussed below.

  Taxation of a REIT

        Under the Code, a REIT itself is generally not subject to tax to the extent that it currently distributes its income to its shareholders. To qualify as a REIT, an entity is required meet a number of technical U.S. federal income tax requirements, including various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its shareholders and the ownership of its shares. In summary form, these technical requirements include the following:

  •
  a REIT must have at least 100 shareholders;

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  no more than 50% in value of the REIT's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined to include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts certain entities) during the last half of any calendar year;

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  a REIT generally must distribute 90% of its REIT taxable income each year to its shareholders;

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  75% of a REIT's gross income must be from rents from real property, interest on mortgages and certain real estate related income, or the "75% gross income test," and 95% of the REIT's gross income must be derived from those sources together with certain types of passive investment income, including interest and dividends;

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  at least 75% of the value of a REIT's total assets at the end of each calendar quarter must be represented by real estate assets (which generally includes interest in real property, stock or other entities that qualify as REITs, interest in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular and residual interests in a REMIC), cash and cash items and government securities; and

  •
  the amount of securities of a single issuer, other than a taxable REIT subsidiary, that a REIT holds at the end of each calendar quarter generally must not exceed either 5% of the value of its gross assets or 10% of the vote or value of such issuer's outstanding securities.

        A portion of a REIT's income from a residual interest in a REMIC or a taxable mortgage pool arrangement may be treated as "excess inclusion income." KFH II holds residual interests in certain securitization vehicles that may be treated as taxable mortgage pools. IRS guidance indicates that excess inclusion income will be allocated among a REIT's shareholders in proportion to its dividends paid. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to U.S. shareholders, (ii) would be subject to tax as UBTI in the hands of most tax-exempt shareholders, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. If at any time a "disqualified organization," as defined in Section 860E(e)(5) of the Code, is a record holder of our shares, we would be subject to tax at the highest corporate tax rate on any excess inclusion income allocable to such disqualified organization.

        A REIT in which we invest will generally not be subject to U.S. federal income tax on the portion of its ordinary income and capital gain it distributes currently to its shareholders. The REIT would be subject to tax at corporate rates on any net ordinary income or capital gain not so distributed. The REIT would also be subject to a tax equal to 100% of net income from any prohibited transaction and to alternative minimum tax liability (which could arise if it has significant items of tax preference). A "prohibited transaction" is a sale of inventory or property held for sale to customers in the ordinary course of business. We generally do not anticipate that any REIT in which we invest will generate significant amounts of income from prohibited transactions.

        If a REIT in which we invest failed to qualify as a REIT and was not able to cure such failure under the applicable provisions of the Code, it would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and it would not be permitted to deduct distributions to its shareholders. In addition, to the extent of current and accumulated earnings and profits, all distributions would be taxable as dividend income and, subject to certain limitations under the Code, corporate distributees could be eligible for the dividends-received deduction and individual U.S. holders could be eligible for the reduced U.S. federal income tax rate on corporate dividends. Unless entitled to relief under specific statutory provisions, such REIT and any "successor entity" will also be disqualified from taxation as a REIT for the four taxable years following the year in which it lost its qualification. It is not possible to state whether in all circumstances our REIT subsidiary would be entitled to this statutory relief.

        In addition, if KFH II failed to qualify as a REIT, it could result in the securitization vehicles treated as taxable mortgage pools being taxed as corporations for U.S. federal income tax purposes. Generally, when an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is treated as a taxable corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT's assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax qualification of the REIT. We expect that KFH II will continue to be treated as a REIT and the special rules will apply to its ownership of the securitization vehicles treated as taxable mortgage pools. However, if the securitization vehicles were not eligible for the special treatment for taxable mortgage pools owned by a REIT, the resulting corporate income tax liability of the securitization vehicles could be substantial.

  Taxation of Holders of REIT Shares

        You will be allocated a portion of the income that we realize with respect to our ownership of the equity of any REIT in which we invest. You generally will be taxed with respect to this allocated income in the same manner as if you held the REIT shares directly.

        U.S. Holders of REIT Shares.    Distributions made by a REIT to its taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations or the reduced rate of U.S. federal income tax on dividend income for taxpayers taxed at individual rates. Distributions that a REIT designates as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will generally not be taxable to a shareholder to the extent that they do not exceed the shareholder's adjusted basis in its shares, but rather will reduce such adjusted basis. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the shareholder. Any consent dividends deemed paid by a REIT will be taxable as ordinary income to the shareholders to the extent of earnings and profits, even though no cash will be distributed by the REIT. Shareholders may not include in their income tax returns any net operating losses or capital losses of a REIT. A U.S. shareholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the shareholder.

        A shareholder's gain on the sale of its shares in a REIT will be taxed at long-term or short-term capital gain rates, depending on how long the shares were held, and assuming the shares were a capital asset in the hands of the shareholder. In general, however, any loss upon a sale or exchange of shares by a shareholder that has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of previous distributions from a REIT to the shareholder that were required to be treated by such shareholder as long-term capital gain.

        Tax-Exempt Holders of REIT Shares.    Unless the REIT is a "pension-held REIT," distributions by a REIT to a shareholder that is a tax-exempt entity generally will not constitute UBTI, other than any amounts that represent excess inclusion income, assuming the shares are not debt-financed or used in an unrelated business of such holder. Although tax-exempt holders of our shares may not derive significant UBTI as a result of distributions with respect to REIT shares, such holders will recognize a significant amount of UBTI as a result of indebtedness incurred by us with respect to our assets and as a result of excess inclusion income from the securitization vehicles that are treated as taxable mortgage pools. See "—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Our Shares—Unrelated Business Taxable Income." Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

        Taxation of Non-U.S. Holders of REIT Shares.    Dividends from a REIT that are not attributable to gains from the sale of "United States real property interests" would be subject to U.S. withholding tax at a 30% rate (subject to reduction by applicable treaty). For most types of foreign shareholders, dividends that are attributable to excess inclusion income would be subject to withholding at the maximum rate of 30%, without reduction for any otherwise applicable income tax treaty. However, if a distribution is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and may be subject to the 30% branch profits tax in the case of corporate non-U.S. shareholders.

        Dividends that are attributable to gains from the sale of "United States real property interests" (as defined for U.S. federal income tax purposes) would be subject under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," to withholding tax at a rate of 35% and would be considered income effectively connected with a U.S. trade or business (which would require the filing of U.S. federal income tax returns by non-U.S. persons and which would be subject to the branch profits tax for corporate non-U.S. shareholders). For these purposes, dividends paid are first considered attributable to gains from the sale of United States real property interests, if any. The term "United States real property interest" does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that any REIT in which we invest will generate material amounts of gain that would be subject to FIRPTA.

        If at least 50% of the assets that a REIT holds are United States real property interests, gains from the sale of the REIT shares by a non-U.S. shareholder would be subject to FIRPTA tax. We believe it is unlikely that gains from the sale of the equity in KFH II will be subject to the FIRPTA tax. It is possible, however, we may hold stock in another REIT that exceeds the 50% threshold. Gains on the sale of shares in such a REIT, however, would not be subject to the FIRPTA tax, so long as the REIT was "domestically controlled." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. persons.

        You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on the indirect investment in stock or other securities of any REIT in which we invest.

DESCRIPTION OF SHARES

General

        The following is a summary of some of the terms of the shares representing limited liability company interests in KKR Financial Holdings LLC. Our operating agreement provides for the issuance of our shares, as well as certain terms of our shares. The following summary of some of the terms of our shares, the operating agreement and the Delaware Limited Liability Company Act is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the operating agreement, a copy of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which you may obtain as described under "Where You Can Find More Information," and the Delaware Limited Liability Company Act.

Authorized Shares

        Each of our shares represents a limited liability company interest in KKR Financial Holdings LLC. We are authorized to issue, pursuant to action by our board of directors and without action by holders of our shares, up to 250,000,000 common shares and up to 50,000,000 preferred shares. As of February 16, 2009, there were 150,889,325 common shares outstanding and no preferred shares outstanding. The aggregate number of shares that we are authorized to issue, and the authorized number of any class of our shares, may be increased from time to time by an amendment to the operating agreement upon the adoption of a resolution by our board of directors and approval of such amendment by the holders of at least a majority of our shares then outstanding at a meeting of shareholders.

  Common Shares

        There is currently only one class of our common shares outstanding. All outstanding common shares of this class are duly issued. Holders of common shares of this class, as such, are not entitled to any preemptive rights to subscribe for or purchase our shares or any other securities we may issue, and the common shares of this class are not convertible at the option of the holders into other securities. Upon payment of the full consideration payable to us upon original issuance of any common shares of this class, as determined by our board of directors, the holders of those shares will not be obligated to make any additional capital contributions to us with respect to those shares. All common shares of this class are non-assessable. However, holders of common shares may be liable to us for certain distributions made to them in violation of the Delaware Limited Liability Company Act or the operating agreement as described below under "—Liability For Distributions" and "—Certain Provisions of the Operating Agreement—Restrictions on Ownership and Transfer" and may also be required to make certain other payments as described under "—Certain Required Payments."

        Voting Rights.    Holders of outstanding common shares are entitled to one vote per common share as provided in the operating agreement. Subject to the voting rights, if any, of any other class or series of our shares that may be outstanding from time to time, the holders of common shares are entitled, at the annual meeting of the holders of our shares, to vote for the election of all of our directors. Because the operating agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding common shares represented at a meeting of the holders of the common shares will effectively be able to elect all our directors standing for election by the holders of our common shares.

        Distribution Rights.    We may, pursuant to action of our board of directors, declare and pay distributions on the common shares. Holders of our outstanding common shares are entitled to share ratably (based on the number of common shares held) in any distribution declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions, including those in the operating agreement and the Delaware Limited Liability Company Act, and to any restrictions on the payment of distributions imposed by the terms of any other outstanding shares.

        Dissolution Rights.    For a description of some of the provisions of our operating agreement that would be applicable to our outstanding common shares in the event of our dissolution, see "—Certain Provisions of the Operating Agreement—Dissolution" below.

  Other Classes of Shares

        Our board of directors may, without further action by the holders of our shares (unless required by the rules of any applicable stock exchange), cause us to issue from time to time one or more other classes or series of our shares, including one or more classes of preferred shares and one or more other classes of common shares. Our board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers and duties of any such future shares, including:

  •
  the ranking of such shares relative to our other shares;

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  the right, if any, of such shares to share in our profits and losses or items thereof;

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  the right, if any, of such shares to share in our distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;

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  the rights of such shares upon our dissolution;

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  whether, and the terms and conditions upon which, we may redeem such shares;

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  whether such shares are issued with the privilege of conversion or exchange and, if so, the terms and conditions upon which the conversion or exchange may be made;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of such shares; and

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  the right, if any, of the holder of each such share to vote.

  Liability For Distributions

        The Delaware Limited Liability Company Act imposes certain restrictions on distributions by a limited liability company to its members. In that regard, our operating agreement defines a "member" as any holder of our shares. The Delaware Limited Liability Company Act provides that any of our members who receives a distribution from us (including both distributions made by us from time to time and distributions in the event of our dissolution) and who knew at the time of the distribution that the distribution was in violation of these restrictions shall be liable to us for the amount of the distribution for three years, subject to extension under certain circumstances. Under the Delaware Limited Liability Company Act, a limited liability company may not in general make a distribution to any of its members if, after the distribution, all liabilities of the limited liability company, other than liabilities to its members on account of their limited liability company interests and liabilities for which the recourse of creditors is limited to specific property of the limited liability company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the Delaware Limited Liability Company Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the nonrecourse liability. In addition, the Delaware Limited Liability Company Act and our operating agreement provide in general that, in the event of our dissolution, holders of our shares will be entitled to share in our assets legally available for distribution only after satisfaction of or provision for our liabilities to creditors and satisfaction of liabilities for certain distributions owing to our members and former members. See "—Certain Provisions of the Operating Agreement—Dissolution."

        In addition, our operating agreement provides that a member may be required to repay any distributions made to such member that are inconsistent with, or in violation of, the Delaware Limited Liability Company Act, any provision of the operating agreement or any other applicable law.

  Liability for Unpaid Contributions

        Under the Delaware Limited Liability Company Act, unless otherwise provided in the operating agreement of a limited liability company, an assignee of limited liability company interests (such as our shares) who becomes a member of the limited liability company is liable for the obligations of the assignor of those interests to make any required contributions to the limited liability company, but the assignee is not obligated for, among other things, liabilities unknown to the assignee at the time it became a member and that could not be ascertained from the operating agreement. Under our operating agreement, a person who purchases our shares is deemed to become one of our members and is therefore subject to the provisions described in the preceding sentence.

  Certain Required Payments

        Under our operating agreement, holders of our shares may be required to make certain other payments under certain circumstances. For example, a holder of our shares may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with a transfer of those shares. In the event that we issue a new share certificate in place of any share certificate that has been lost, destroyed or stolen, we may require that the holder of the shares evidenced by the lost, destroyed or stolen certificate give the transfer agent for our shares a bond sufficient to indemnify the transfer agent against any claim made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate. In addition, we may require that a holder of our shares who requests that we call a special meeting of holders of our shares pay the costs of preparing and mailing the notice of meeting, including the proxy materials.

Grantor Trust

        Pursuant to our operating agreement, in the future our board of directors may implement a reorganization, without the consent of holders of our shares, whereby a Delaware statutory trust, which we refer to as a "Trust," would become the holder of all (or less if so provided by our board of directors) of our outstanding shares and each holder of our shares (other than any shares excluded by our board of directors) would receive shares of the Trust (representing beneficial interests in the Trust) in exchange for its shares in us. Our board of directors will have the power to decide in its sole discretion to implement such a trust structure subject to the limitations set forth below. We expect that we would treat the Trust as a grantor trust for U.S. federal income tax purposes. As such, for U.S. federal income tax purposes, each holder of Trust shares would be treated as the beneficial owner of a pro rata portion of our shares held by the Trust and holders of Trust shares would receive annual tax information relating to their investment on tax information statements similar to Internal Revenue Service, or "IRS," Form 1099, rather than on IRS Schedule K-1. Pursuant to the operating agreement, our board of directors will not implement such a trust structure if it determines, in its sole discretion, that the reorganization would be taxable or would otherwise alter the benefits or burdens of ownership of our shares, including, without limitation, a holder's allocation of items of income, gain, loss, deduction or credit or the treatment of such items for U.S. federal income tax purposes. Pursuant to the operating agreement, our board of directors will also be required to implement the reorganization in such a manner that does not have a material adverse effect on the voting or economic rights of our shares.

        The IRS could challenge the Trust's manner of reporting to investors (e.g., if the IRS asserts that the Trust constitutes a partnership or is ignored for U.S. federal income tax purposes). In addition, the Trust could be subject to penalties if it were determined that the Trust did not satisfy applicable partnership reporting requirements for U.S. federal income tax purposes. Any of these circumstances could have an adverse effect on the market value of our shares and of any other securities we may issue.

Certain Provisions of the Operating Agreement

        Term.    The operating agreement provides that we will remain in existence until terminated in accordance with the operating agreement.

        Agreement to be Bound by Operating Agreement; Power of Attorney.    By acquiring a share in KKR Financial Holdings LLC, you will be admitted as a member of KKR Financial Holdings LLC and will be deemed to agree to be bound by the terms of the operating agreement. Pursuant to the operating agreement, each holder of our shares agrees to the consents and waivers contained in the operating agreement and grants to each of our chief executive officer, our president and our secretary (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and to make certain amendments to the operating agreement.

        Election to be Treated as an Association Taxable as a Corporation.    The operating agreement provides that our board of directors may, without the consent or vote of holders of our shares, cause us to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes if the board receives an opinion from a nationally recognized financial adviser to the effect that our market valuation is expected to be significantly lower as a result of our continuing to be treated as a partnership for U.S. federal income tax purposes than if we instead elected to be treated as a corporation for U.S. federal income tax purposes.

        Dissolution.    The operating agreement provides for our dissolution and winding up upon the occurrence of:

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  the adoption of a resolution by a majority vote of our board of directors approving our dissolution and the approval of such action by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon;

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  the unanimous vote of the holders of our outstanding shares to dissolve us;

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  the entry of a judicial decree that an event has occurred that makes it not reasonably practicable to carry on our business as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

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  the termination of the legal existence of our last remaining member or the occurrence of any other event that terminates the continued membership of our last remaining member, unless we continue without dissolution in a manner provided under the operating agreement or the Delaware Limited Liability Company Act.

We refer to these events as "dissolution events."

        The operating agreement provides in general that, upon the occurrence of a dissolution event, our property shall be applied and distributed, to the extent permitted by law, in the following order:

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  first, to our creditors (including our Manager and members who are creditors, to the extent permitted by law) in satisfaction of our debts and other liabilities (whether by payment or making a provision for payment), other than liabilities referred to in the next bullet point;

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  second, except as provided in the operating agreement, to our members and former members in satisfaction of liabilities for certain distributions; and

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  the balance, if any, to our members in accordance with positive balances in their respective tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods and subject, in the case of holders of our common shares, to any preferential distributions to which the holders of any of our other shares may be entitled upon dissolution.

        The operating agreement provides that it is intended that each common share shall receive an identical amount under the provision described in the last bullet point above.

        Restrictions on Ownership and Transfer.    Because we intend to maintain the flexibility to have a REIT subsidiary, the ownership of our shares must be widely held so that no more than 50% of the value of our outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities).

        The operating agreement, subject to certain exceptions, contains restrictions on the number of our shares that a person may own. The operating agreement provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of our shares.

        The operating agreement, subject to certain exceptions, prohibits any person from beneficially or constructively owning shares that would result in any subsidiary of ours that has elected to be taxed as a REIT (we sometimes refer to any such subsidiary as, individually, a "REIT subsidiary"), being

"closely held" under Section 856(h) of the Code or otherwise cause a REIT subsidiary to fail to qualify as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares which are transferred to a charitable trust (as described below), is required by the operating agreement to give written notice to us immediately, or, in the case of such a proposed or attempted transaction, to give us at least fifteen days prior written notice, and to provide us with such other information as we may request in order to determine the effect of such transfer on the status of any REIT subsidiary as a REIT. The foregoing restrictions on transferability and ownership may be terminated by our board of directors if it determines that it is no longer in our best interests for any REIT subsidiary to continue to qualify as a REIT under the Code or that compliance with those restrictions is no longer required. As a result, our board of directors may terminate those restrictions if, for example, we were to sell or cease to operate any REIT subsidiary. As of the date of this prospectus, we have one REIT subsidiary, KFH II.

        Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as the board of directors may deem appropriate in order to conclude that granting the exemption will not cause any REIT subsidiary to lose its status as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure each REIT subsidiary's status as a REIT.

        To the extent permitted by applicable law, any attempted transfer which, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded upwards to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust and will have no rights to distributions, rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid to the proposed transferee prior to our discovery that shares have been transferred to the trust must be paid on demand to the trustee. Any distribution authorized but unpaid will be required to be paid to the trustee when due. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trustee and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If we have already taken irreversible action, however, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee is required to sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee is required to distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary. If, prior to discovery that shares have been transferred to the trustee, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accepts the offer. The price may be reduced, however, by the amount of any distributions paid to the proposed transferee on the shares and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions then, to the fullest extent permitted by law, the transfer of that number of shares that would otherwise cause that violation shall be void ab initio and the intended transferee will acquire no rights in those shares. In addition, if our board of directors or any duly authorized committee thereof determines that a transfer or other event has taken place that has resulted in a violation of the foregoing restrictions or that a person intends or has attempted to acquire ownership of our shares in violation of those restrictions, the board of directors or such committee may take such action as it deems advisable to prevent such transfer or other event, including, without limitation, causing us to redeem shares, refusing to give effect to such transfer or instituting proceedings to enjoin such transfer or other event.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of 0.5% or more (or such higher percentage as determined by the Manager, in good faith, in order to maintain each REIT subsidiary's status as a REIT) in value of our shares, within 30 days after the end of each taxable year, is required by our operating agreement to give written notice to us stating the name and address of such owner, the number of shares which the owner beneficially owns and a description of the manner in which the shares are held. Each such owner of our shares is also required by the operating agreement to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on each REIT subsidiary's status as a REIT and to ensure compliance with the ownership limitations described above. In addition, each owner of shares is required by our operating agreement to provide to us such information as we may request, in good faith, in order to determine each REIT subsidiary's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine and ensure compliance with the ownership limitations described above.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or might otherwise be in the best interests of the holders of the shares.

        Election of Members of Our Board of Directors; Vacancies.    The operating agreement provides that the term of each director shall be the period from the effective date of such director's election until such director's successor is duly elected or appointed and qualified, or until such director's earlier death, resignation or removal, and that, except as may be provided by our board of directors in setting the terms of any class or series of our shares, any vacancy on the board of directors shall be filled by a majority of the directors then in office, even if the remaining directors do not constitute a quorum.

        Removal of Members of Our Board of Directors.    Subject to the rights of holders of any class or series of our shares that may be issued in the future, the operating agreement provides that any director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of our shares holding at least two-thirds of the votes entitled to be cast in the election of directors. "Cause" is defined by the operating agreement to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

        Duties of Officers and Directors.    The operating agreement provides that, except as otherwise provided therein, the fiduciary duties of our directors will generally be consistent with those of a director of a Delaware corporation. However, our operating agreement further provides that, to the fullest extent permitted by law, none of our directors has any duties, fiduciary or otherwise, with respect to any action or inaction of our Manager and any actions or inactions of our directors that cause us to act in compliance with or in accordance with the management agreement shall be deemed consistent and compliant with the fiduciary duties of such directors and shall not constitute a breach of any duty under the operating agreement or existing in law, equity or otherwise. Likewise, the operating agreement provides that, to the extent permitted by law, none of our officers owes any duty, fiduciary or otherwise, to our members or to us with respect to any action or inaction of our Manager pursuant to the management agreement.

        The operating agreement also provides that any director, officer, employee or agent of ours may engage in or possess an interest in other profit-seeking or other business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with us, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to such persons. Our operating agreement further provides that if any director, officer, employee or agent of ours acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us, that person has no duty to communicate or offer that opportunity to us and shall not be liable to us or to our members for breach of duty, including fiduciary duty, by reason of the fact that such person pursues or acquires for or directs that opportunity to another person or does not communicate that opportunity to us; and that neither we nor any of our members has any rights or obligations by virtue of the operating agreement in or to any such independent ventures or the income or profit or losses derived therefrom, and the pursuit of such ventures, even if competitive with our activities, shall not be deemed wrongful or improper or a breach of any duty.

        Limitation of Liability and Indemnification of Directors and Officers.    The operating agreement provides that none of our directors will be liable to us, or any subsidiary of ours, or any holder of our shares, for monetary damages for any acts or omissions arising from the performance of any of such director's obligations or duties in connection with our company, including any breach of fiduciary duty, except (1) for any breach of the director's duty of loyalty to us or the holders of our shares; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) for any transaction from which the director derived an improper benefit.

        The operating agreement further provides that, to the fullest extent permitted by law, none of our directors shall be liable to us, to any holder of our shares or to any other person for (1) any action taken or not taken as required by the operating agreement; (2) any action taken or not taken as permitted by the operating agreement and with respect to which such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in our best interests; or (3) our compliance with an obligation incurred or the performance of any agreement entered into prior to that director having become one of our directors.

        The operating agreement further provides that a director shall not be liable to us, to any other director, to any holder of our shares or to any other person that is a party to or otherwise bound by the operating agreement for breach of fiduciary duty for such director's good faith reliance on the provisions of the operating agreement.

        The operating agreement provides that we may indemnify, to the fullest extent permitted by law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was a director, officer, employee, tax matters member (as defined in the operating agreement) or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        The operating agreement provides that we may, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our favor by reason of the fact that such person is or was a director, officer, employee, tax matters member or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of that action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        The operating agreement provides that, to the extent that a present or former director, officer or tax matters member of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of the two preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        The operating agreement provides that each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on our behalf in furtherance of our interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on our behalf.

        The operating agreement also authorizes us, to the fullest extent permitted by law, to pay expenses (including attorneys' fees) incurred by a director, officer, employee, tax matters member or agent of ours in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the operating agreement. The operating agreement provides that the indemnification provisions therein are intended to comply with the requirements of and to provide indemnification and advancement rights substantially similar to those made available to directors, officers, employees and agents of a corporation incorporated under the Delaware General Corporation Law.

        Limitation on Special Meetings and Actions by Written Consent.    The operating agreement provides that special meetings of the holders of our shares may only be called by the chairman of the board of directors, the president, the chief executive officer or the board of directors, or by the secretary upon the written request of the holders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. In addition, the operating agreement provides that action may only be taken by written consent of holders of our shares if the unanimous written consent of all of the holders of our shares entitled to vote or consent to such matter is received. The inability of holders of our shares to easily call a special meeting or take action by written consent could render more difficult or discourage an attempt to obtain control of us.

        Advance Notice Requirements for Director Nominations and Proposals by Holders of Our Shares.    The operating agreement provides that nominations of individuals for election to the board of directors at an annual meeting of holders of our shares and the proposal of business to be considered at an annual meeting of holders of our shares may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   by a holder of our shares who was a holder of our shares of record both at the time of giving of notice by such holder of our shares as provided for in the operating agreement and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the operating agreement.

        With respect to special meetings of holders of our shares, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only:

          (1)   pursuant to our notice of the meeting,

          (2)   by or at the direction of our board of directors, or

          (3)   provided that the board of directors has determined that directors will be elected at the meeting, by a holder of our shares who was a holder of record both at the time of giving of notice by such holder as provided for in the operating agreement and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the operating agreement.

        The operating agreement provides that holders of our shares seeking to bring business before an annual meeting of holders of our shares or to nominate candidates for election as directors at an annual meeting of holders of our shares must generally provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of the mailing of the notice of the preceding year's annual meeting of holders of our shares. The operating agreement also provides that in the event we call a special meeting of holders of our shares for the purpose of electing one or more individuals to the board of directors, any holder of our shares seeking to nominate a candidate for election at that meeting must provide notice thereof to us in writing not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees for director to be elected at such meeting.

        Mergers and Sales of Assets.    Subject to the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect" below, the operating agreement provides that we may not merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or sell, lease or exchange all or substantially all of our property or assets, unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each class of our shares then outstanding and entitled to vote thereon, except that no vote by the holders of our shares is required in the case of a transaction described above under "—Grantor Trust" or, in general, any transaction involving any of our subsidiaries or their assets.

        Replacement of Our Manager.    The operating agreement provides that, if our management agreement is terminated and the board of directors determines that a replacement manager should be retained, the affirmative vote of a majority of the outstanding shares is required to retain such replacement manager.

        Amendment of the Operating Agreement.    The operating agreement (including the distribution provisions thereof) may be amended only by a majority vote of our board of directors, except that amending specified provisions of the operating agreement that relate to the following matters requires an affirmative vote of holders of at least a majority of the shares present in person or represented by proxy at a meeting of holders of our shares:

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  provisions requiring the approval by our board of directors and by the holders of at least a majority of our outstanding shares to increase the number of our authorized shares or the authorized number of any class of our shares;

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  provisions to the effect that, except as may otherwise be specified by our board of directors in establishing the terms of any class of our shares, each of our shares is entitled to one vote on all matters submitted for the approval of our shareholders, and giving our board of directors the right to reclassify shares into one or more classes or series;

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  the provisions described under "—Replacement of Our Manager" and "—Mergers and Sales of Assets";

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  some of the provisions described in the second paragraph under "—Provisions in the Operating Agreement that may have an Anti-Takeover Effect";

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  the provisions described in the first two bullet points of the first paragraph under "—Dissolution"; and

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  the provision of the operating agreement governing amendments thereof.

        As a result of its broad authority to amend the operating agreement, our board of directors could, in the future, choose to amend the operating agreement to include provisions that have the intention or effect of discouraging takeover attempts.

        In addition, the operating agreement gives our board of directors broad authority to effect amendments to the provisions of the operating agreement that can change many of the terms of our shares without the consent of holders of our shares. As a result, our board of directors may, without the approval of holders of our shares, make changes to many of the terms of our shares that are adverse to the holders of our shares.

Provisions in the Operating Agreement that may have an Anti-Takeover Effect

        Some of the provisions in the operating agreement described above could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:

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  allowing only our board or directors to fill newly created directorships;

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  requiring that directors may be removed only for cause (as defined in the operating agreement) and then only by a vote of at least two-thirds of the votes entitled to be cast in the election of directors;

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  requiring advance notice for holders of our shares to nominate candidates for election to our board of directors or to propose business to be considered by holders of our shares at a meeting of holders of our shares;

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  our ability to issue additional securities, including, but not limited to, preferred shares, without approval by holders of our shares;

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  a prohibition on any person directly or indirectly owning more than 9.8% in value or number of our shares, whichever is more restrictive;

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  the ability of our board of directors to amend the operating agreement without the approval of the holders of our shares except under certain specified circumstances; and

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  limitations on the ability of holders of our shares to call special meetings of holders of our shares or to act by written consent.

        In addition, the operating agreement contains provisions based on Section 203 of the Delaware General Corporation Law which in general prohibit us from engaging in a "business combination" with an "interested member" (as those terms are defined in the operating agreement), unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of each class of our outstanding shares, excluding shares held by the interested member or any affiliate of the interested member. However, if, as described in clause (1) of the following paragraph, a majority of our board of directors approves the transaction pursuant to which a person would have become an "interested member," such person will not be deemed an "interested member" and the foregoing prohibition on business combinations with such person will not apply.

        An "interested member" is, in general and subject to exceptions, (1) a person who is, or was at any time within the prior three-year period immediately prior to the date in question, the beneficial owner of 15% or more of our outstanding shares and who did not become the beneficial owner of such amount of shares pursuant to a transaction that was approved by a majority of our board of directors or (2) a person who is an assignee of, or has otherwise succeeded to, any of our shares of which an interested member was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933.

        A "business combination" includes, in general and among other things,

          (1)   any merger or consolidation of us or any of our subsidiaries with an interested member or any other person that is, or after that transaction would be, an affiliate of an interested member;

          (2)   any sale, lease, exchange, mortgage, pledge or transfer or other disposition, in one transaction or a series of transactions, to or with, or proposed by or on behalf of, an interested member or an affiliate of an interested member, of any property or assets of us or any of our subsidiaries having an aggregate fair market value of not less than 10% of our "net investment value;"

          (3)   the issue or transfer by us or any of our subsidiaries, in one transaction or a series of transactions, of any securities issued by us or that subsidiary to, or proposed by or on behalf of, an interested member or an affiliate of an interested member in exchange for cash, securities or other property having an aggregate fair market value of not less than 10% of our "net investment value;"

          (4)   any spin-off or split-up of any kind of us or any of our subsidiaries proposed by or on behalf of an interested member or any of its affiliates; or

          (5)   any reclassification of our shares or the securities of any of our subsidiaries or recapitalization of us or such subsidiary, or any merger or consolidation of us or such subsidiary with another subsidiary, or any other transaction that has the effect, directly or indirectly, of increasing the proportionate share of our outstanding shares or the securities of such subsidiary that are beneficially owned by an interested member or any of its affiliates.

        The operating agreement defines "net investment value" as, in general, the aggregate market value of our outstanding shares, plus the amount of our borrowings (other than intercompany borrowings), plus the value of certain future investments we have committed to make, less the amount of our cash and cash equivalents, subject to certain adjustments.

        Certain provisions of the management agreement also could make it more difficult for third parties to acquire control of us by various means, including limitations on our right to terminate the management agreement and a requirement that, under certain circumstances, we make a substantial payment to the Manager in the event of a termination.

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer (either separately or together with other securities offered by this prospectus) depositary shares representing fractional interests in the preferred shares of any class or series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement (a "deposit agreement") with a bank, trust company or other financial institution, as depositary (with respect to such deposit agreement, the "Depositary"), all as described in the prospectus supplement or free writing prospectus relating to the particular issue of depositary shares. Depositary shares will be evidenced by depositary receipts ("depositary receipts") issued pursuant to the related deposit agreement. The form of deposit agreement, including the form of depositary receipt for the applicable depositary shares, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of some of the terms of the depositary shares, depositary receipts and deposit agreements and the summary of some of the terms of the particular depositary shares and the related depositary receipts and deposit agreement described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular depositary shares and the related depositary receipts and deposit agreement, which you may obtain as described under "Where You Can Find More Information."

        The following description of depositary shares contains certain general terms and provisions of the depositary shares and the related depositary receipts and deposit agreement to which any prospectus supplement or free writing prospectus may relate. Certain other terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus or free writing prospectus.

General

        We may, at our option, elect to offer interests in fractional preferred shares of any class or series, rather than full preferred shares. In the event such option is exercised, we will deposit preferred shares of such class or series with a Depositary and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred shares.

        The preferred shares of any class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary, which shall be a bank, trust company or other financial institution selected by us having an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred shares represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        Depositary shares may be issued in respect of preferred shares of any class or series. Upon the issuance of any such preferred shares, we will deposit such preferred shares with the relevant Depositary and will cause the Depositary to issue, on our behalf, the related depositary receipts.

        Reference is made to the applicable prospectus supplement or free writing prospectus relating to the depositary shares offered thereby for their specific terms, including, where applicable:

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  the terms of the class or series of preferred shares deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred shares represented by one such depositary share;

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  whether such depositary shares will be listed on any securities exchange; and

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  any other specific terms of such depositary shares and the related deposit agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Distributions

        The Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Shares

        If a class or series of preferred shares represented by depositary shares is redeemable at our option and is to be redeemed, in whole or in part, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The depositary shares will be redeemed by the Depositary at a price per depositary share equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred shares so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred shares represented by depositary shares are subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred shares represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of such preferred shares from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred shares. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Any holder of depositary receipts may, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), receive the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary receipts. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred shares and must surrender depositary receipts evidencing depositary shares that in turn represent such whole preferred shares. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement or free writing prospectus, but holders of such whole preferred shares will not thereafter be entitled to deposit such preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred shares are entitled to vote, the applicable Depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts relating to such class or series of preferred shares. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the relevant class or series of preferred shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by such depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such preferred shares.

Conversion and Exchange of Preferred Shares

        If the preferred shares represented by depositary shares are exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred shares held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred shares so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred shares are to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred shares represented by depositary shares are convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred shares represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement or free writing prospectus. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred shares, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred shares. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement automatically terminates if:

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  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

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  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

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  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant class or series of preferred shares or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred shares.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue (either separately or together with other securities) warrants for the purchase of common shares, or "common share warrants," warrants for the purchase of preferred shares, or "preferred share warrants," warrants for the purchase of depositary shares, or "depositary share warrants," and warrants for the purchase of debt securities (including guaranteed debt securities), or "debt security warrants" and, together with the common share warrants, preferred share warrants and depositary share warrants, "warrants." The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement or free writing prospectus relating to the particular issue of warrants. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, which you may obtain as described under "Where You Can Find More Information."

        The following description of the warrants provides certain general terms and provisions of the warrants and the related warrant agreements to which any prospectus supplement or free writing prospectus may relate. Certain other terms of any warrants and the related warrant agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement or free writing prospectus.

General

        Reference is made to the applicable prospectus supplement or free writing prospectus for the terms of the warrants to be offered, including (where applicable):

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  the title and aggregate number of the applicable warrants;

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  the number of common shares, preferred shares or depositary shares or the amount of debt securities, as the case may be, that may be purchased upon exercise of each warrant;

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  the price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or debt securities, as the case may be, may be purchased upon exercise of each warrant;

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  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

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  any minimum or maximum number of warrants that are exercisable at any one time;

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  the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of those warrants;

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  the terms of any mandatory or optional redemption provisions relating to the warrants;

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  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable;

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  the identity of the warrant agent; and

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  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement or free writing prospectus. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement or free writing prospectus. The applicable prospectus supplement or free writing prospectus will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common share warrants, preferred share warrants or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive distributions, if any, on our shares.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase common shares, preferred shares, depository shares or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.

        The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. Certain other terms of any subscription rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see "Where You Can Find More Information." We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

General

        Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):

  •
  the price, if any, for the subscription rights;

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  the exercise price payable for each common share, preferred share, depositary share or debt security upon the exercise of the subscription rights;

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  the number of subscription rights issued;

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  the number and terms of the common shares, preferred shares or depositary shares or the amount and terms of the debt securities which may be purchased per subscription right;

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  the extent to which the subscription rights are transferable;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

        Each subscription right will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement or free writing prospectus. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement or free writing prospectus. The applicable prospectus supplement or free writing prospectus will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of subscription rights to purchase common shares, preferred shares or depositary shares will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive distributions, if any, on our shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series may have the benefit of guarantees (each, a "Guarantee"), by one or more of our subsidiaries (each, a "Guarantor"). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral or that have the benefit of one or more Guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more of our subsidiaries pursuant to the applicable indenture (as defined below); the term "secured debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term "unsecured debt securities" means any debt securities that are not secured debt securities; and the term "debt securities" includes both unsecured debt securities and secured debt securities.

        The debt securities (other than guaranteed debt securities) will be issued under one or more indentures, each to be entered into by us and a trustee, and the guaranteed debt securities will be issued under one or more other indentures, each to be entered into by us, one or more Guarantors and a trustee. The trustee shall be Wells Fargo Bank, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the "indenture" and the "trustee" refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities and, if applicable, any Guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act of 1939."

        The following summary of selected provisions of the indenture, the debt securities and the Guarantees is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the Guarantees of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see "Where You Can Find More Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus.

        Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to "KKR Financial," "we," "our company," "us" and "our" and other similar references mean KKR Financial Holdings LLC, excluding its subsidiaries.

        The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the Guarantees of the debt securities of that series to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series and, if applicable, any Guarantees of the debt securities of that series in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, any Guarantees of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

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  the title of the series of debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  the price or prices at which debt securities of the series will be issued;

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  the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

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  the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

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  the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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  the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

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  the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

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  the terms of any sinking fund or analogous provision;

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  if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

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  any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

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  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

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  whether any debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

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  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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  the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

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  the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form ("registered debt securities") or $5,000, in the case of bearer debt securities;

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  the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

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  if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

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  whether the debt securities of the series will be guaranteed by any Guarantors and, if so, the names of the Guarantors of the debt securities of the series and a description of the Guarantees;

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  if the debt securities of the series or, if applicable, any Guarantees of those debt securities will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

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  any listing of the debt securities on any securities exchange; and

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  any other terms of the debt securities of the series and, if applicable, any Guarantees of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

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  register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

  •
  exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Ranking of Debt Securities

        The unsecured debt securities of each series will be our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. The secured debt securities of each series will be our unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness, except that the secured debt securities of any series will effectively rank senior to our unsecured and unsubordinated indebtedness in respect of claims against the collateral that is pledged to secure those secured debt securities.

        The debt securities will be our obligations exclusively. We are a holding company and substantially all of our consolidated assets are held and substantially all of our consolidated revenues are generated by our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide cash to us, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities (except, in the case of any subsidiary that has guaranteed any debt securities, its obligations under its Guarantee of those debt securities for so long as that Guarantee remains in effect) or to make any funds available to us. Certain debt and security agreements entered into by certain of our subsidiaries contain various restrictions, including restrictions on payments and loans by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to additional contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

        The unsecured debt securities will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of our secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amounts owed by us under our unsecured indebtedness, including the unsecured debt securities, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit our ability to incur secured indebtedness.

        The unsecured debt securities (other than any unsecured debt securities that have been guaranteed by any of our subsidiaries for so long as the Guarantees of those debt securities remain in effect) will be effectively subordinated to all existing and future liabilities and preferred equity of our subsidiaries. These liabilities may include indebtedness, trade payables, other guarantees, lease obligations, swaps and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of unsecured debt securities, to participate in the assets of any subsidiary upon that subsidiary's bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject (except in the case of any subsidiary that has guaranteed any unsecured debt securities for so long as its Guarantee of those debt securities remains in effect) to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one or more of our subsidiaries, our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any of our subsidiaries to incur additional secured or unsecured indebtedness, guarantees or other liabilities.

Guarantees

        The debt securities of any series may be guaranteed by one or more of the following subsidiaries: KKR Financial Holdings, Inc., a Delaware corporation, KKR Financial Holdings II, LLC, a Delaware limited liability company, KKR Financial Holdings III, LLC, a Delaware limited liability company, and KKR Financial Holdings IV, LLC, a Delaware limited liability company. However, the indenture governing the guaranteed debt securities will not require that any of the foregoing subsidiaries be a Guarantor of any series of guaranteed debt securities and will permit us to appoint other Guarantors for any series of guaranteed debt securities in addition to or instead of any of the foregoing subsidiaries. As a result, the Guarantors of any series of guaranteed debt securities may differ from the Guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor's obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

        Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

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  DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be,

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  we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

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  an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

        Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither we nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

        The debt securities of any series and the Guarantees, if any, of the debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

        The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

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  either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or which shall have received the transfer of assets shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

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  immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

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  the trustee shall have received the officers' certificate and opinion of counsel called for by the indenture.

        In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

          (1)   default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

          (2)   default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in our common shares or other securities or property);

          (3)   default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

          (4)   default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

          (5)   default in the performance, or breach, of any other covenant or warranty applicable to us or, if the debt securities of that series are guaranteed debt securities, any Guarantor of the debt securities of that series, as the case may be, in the indenture or in any debt security of that series or, if the debt securities of that series are guaranteed debt securities, in any Guarantee of the debt securities of that series, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 60 days after notice to us and, if the debt securities of that series are guaranteed debt securities, the Guarantors of such debt securities by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

          (6)   default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

          (7)   failure by us or any of our Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $60.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

          (8)   if the debt securities of that series are guaranteed debt securities, the Guarantee of the debt securities of that series by any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the terms of the debt securities of that series;

          (9)   specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

         (10)  any other Event of Default established for the debt securities of that series.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

        The indenture provides that if an Event of Default (other than an Event of Default specified in clause (9) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (9) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (9) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (9) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

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  such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

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  such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

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  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        The indenture permits us, any Guarantors party to such indenture and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

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  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

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  reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

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  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

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  adversely affect any right of repayment or repurchase of any debt securities at the option of any holder;

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  change any place where or the currency in which debt securities are payable;

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  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms;

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  make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

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  reduce the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences;

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  if the indenture relates to guaranteed debt securities, release any Guarantor from any of its obligations under any of its Guarantees or the indenture, except in accordance with the terms of the indenture; or

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  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

        The indenture also contains provisions permitting us, any Guarantors party to such indenture and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

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  to evidence the succession of another person to us or, if applicable, any Guarantor under the indenture and the assumption by that successor of our covenants or the covenants of such Guarantor, as the case may be, contained in the indenture and in the debt securities or, if applicable, the Guarantees issued under the indenture, as the case may be;

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  to add to our covenants or, if applicable, the covenants of any Guarantor for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us or, if applicable, any Guarantor in the indenture with respect to all or any series of debt securities issued under the indenture;

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  to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

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  to establish the form or terms of debt securities of any series and any related coupons and, if applicable, any Guarantees of those debt securities, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and to establish, if applicable, the Guarantors of the debt securities of such series and the terms of the Guarantees of such debt securities, and to establish any provisions with respect to any security or other collateral for such debt securities or, if applicable, Guarantees, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

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  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

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  to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

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  to add any additional Events of Default with respect to all or any series of debt securities;

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  to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

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  if the indenture provides for the issuance of guaranteed debt securities, to add additional Guarantees or additional Guarantors in respect of all or any debt securities, and to evidence the release and discharge of any Guarantor from its obligations under its Guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture; or, in the case of any other indenture, to add guarantees or guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture;

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  to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture or all or any Guarantees or other guarantees of the debt securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities, Guarantees or other guarantees in accordance with the terms of the indenture;

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  to make any change to the indenture or any debt securities or Guarantees to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities or Guarantees;

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  in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

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  to amend or supplement any provision contained in the indenture or in any debt securities or, if applicable, Guarantees, provided that such amendment or supplement does not apply to any outstanding debt securities or any Guarantees of any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

  •
  either

            (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

            (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

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  we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

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  the trustee has received an officers' certificate and an opinion of counsel called for by the indenture.

        At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each Guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the debt securities of that series and all of its other obligations under indenture in respect of the debt securities of that series, without any action by us, any Guarantor or the trustee and without the consent of the holders of any debt securities. If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay, and any Guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the applicable indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such debt securities and under the indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

  •
  to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for:

            (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

            (2)   the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

            (3)   certain other limited obligations.

  •
  to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each Guarantor of the debt securities of such series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the debt securities of such series and all of its other obligations under indenture in respect of the debt securities of that series, without any action by us, any Guarantor or the trustee and without the consent of the holders of any debt securities. If we effect defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay, and any Guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such debt securities and under the indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the indenture;

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  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

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  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

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  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

        As used in the indenture, the following terms have the meanings specified below:

        The term "Corporation" includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term "corporation" means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

        "Non-recourse Debt" means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

        "Person" or "person" means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Significant Subsidiary" means, as of any date of determination, a Subsidiary of ours that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

        The indenture (including any Guarantees) and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

        The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

        Wells Fargo Bank, National Association may act as trustee under one or more of the indentures. Wells Fargo Bank, National Association provides commercial banking services to us in the ordinary course of business.

 DESCRIPTION OF SHARE PURCHASE CONTRACTS
AND SHARE PURCHASE UNITS

        We may offer share purchase contracts and share purchase units either separately or together with other securities offered hereby. The applicable prospectus supplement or free writing prospectus will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, any prepaid securities (as defined below). The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts or share purchase units will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The foregoing summary of some of the terms of the share purchase contracts and share purchase units and the summary of some of the terms of the particular share purchase contracts and share purchase units and, if applicable, any related pledge or depositary agreements described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, which you may obtain as described under "Where You Can Find More Information."

        The following description of the share purchase contracts and share purchase units provides certain general terms and provisions of the share purchase contracts and share purchase units to which any prospectus supplement or free writing prospectus may relate. Certain other terms of any share purchase contracts or share purchase units, as the case may be, and, if applicable, any related pledge or depositary agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any share purchase contracts or share purchase warrants or, if applicable, any related pledge or depositary agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement or free writing prospectus.

        We may issue share purchase contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of our common shares at a future date or dates. The consideration per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and our preferred shares, our depositary shares, our debt securities, debt obligations of third parties (including U.S. Treasury securities), any other security described in the applicable prospectus supplement or free writing prospectus, or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract. Each share purchase contract and any related pledge or depositary agreement will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters or dealers;

  •
  through agents; or

  •
  directly to purchasers.

The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        We will describe in a prospectus supplement or a free writing prospectus the particular terms of the offering of the securities, including the following:

  •
  the method of distribution of the securities offered thereby;

  •
  the names of any underwriters or agents;

  •
  the proceeds we will receive from the sale;

  •
  any discounts and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the applicable securities may be listed.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us. We may also sell securities through agents or dealers designated by us. We also may sell securities directly, in which case no underwriters or agents would be involved.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We and, in the case of offerings of guaranteed debt securities, the applicable Guarantors may have agreements with the underwriters, dealers and agents involved in the offering of the securities to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us or our subsidiaries or other affiliates (including, without limitation, any Guarantors) in the ordinary course of their businesses.

        In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on such securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

        Some or all of the securities may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

        Certain federal income tax matters in connection with the securities have been passed on for us by Hunton & Williams LLP. Richards, Layton & Finger, P.A. have passed upon the validity of the common shares and the preferred shares. Andrew J. Sossen, Esq., our General Counsel and Secretary, has passed upon the validity of the deposit agreements relating to depository shares, warrants, subscription rights, debt securities, guarantees, share purchase contracts and share purchase units offered hereby under the laws of the State of New York. Andrew J. Sossen, Esq., owns 35,000 of our common shares. Sidley Austin LLP has provided certain legal services to us in connection with this prospectus. Paul C. Pringle and Eric S. Haueter, both partners of Sidley Austin LLP, beneficially own approximately 12,286 and 2,313 of our common shares, respectively.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, and Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, effective January 1, 2007), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus is a part, with respect to the securities to be sold pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to us and the securities to be sold pursuant to this prospectus, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and in the documents incorporated and deemed to be incorporated by reference herein or in any prospectus supplement or free writing prospectus as to the contents of any contract or other document do not purport to be complete and, where that contract or document is an exhibit to the registration statement or an exhibit to a document incorporated or deemed to be incorporated by reference in the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits to the registration statement, and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of the registration statement, including the exhibits, and the other documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at http://www.sec.gov. You may also inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. We are subject to the information and reporting requirements of the Exchange Act, and file periodic reports, proxy statements and other information with the SEC.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus we may provide to you in connection with an offering of securities pursuant to this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the document listed below that we have filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2008.

        You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

KKR Financial Holdings LLC
555 California Street, 50th Floor
San Francisco, California 94104
Attention: Investor Relations
(415) 315-3620

$125,000,000

KKR Financial Holdings LLC

        % Convertible Senior Notes due 2017

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Citi

J.P. Morgan

KKR Capital Markets LLC

January     , 2010